    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1998


                                                      REGISTRATION NO. 333-62489
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                AMDIV.COM, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


               NEVADA                                6211                              86-0854150
     (STATE OR JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)


                      10900 WILSHIRE BOULEVARD, 9TH FLOOR
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 209-5090
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            JAMES BUCHANAN REA, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                AMDIV.COM, INC.

                      10900 WILSHIRE BOULEVARD, 9TH FLOOR
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 209-5090
      (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE OF PROCESS)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATION TO:


              MICHAEL B. JEFFERS, ESQ.                               GERALD A. EPPNER, ESQ.
         JEFFERS, WILSON, SHAFF & FALK, LLP                       CADWALADER, WICKERSHAM & TAFT
         18881 VON KARMAN AVENUE, SUITE 1400                             100 MAIDEN LANE
              IRVINE, CALIFORNIA 92612                                 NEW YORK, NY 10038
                   (949) 660-7700                                        (212) 504-6323


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as reasonably practicable after the effective date of this Registration
                                   Statement


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING         REGISTRATION
TO BE REGISTERED                           REGISTERED              PER SHARE                PRICE(1)                  FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(2)......        1,993,334                 $14.00               $27,906,676              $15,061.00
-----------------------------------------------------------------------------------------------------------------------------------
          Total....................        1,993,334                                      $27,906,676              $15,061.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee, pursuant to rule 457(a) under the Securities Act.


(2) Assumes full exercise of an option granted to the Underwriters to purchase up to 260,000 shares of Common Stock to cover over-allotments, if any.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                   BETWEEN ITEMS OF FORM SB-2 AND PROSPECTUS


                  ITEM IN FORM SB-2                                LOCATION IN PROSPECTUS
                  -----------------                                ----------------------
Front of Registration Statement and outside
  front cover of Prospectus..........................  Facing Page; Cross Reference Sheet; Outside
                                                       Front Cover Page
Inside Front and Outside Back Cover Page
  of Prospectus......................................  Inside Front Cover Page; Outside Back Cover
                                                       Page
Summary Information and Risk Factors.................  PROSPECTUS SUMMARY; RISK FACTORS
Use of Proceeds......................................  PROSPECTUS SUMMARY; RISK FACTORS; USE OF
                                                       PROCEEDS
Determination of Offering Price......................  UNDERWRITING
Dilution.............................................  DILUTION
Selling Security Holders.............................  Not Applicable
Plan of Distribution.................................  Inside Front Cover Page; SECURITY OWNERSHIP OF
                                                       MANAGEMENT AND CERTAIN SECURITYHOLDERS;
                                                       UNDERWRITING
Legal Proceeding.....................................  DESCRIPTION OF BUSINESS -- Legal Proceedings
Directors, Executive Officers, Promoter and Control
  Persons............................................  DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
                                                       EMPLOYEES
Security Ownership of Certain Beneficial Owners and
  Management.........................................  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                                                       SECURITY HOLDERS
Description of Securities............................  Outside Front Cover Page; CAPITALIZATION;
                                                       DESCRIPTION OF SECURITIES; UNDERWRITING
Interest of Named Experts and Counsel................  LEGAL MATTERS; EXPERTS
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities.....................  DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
                                                       EMPLOYEES
Organization Within Last Five Years..................  DESCRIPTION OF BUSINESS; DIRECTORS, EXECUTIVE
                                                       OFFICERS AND CERTAIN EMPLOYEES; INTEREST OF
                                                       MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
Description of Business..............................  PROSPECTUS SUMMARY; DESCRIPTION OF BUSINESS
Management's Discussion and Analysis or Plan of
  Operations.........................................  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                                       FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Description of Property..............................  DESCRIPTION OF PROPERTIES
Certain Relationships and Related Transactions.......  INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN
                                                       TRANSACTIONS
Market for Common Equity and Related Shareholder
  Matters............................................  RISK FACTORS; DESCRIPTION OF SECURITIES;
                                                       UNDERWRITING
Executive Compensation...............................  REMUNERATION OF DIRECTORS AND OFFICERS --
                                                       Executive Compensation

                  ITEM IN FORM SB-2                                LOCATION IN PROSPECTUS
                  -----------------                                ----------------------
Financial Statements.................................  CONSOLIDATED FINANCIAL STATEMENTS
Changes in and Disagreement With Accountants on
  Accounting and Financial Disclosure................  Not Applicable
Indemnification of Directors and Officers............  Information not required in Prospectus;
                                                       Indemnification of Directors and Officers
Other Expenses of Issuance and Distribution..........  Information not required in the Prospectus;
                                                       Other Expenses of Issuance and Distribution
Recent Sales of Unregistered Securities..............  Information not required in Prospectus; Recent
                                                       Sales of Unregistered Securities
Exhibits.............................................  Information not required in the Prospectus;
                                                       Exhibits
Undertakings.........................................  Information Not Required in Prospectus;
                                                       Undertakings

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1998

PROSPECTUS

                                      LOGO

                                1,733,334 SHARES
                          COMMON STOCK (NO PAR VALUE)
                            ------------------------


     amdiv.com, inc., formerly American Diversified Holdings, Inc. (the "Company"), is offering hereby 1,733,334 shares of the Company's Common Stock, no par value (the "Common Stock"). As of the date of this Prospectus, the Company has one class of stock outstanding, the Common Stock offered hereby. Except as otherwise indicated, all share information for 1998 and per share information for the periods presented reflect the 1:10 reverse stock split on May 26, 1998; the 1:2 reverse stock split on August 20, 1998; and the conversion of 5,000,000 shares of outstanding Series A Preferred Stock into 1,666,611 shares of Common Stock in October 1998.



     Prior to this offering (the "Offering"), there has been no public market for the Company's Common Stock and there can be no assurance that any such market will develop. It is currently anticipated that the initial public offering price will be $14.00 per share (the "Price to Public"). The Company's Common Stock has been approved for quotation on the NASDAQ National Market under the symbol "AMDV," subject to the completion of this Offering and payment of the initial listing fee. The Price to Public for the Common Stock offered hereby has been determined arbitrarily by negotiations between the Company and the Underwriters and does not necessarily bear any relationship to the Company's results of operations, net worth, prospects, or other commonly recognized criteria of value. See "Risk Factors" and "Underwriting."


     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AS WELL AS IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                UNDERWRITING DISCOUNTS             PROCEEDS TO
                                     PRICE TO PUBLIC              AND COMMISSIONS(1)                COMPANY(2)
-----------------------------------------------------------------------------------------------------------------------
Per Share....................               $                             $                             $
-----------------------------------------------------------------------------------------------------------------------
Total(3).....................               $                             $                             $
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------



(1) Excludes value of warrants to be issued to Nutmeg Securities, Ltd. (the "Representative") to purchase, at a purchase price representing a premium of 20% over the Price to Public, such number of shares of the Company's Common Stock equal to ten percent of the total number of shares placed by and sold through the Representative in this Offering (the "Representative's Warrants"). The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."



(2) Before deducting expenses of this Offering payable by the Company estimated at $242,000.



(3) The Company has granted the Underwriters an option exercisable within 45 days after the date of this Prospectus to purchase up to 260,000 shares of Common Stock, on the same terms and conditions set forth above to cover over-allotments, if any (the "Underwriters' Over-Allotment Option"). If the Underwriters' Over-Allotment Option is exercised in full, the total Price to Public, underwriting discount and net proceeds to the Company will be
    approximately $          , $          and $          , respectively. See
    "Underwriting."


     The shares of Common Stock offered hereby are offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders, in whole or in part, and subject to certain other conditions. It is expected that the shares of the Common Stock
will be ready for delivery on or about                , 1998, against payment in
immediately available funds.
                            ------------------------


                            Nutmeg Securities, Ltd.


                THE DATE OF THIS PROSPECTUS IS DECEMBER   , 1998

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................     1
  The Company...............................................     1
  Introduction..............................................     1
  Securities Brokerage and Related Services.................     1
  Investment Management and Mutual Funds....................     2
  Market Overview...........................................     2
  Business Strategies.......................................     2
  The Offering..............................................     5
RISK FACTORS................................................     6
  Limited Operating History and Losses From Operations
     Creates Uncertainty About Future Results...............     6
  Delay in Commencing Operations............................     6
  Regulation................................................     6
  Need for Additional Capital...............................     7
  Dependence on Computer Systems............................     7
  Dependence on Intellectual Property Rights................     8
  Volatile Nature of Securities Business....................     8
  Risks Associated with International Operations............     8
  Risk Associated with Foreign Exchange Rate Fluctuations
     and Introduction of the Euro...........................     9
  Rapidly Evolving Markets..................................    10
  Risks Associated with New Products and New Markets........    10
  Dependence on Key Management and Principal Consultants....    11
  Management of Growth......................................    11
  Risks Associated with Strategic Acquisitions and
     Relationships..........................................    11
  Lack of Trademark Protection..............................    11
  Immediate and Substantial Dilution........................    11
  Potential for Security Compromises........................    11
  Effect of Net Capital Requirements........................    12
  Broad Discretion in the Use of Proceeds...................    12
  No Assurance of Public Trading Market or Continued Listing
     on NASDAQ; Possible Volatility of Stock Price..........    12
  Shares Eligible for Future Sale...........................    13
  Litigation and Potential Securities Laws Liability........    13
  Dependence on Cash Inflows to Mutual Funds................    14
  Dependence on Systems and Third Parties...................    14
  Competition...............................................    14
THE COMPANY.................................................    15
  General...................................................    15
  Organizational Structure..................................    15
USE OF PROCEEDS.............................................    17
  Restricted Proceeds.......................................    17
DILUTION....................................................    19
DIVIDEND POLICY.............................................    20
CAPITALIZATION..............................................    21
DESCRIPTION OF BUSINESS.....................................    22
  General...................................................    22
  Securities Brokerage and Related Services.................    22
  Investment Management and Mutual Funds....................    23
  The Business Opportunity..................................    24

                                                              PAGE
                                                              ----
  Securities Industry Developments in Germany...............    25
  Business Strategies.......................................    26
  Development of Products and Services......................    27
  Marketing.................................................    30
  Customer Service..........................................    31
  Competition...............................................    31
  Government Regulation.....................................    33
  Net Capital Requirements; Liquidity.......................    34
  Employees.................................................    35
  Systems...................................................    35
  Servicemark Application...................................    36
  Legal Proceedings.........................................    36
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.......    37
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS....    37
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
  STATEMENTS................................................    38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATION..................................    39
  Plan of Operation.........................................    39
  ADAM's Historical Operations..............................    39
  Year 2000 Compliance......................................    41
DESCRIPTION OF PROPERTY.....................................    42
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.....    42
  Management................................................    42
  Principal Advisors........................................    44
  ADAG's Executive Team.....................................    44
  Management Committees.....................................    45
  Limitation of Directors and Officers' Liability and
     Indemnification........................................    45
REMUNERATION OF DIRECTORS AND OFFICERS......................    46
  Executive Compensation....................................    46
  Employment Agreements.....................................    46
  1998 Stock Option and Incentive Plan......................    47
  Stock Option Grants.......................................    48
  Individual Grants.........................................    48
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
  SECURITYHOLDERS...........................................    49
  Preferred Stock...........................................    49
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS...    50
DESCRIPTION OF SECURITIES...................................    50
  General...................................................    50
  Common Stock..............................................    51
  Preferred Stock...........................................    51
SHARES ELIGIBLE FOR FUTURE SALE.............................    52
UNDERWRITING................................................    53
LEGAL MATTERS...............................................    55
EXPERTS.....................................................    55
ADDITIONAL INFORMATION......................................    55
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................   F-1

                               PROSPECTUS SUMMARY

     The summary information below should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing elsewhere in this Prospectus. Capitalized terms used herein shall have the definitive meanings assigned to them in the text below.


     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act. Forward-looking statements may be found throughout this Prospectus, particularly under the captions "Prospectus Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Description of Business." Such forward-looking statements are indicated by the use of such words as "intends," "expects," "may," "anticipates," "estimates," "desires," "believes" and similar expressions. Actual results may differ from those described by forward-looking statements as a result of many risks and uncertainties, including, but not limited to, those described under the captions "Risk Factors." Prospective investors are advised not to rely upon forward-looking statements, but rather base their investment decisions on actual results to date.


                                  THE COMPANY

INTRODUCTION



     amdiv.com, inc., a Nevada corporation (the "Company"), is a development stage enterprise formed on February 5, 1997, to capitalize on the growing demand for financial services and products in Germany and other European Union ("EU") countries. The Company will provide financial services consisting mainly of global on-line discount brokerage services, full service securities brokerage, securities underwriting, mutual fund distribution and asset management services to individual and institutional investors in Germany and other EU countries, and the United States. The Company has developed proprietary technology, systems and software to provide retail and professional investors with a multi-lingual, multi-currency, user-friendly, cost effective, and secure state-of-the-art electronic trading platform that will, usually within seconds, execute trades on leading European and U.S. stock exchanges and trading markets from a desktop terminal using one account from most locations throughout the world. See "Risk Factors -- Dependence on Intellectual Property Rights." In addition to on-line brokerage services available under the domain names "amdiv.de" and "eu-trade.de," the Company is developing a family of mutual funds and plans to underwrite and be a selling group participant of initial public offerings by EU and U.S. companies. The Company and its subsidiaries have assembled a staff of management, brokerage, asset management and marketing personnel, including former employees of major German banks. See "Risk Factors -- Dependence on Key Management and Principal Consultants."



SECURITIES BROKERAGE AND RELATED SERVICES



     Through its German subsidiary, American Diversified AG ("ADAG"), the Company will begin providing securities brokerage services to individual investors and institutions in Europe through the Internet, direct dial-up terminals and ADAG's registered representatives, after ADAG has received a full banking license in Germany, which is expected to occur in the first quarter of 1999. The Company will offer trade execution for stocks, mutual funds, options and bonds, as well as market data and research tools to investors in Europe. The Company's U.S. broker-dealer subsidiary will act as the introducing broker for all transactions involving U.S. securities that are executed through the Company in the U.S. The electronic infrastructure and primary systems necessary to operate the Company's securities brokerage business are currently in place and are substantially operational. In addition to offering securities brokerage services, the Company plans to engage in underwriting initial public offerings of small to medium-sized European companies, especially in Germany. The Company cannot provide any assurance or guarantee that the regulatory approvals necessary for the Company to commence its planned securities brokerage business will be given in a timely manner or at all. See "Risk Factors -- Delay in Commencing Operations."



     The Company believes it has developed substantial name recognition through the aggressive advertisement of ADAG's services during the last six months. ADAG has received over 10,000 applications for new accounts during the last six months through the aggressive advertisement of its services in Germany, although

ADAG does not intend to take orders or otherwise commence its brokerage business in Germany until it has received a full banking license.



INVESTMENT MANAGEMENT AND MUTUAL FUNDS



     Through its U.S. subsidiaries, American Diversified Asset Management, Inc. ("ADAM") and amdiv securities, inc. ("ASI"), the Company is engaged in the management and distribution in the U.S. of the American Diversified Global Value Fund, a value based equity fund that is a series portfolio of American Diversified Funds, Inc., an open-end investment company registered under the Investment Company Act of 1940. The Company currently has a new mutual fund series portfolio in registration, the American Diversified International Value Fund, (collectively with the Global Value Fund, the "Funds"). The Funds are managed by ADAM, based on Benjamin Graham's "value investment" principles. Mr. Graham authored "Security Analysis" and "The Intelligent Investor," which are recognized texts on the fundamental value of common stocks. Ladas & Hulings, Inc. ("Ladas & Hulings"), a leader in global value investing with over 25 years of experience, became sub-advisor to the Global Value Fund in April 1998 and provides the day-to-day investment management (sub-advisory services) for the Funds.



     The Company is in the process of registering an umbrella fund, American Diversified Funds plc, in Ireland under the Undertaking for Collective Investments in Transferrable Securities ("UCITS") directive for distribution in the EU, which will offer three sub-fund portfolios: the Global Value, International Value, and SmallCap Value portfolios. Marketing and distribution services are expected to be provided in Germany and other EU countries through ADAG and contemplated alliances with medium-sized banks, broker-dealers and insurance agents. See "The Company -- Organizational Structure."



MARKET OVERVIEW



     The Company believes that there is a new and growing market in the EU for multi-lingual and cross-border financial services and products primarily due to the following factors: (i) the planned transition in 1999 to a single European currency, the EURO; (ii) implementation of regulatory reforms in Germany and other EU countries, which have removed substantial barriers to entry into the securities brokerage market; (iii) implementation of the UCITS directive in October 1989, which was designed to create a single EU mutual funds market and has expanded the range of available funds for distribution in Europe; (iv) the continuing growth of the mutual fund market; and (v) the Xetra(R) electronic trading system of the Frankfurt Stock Exchange, which has expanded the number of tradeable instruments and execution possibilities for electronic securities trading. The integration of other major European stock exchanges into this system and NASDAQ's reported interest in participating, creates the possibility of a Pan-European stock market for the future. In addition, regulatory reforms in Germany and other EU countries have enabled smaller financial services companies to compete for investment dollars traditionally flowing to savings account deposits at commercial banks. Management believes that an international financial services group with offices in both the United States and Europe can attract a diverse clientele, including institutional investors, banks, and individual investors. See "Description of Business -- The Business Opportunity."


BUSINESS STRATEGIES


     The Company's ability to implement its business strategies successfully is dependent on obtaining a full banking license in Germany and approval for conducting expanded brokerage activities in the U.S., successfully establishing customer accounts, fully integrating its international systems and links to the major European and U.S. stock exchanges and trading markets, and a variety of other internal and external factors. See "Risk Factors." The Company is a development-stage enterprise and the success of the business strategies cannot be fully known until the Company has commenced full operations. There can be no assurance that the Company will successfully implement its business strategies or achieve its operational goals.

     The Company seeks to exploit the opportunities created primarily as a result of regulatory reforms and changing conditions in the financial services industry generally, and particularly in Germany and other EU countries, and to expand its market share by pursuing the following five key strategies:



     - Market Distinct Brands. ADAG will market distinct brands of financial products with a range of services and commission rate structures designed to attract specific groups of investors in Europe. The Company believes that, by tailoring products and services for customers within specific demographic categories, ADAG can attract a broader range of investors seeking brokerage services at discount prices. ADAG will offer discount on-line brokerage services in Europe under the EU TRADE(TM) brand name, which has been created for European investors seeking simple and efficient execution services at the lowest possible transaction cost, and European investors who are comfortable with the Internet and prefer to trade exclusively through electronic communications in exchange for low-priced trade executions. EU TRADE(TM) is designed to be the first global on-line brokerage system and will provide European clients with access to multiple securities markets using a single account. The tradename AMERICAN DIVERSIFIED(R) has been created to designate ADAG's system that provides high net-worth customers with a full range of brokerage services, private asset management and mutual fund products, and underwriting services. AMDIV.PRONET(TM) is the tradename of a technologically advanced financial system that will provide ADAG's correspondent European brokerage firms and financial institutions with special terminals to access the major European and U.S. stock markets through the Company's integrated computer network.



     - Create Technologically Innovative Solutions to Investor Needs. Since April 1997, the Company has worked on the development of its integrated electronic systems, which combine the Company's newly developed software with existing electronic services in the U.S. and Europe. EU TRADE(TM) and AMDIV.PRONET(TM) each comprise a single-source trading system for U.S. and European stocks, which offer immediate execution services. The "Dial-In" feature of AMDIV.PRONET(TM) provides institutional correspondents with a secure link to Europe's and the U.S.'s leading stock exchanges and trading markets using special terminals, which enable direct access through the Company's integrated computer network. The Company is actively pursuing additional technologies to service the rapidly evolving financial services industry. See "Description of Business -- Development of Products and Services" and "Risk
       Factors -- Dependence on Intellectual Property Rights."



     - Provide Transaction Value to Investors. The Company strives to offer investors transaction value by providing specified services at prices that are among the lowest in the discount brokerage industry. EU TRADE(TM) will be offered at a flat commission rate on Internet-only trades for equity orders having a market value of up to EURO 11,000. AMERICAN DIVERSIFIED(R) will provide investors with access to trained registered representatives and other customized services for a fee equal to .44% of the order volume for each equity order. Through more efficient operations, synergies of strategic alliances, increasing volume and the use of advanced technology, the Company strives to minimize costs, which are designed to allow the Company to offer what it believes are some of the best transaction values in the industry. See "Description of Business -- Development of Products and Services" and "Description of Business -- Competition".



     - Expand Mutual Fund Products and Distribution. The Company has been expanding its sponsorship of mutual funds by developing a new mutual fund series portfolio in the U.S., the International Value Fund. In addition, the Company is in the process of registering an umbrella fund in Dublin, Ireland under the UCITS directive for European distribution, which will offer three sub-fund portfolios: the Global Value, International Value and SmallCap Value portfolios. The Ireland-based funds will be distributed initially in Germany and thereafter in other EU countries through ADAG's distribution network and other channels in Europe.



     - Expand the Underwriting of Initial Public Offerings. ADAG will engage in underwriting initial public offerings for small and medium-sized EU companies that plan to be listed on either a leading European or U.S. stock exchange or trading market. ADAG has commenced due diligence review of four companies in connection with proposed initial public offerings. ADAG intends to expand its underwrit-ing business to take advantage of the increased demand for equity financing among small and medium-sized companies in the EU, commencing with activities in Germany. There were approximately 31 public equity securities offerings in Germany during 1997, and 71 have been completed to date in 1998. The Company believes there is a strong and growing demand for investment banking and financial consulting services for emerging growth companies in Germany, from the early financing through the initial public offering stage.

                                  THE OFFERING

COMMON STOCK OFFERED BY THE
  COMPANY IN THIS OFFERING....   1,733,334(1)

COMMON STOCK TO BE OUTSTANDING
  AFTER THIS OFFERING.........   8,551,295(1)(2)(3)

PREFERRED STOCK TO BE
OUTSTANDING AFTER THIS
  OFFERING....................   None(2)

USE OF PROCEEDS...............   To fund the Company's expanded marketing and
                                 promotional activities; to provide the reserves necessary to satisfy the German net capital requirements; to finance the cost of capital expenditures in the U.S. and Europe, including the additional cost of software development; to fund the Company's planned expansion and acquisitions; for general corporate purposes;
                                 and to pay all expenses incurred in connection with this Offering.


RISK FACTORS..................   The Common Stock offered hereby should be
                                 considered a speculative investment, including the possible loss of the entire investment. See
                                 "Risk Factors."


DILUTION......................   Purchaser will be subject to immediate and
                                 substantial dilution in the per share tangible book value of the Common Stock offered hereby, and may be subject to further and substantial dilution as a result of additional securities offerings in the future. See "Dilution."


NASDAQ NATIONAL MARKET SYMBOL
  (RESERVED)..................   AMDV

---------------

(1) Assumes no exercise of the Underwriters' Over-Allotment Option. See "Underwriting."


(2) The Company previously had outstanding 5,000,000 shares of Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), all of which were converted into 1,666,611 shares of Common Stock (the "Converted Shares") in October 1998.


(3) Does not include up to 173,333 shares of Common Stock reserved for issuance upon exercise of the Representative's Warrants (199,333 if the Underwriters' Over-Allotment Option is exercised in full).

                                  RISK FACTORS


     In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing any of the Units offered hereby. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under the captions "Prospectus Summary," "Use of Proceeds," "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as within the Prospectus generally. Actual results could differ materially from those described in the forward-looking statements as a result of the risks and uncertainties set forth below and within the Prospectus generally.


LIMITED OPERATING HISTORY AND LOSSES FROM OPERATIONS CREATES UNCERTAINTY ABOUT FUTURE RESULTS


     The Company is a development stage enterprise which was formed on February 5, 1997, for the purpose of engaging in the financial services business through its subsidiaries in Europe and the United States. Except for the merged operations of ADAM, the Company has a limited operating history and is in the process of implementing an aggressive business expansion strategy involving the development and distribution of sophisticated financial products and services in Europe and the United States. No assurance can be given that the Company will be able to develop successfully and market its proposed products and services in any of its targeted market sectors.



     In addition, from its inception through August 31, 1998, the Company devoted the bulk of its resources to raising capital and implementing the first phase of its business plan and has experienced aggregate losses of $4,658,516. See the "Unaudited Pro Forma Consolidated Statement of Operations" of the Company for an analysis of the losses of the Company and the merged operations of ADAM on a pro forma basis. The Company and its subsidiaries are expected to have further and substantial losses during its start-up phase primarily due to the high costs associated with the formation of a new financial services institution and the marketing and promotion of mutual funds and other financial services in its market area. Results of operations in the future will be influenced by numerous factors including, among others, expansion, the ability of the Company to manage its growth and maintain the quality of its personnel, and the ability of the Company to implement its strategic plan. There is no assurance that the Company will ever operate profitably. Any future success that the Company might enjoy and its results of operations in the future will also depend upon many factors which may be beyond the control of the Company or which cannot be predicted at this time. These factors may include changes in the securities and banking industries, technological advances or product obsolescence, increased levels of competition including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon the Company or may force the Company to reduce or curtail operations.


DELAY IN COMMENCING OPERATIONS

     ADAG has applied for a full banking license in Germany to engage in its planned securities brokerage business. The Company cannot provide any assurance or guarantee that the regulatory approvals necessary for ADAG to commence its planned securities brokerage operations will be given in a timely manner or at all. Any delay in commencing operations will increase pre-opening expenses and postpone realization of potential revenues by ADAG and the Company. Absent the receipt of revenues and commencement of profitable operations, the Company's accumulated deficit will continue to increase (and book value per share decrease) as operating expenses such as salaries and other administrative expenses continue to be incurred.


REGULATION



     The Company's ability to implement its business strategies successfully is dependent on obtaining a full banking license in Germany from regulatory authorities and approval from regulatory authorities, including the NASD, for conducting expanded brokerage activities in the U.S. There can be no assurance that the

Company will be successful in obtaining the regulatory approvals that are necessary to achieve its operational goals. The Company's inability to obtain such regulatory approvals in a timely manner could have a material adverse effect on the Company's ability to implement its business strategies as contemplated in this Prospectus.



     In addition, the international investment management and broker-dealer operations of the Company and its subsidiaries are subject to extensive regulation, supervision and licensing under various U.S. federal and state laws and regulations and under the securities and corporate laws and regulations of the European countries under which it will market its financial services. As a registered broker-dealer and a registered investment advisor in the United States, ADAM is subject to the regulatory authority of the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission (the "Commission"). ADAM must comply with applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the Investment Advisers Act of 1940. See "Description of Business -- Government Regulation." One of the most important regulations with which ADAM must comply with as a registered broker-dealer is the Commission's rule 15c3-1 (the "Net Capital Rule") which requires the broker-dealer subsidiaries of the Company to maintain a minimum amount of net capital, as defined under such regulations. See "-- Effect of Net Capital Requirements." After the transfer of ADAM's broker-dealer functions to ASI is completed, ASI will be subject to regulation as a broker-dealer, including the Net Capital Rule.



     The Company and its German subsidiary, ADAG, will also be subject to securities regulation in Germany and the various EU jurisdictions where they establish business operations or distribute financial services products. Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and self-regulatory organizations, such as the NASD, may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, deregistration or suspension of the non-compliant broker-dealer or investment adviser, suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on the Company could have a material adverse effect on the Company's operating results and financial condition. See "Description of Business -- Government Regulation."



     The regulatory environment in which the Company operates is subject to change. The Company may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission, other United States or foreign governmental regulatory authorities or the NASD. The Company also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD.



NEED FOR ADDITIONAL CAPITAL



     The Company believes that the net proceeds of this Offering will be sufficient to finance the cost of its operations through December 31, 2002. However, additional capital will be required to support operations effectively and to otherwise implement the Company's overall business strategy. The Company has no commitments for any such additional capital at this time and there can be no assurance that financing will be available when needed on terms that are acceptable to the Company. In addition, if the costs and expenses to be incurred for commencing marketing and product development exceed the net proceeds of this Offering, the need for additional working capital may arise earlier than expected. Any inability to obtain additional capital when needed will restrict the Company's ability to grow and may reduce the Company's ability to continue as a going concern.


DEPENDENCE ON COMPUTER SYSTEMS

     The Company will receive and process trade orders through the Internet and personal terminals. These methods of trading will be heavily dependent on the integrity of the electronic systems supporting them. Extraordinary trading volumes could cause the Company's computer systems to operate at an unacceptably low speed or even fail. Any significant degradation or failure of the Company's computer systems or any other systems in the trading process (e.g., online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers) could cause customers to suffer delays in trading. Such delays could cause substantial losses for customers and could subject the Company to claims from customers for losses, including litigation claiming fraud or negligence. There can be no assurance that the Company's network structure will operate appropriately in the event of a computer systems failure or that, in the event of an earthquake, fire or any other natural disaster, power or telecommunications failure, act of God or war, the Company will be able to prevent an extended computer systems failure. Any computer systems failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and operating results. See "Description of Business -- Systems."


DEPENDENCE ON INTELLECTUAL PROPERTY RIGHTS

     The Company's success and ability to compete are dependent to a significant degree on its proprietary technology. The Company relies primarily on copyright, trade secret and trademark law to protect its proprietary technology. The Company has registered and unregistered trademarks, various registered and unregistered copyrights and certain licenses of technology with third parties. The Company has no patents. The Company relies on German common law and trade secret laws for protection of its proprietary software, technology and systems, and currently is developing non-competition and confidentiality agreements with its associates and consultants. It is possible that third parties may copy or otherwise obtain and use the Company's proprietary technology without authorization or otherwise infringe on the Company's proprietary rights. It is also possible that third parties may independently develop technologies similar to those of the Company. Policing unauthorized use of the Company's intellectual property rights may be difficult, particularly because it is difficult to control the ultimate destination or security of information transmitted over the Internet. In addition, the laws of foreign countries may afford inadequate protection of intellectual property rights. Failure of the Company to adequately protect its intellectual property rights could have a material adverse effect on the Company's financial condition and results of operations.


VOLATILE NATURE OF SECURITIES BUSINESS


     A substantial portion of the Company's revenues will be derived from securities brokerage services. The securities business is volatile and is directly affected by national and international economic conditions, broad trends in business and finance and fluctuations in volume and price levels of securities transactions, all of which are beyond the control of the Company. Reduced trading volume generally results in reduced transaction revenues and decreased profitability. Severe market fluctuations in the future could have a material adverse effect on the Company's business, financial condition and operating results. The securities business is also subject to various other risks, including customer default, employees' misconduct, and errors and omissions and litigation. Losses associated with these risks could have a material adverse effect on the Company's business, financial condition and operating results. The securities industry has undergone many fundamental changes during the last two decades, including regulation and deregulation at federal and state levels, the emergence of discount brokers, the dominance of institutional investors and consolidation. Several current trends are also affecting the securities industry, including increased use of technology and greater self-reliance of individual investors. See "Description of Business." There can be no assurance that these trends or future changes in the securities business will not have a material adverse effect on the Company's business, financial condition and operating results. In addition, commissions charged to customers of discount brokerage services have steadily decreased over the past several years, and the Company expects such decreases to continue. There can be no assurance that such decreases will not have a material adverse effect on the Company's business, financial condition and operating results. See
"-- Competition."


RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS



     A principal portion of the Company's operations will consist of providing securities brokerage and related financial and banking services in Germany and other EU countries. The Company's international operations are subject to a wide variety of general and specific business risks, including, by way of illustration and not by way of limitation: fluctuations in currency exchange rates; the introduction of the Euro currency in Europe;

unexpected changes in legal and regulatory requirements; political and economic instability; restrictions on repatriation of funds or profits from foreign markets; longer payment cycles or problems in collecting accounts receivable; difficulties in protecting the Company's intellectual property; potentially adverse tax consequences, including limitations on the Company's ability to claim a foreign tax credit against its U.S. federal income taxes; and regulation by foreign regulatory authorities. These and other factors associated with the Company's international operations may have a material adverse effect on the Company's financial condition and may substantially reduce the Company's income and result in operating losses. See "-- Risks Associated with Foreign Exchange Rate Fluctuations and the Introduction of the Euro" and "-- Dependence on Intellectual Property Rights."



RISK ASSOCIATED WITH FOREIGN EXCHANGE RATE FLUCTUATIONS AND INTRODUCTION OF THE EURO



     The Company conducts business through its operating subsidiaries in the U.S. and Germany, and anticipates conducting business in other EU countries. Accordingly, the Company's results of operations are subject to currency translation risk and currency transaction risk. With respect to currency translation risk, the results of operations of each of the Company's non-U.S. operating subsidiaries is reported in the relevant local currency and then translated into U.S. dollars at the applicable currency exchange rate for inclusion in the Company's financial statements. The appreciation of the U.S. dollar against the respective local currencies of the operating subsidiaries will have a negative impact on the Company's sales and operating margin. Conversely, the depreciation of the U.S. dollar against such currencies will have a positive impact. Fluctuations in the exchange rate between the U.S. dollar and the other currencies in which the Company conducts its operations may also affect the book value of the Company's assets and the price of the Common Stock. In addition, to the extent indebtedness of the Company is denominated in different currencies, changes in the values of such currencies relative to other currencies in which the Company conducts its operations may have a negative impact on the Company's ability to meet principal and interest obligations in respect of such indebtedness.



     In addition to currency translation risk, the Company incurs currency transaction risk to the extent that the Company's operations involve transactions in differing currencies. Fluctuations in currency exchange rates will impact the Company's results of operations to the extent that the expenses incurred by the operating subsidiaries are denominated in currencies that differ from the currencies in which the related sale proceeds are denominated. To mitigate such risk, the Company may enter into futures contracts and forward purchase contracts or other hedging transactions relating to the relevant local currencies, including the U.S. dollar, the Deutsche Mark, the Irish Punt, the Dutch Guilder and the pound Sterling. The Company has no plans to enter into forward purchase agreements for speculative purposes. Given the volatility of currency exchange rates, there can be no assurance that the Company will be able effectively to manage its currency transaction risks or that any volatility in currency exchange rates will not have a material adverse effect on the Company's business, financial condition or results of operations.



     Under the treaty on the European Economic and Monetary Union (the "Treaty"), to which the Federal Republic of Germany is a signatory, on January 1, 1999, and subject to the fulfillment of certain conditions, a European single currency (the "Euro") may replace all or some of the currencies of the member states of the EU, including the Deutsche Mark. If, pursuant to the Treaty, the Deutsche Mark or other local currencies are replaced by the Euro, transactions formerly denominated in the Deutsche Mark or other such local currencies, including the payment of certain obligations by the Company's German subsidiaries, will be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty.



     Following introduction of the Euro, the existing sovereign currencies (the "legacy currencies") of the eleven participating member countries of the EU (the "participating countries") who have agreed to adopt the Euro as their common legal currency on January 1, 1999 are scheduled to remain legal tender in the participating countries as denominations of the Euro between January 1, 1999 and January 1, 2002 (the "transition period"). The participating countries' pursuit of a single monetary policy through the European Central Bank may affect the economies of significant markets of the Company. The Company will also need to prepare for the transition period by modifying information systems software to
(1) convert legacy currency amounts to the Euro; (2) convert one legacy currency to another; (3) perform prescribed rounding calculations to effect currency conversions; and (4) permit transactions to take place in both legacy currencies and the Euro during the transition period. Since the Company will be conducting extensive business operations in several of the participating countries, there can be no assurance that the conversion to the Euro will not have a material adverse effect on the Company's business, financial condition or results of operations. Similarly, in the event that the Company materially underestimates the costs, timeliness and adequacy of modifications to its information systems software, there could be a material adverse effect on the Company's business, financial condition and results of operations.



     The Company is reviewing Euro implementation and its pricing strategy in the countries where the Company will operate. In addition, the Company is reviewing existing legacy currency accounting and business systems and other business assets for compliance with the Treaty and assessing the risks posed by non-compliance by third parties. Despite these efforts, it is possible that the Company or third parties on whom the Company depends will not have in place in a timely manner the systems necessary to process Euro-denominated transactions. Such a failure could adversely affect the Company's business, financial condition and results of operations (e.g., by causing delays in order processing). Moreover, increased price transparency or disruption of activity in the markets in which the Company will operate resulting from the conversion to the Euro could hurt the Company's business in those markets, resulting in lost revenues.


RAPIDLY EVOLVING MARKETS

     The market for electronic discount brokerage services is at an early stage of development and is rapidly evolving. As is typical for new and rapidly evolving markets, demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. The Company's planned services over the Internet involve alternative approaches to securities transactions and, as a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of the Company's electronic discount brokerage services and products. Consumers who already obtain brokerage services from more traditional full-commission brokerage firms, or even discount brokers, may be reluctant or slow to change to obtaining brokerage services over the Internet, automated touch tone telephone and personal computer. Moreover, the security and privacy concerns of existing and potential users of the Company's services may inhibit the growth of electronic discount brokerage trading. There can be no assurance that the market for electronic brokerage services will continue to grow.

     Sales of some of the Company's services and products will depend upon the broader adoption of the Internet by consumers as a medium for commerce and communication. Use of the Internet depends on the development of the necessary infrastructure and complementary services and products, such as high speed modems and high speed communication lines. As the number of users and amount of traffic on the Internet continues to increase, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased governmental restrictions could impede further use of the Internet. Moreover, consumer concerns about the Internet (including security, reliability, cost, ease of use, accessibility and quality of service) remain unresolved and may negatively affect the growth of Internet use. As a result, there can be no assurance that the number of the Company's transactions generated over the Internet will continue to increase.

RISKS ASSOCIATED WITH NEW PRODUCTS AND NEW MARKETS

     The market for financial services, particularly the market for electronic discount brokerage services, is characterized by rapid technological change, changing customer requirements, frequent service and product enhancements and introductions and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards can render existing services or products obsolete and unmarketable. The Company's future success will depend, in part, on its ability to develop and use new technologies, respond to technological advances, enhance its existing services and products and develop new services and products on a timely and cost-effective basis. There can be no assurance that the Company will be successful in effectively developing or using new technologies, responding to technological advances or developing, introducing or marketing service and product enhancements or new services and products. In addition, the Company may enter into new markets in connection with enhancing its existing services and products and developing new services and products. There can be no assurance that the Company will be successful in pursuing new opportunities or will compete successfully in any new markets. See "-- Risks Associated with Strategic Acquisitions and Relationships."

DEPENDENCE ON KEY MANAGEMENT AND PRINCIPAL CONSULTANTS


     The Company will rely on the business and technical expertise of its executive officers and certain other key employees, particularly its Chairman of the Board and Vice President-International Development, Peter Hartmann, and its President and Chief Executive Officer, James Buchanan Rea, Jr. The Company is also dependent upon the advisory services of its principal consultants, Ladas & Hulings, Inc., and that firm's founder, Mr. William R. Hulings. The Company does not maintain key man life insurance on any of these individuals. The loss of the services of any of these executives or consultants could have a material adverse affect on the Company and no assurance can be given that their services will be available in the future. The Company's success will also be dependent on its ability to attract and retain additional qualified management personnel. See "Directors, Executive Officers and Significant Employees."



MANAGEMENT OF GROWTH



     The Company plans to expand its business with the formation of subsidiaries in Austria, Spain, Ireland and Switzerland. To a significant extent, the Company's future success will be dependent upon its ability to engage in a successful expansion program and will be dependent, in part, upon its ability to secure regulatory approvals in its chosen markets, attract customers for its financial products, maintain adequate financial controls and reporting systems, manage its growth, and obtain additional capital upon favorable terms. There can be no assurance that the Company will be able to implement successfully its planned expansion, finance its growth or manage a larger operation.


RISKS ASSOCIATED WITH STRATEGIC ACQUISITIONS AND RELATIONSHIPS

     The Company is planning to pursue strategic acquisitions of complementary businesses and technologies. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets and potential loss of key employees of acquired companies. There can be no assurance that the Company will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future or that any acquisition will enhance the Company's business, financial condition or operating results.


LACK OF TRADEMARK PROTECTION



     The Company has registered "AMERICAN DIVERSIFIED" as a servicemark in the U.S. and in Germany, and has applied for, but has not been issued, any registered servicemarks for its "amdiv.net," "amdiv.pronet" and "eu-trade" service-names in Germany. No assurance can be given that the Company will be successful in obtaining these marks, or that the servicemarks, if obtained, will afford the Company any competitive advantages. See "Description of Business -- Servicemark Application."


IMMEDIATE AND SUBSTANTIAL DILUTION


     The Price to Public is significantly higher than the net tangible book value per share of the Company's Common Stock. Purchasers in the Offering will experience immediate and substantial dilution in the net tangible book value of their investment in the Common Stock. See "Dilution."


POTENTIAL FOR SECURITY COMPROMISES

     The secure transmission of confidential information over public networks will be a critical element of the Company's operations. The Company will be required to rely on encryption and authentication technology, including public key cryptography technology, to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technologies or other algorithms which may be used by the Company to protect customer transaction and other data. Any such compromise of the Company's security could have a material adverse effect on the Company's business, financial condition and operating results.

EFFECT OF NET CAPITAL REQUIREMENTS


     The Commission, the NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokers, including the Commission's Uniform Net Capital Rule (the "Net Capital Rule"), which govern the Company's U.S. broker-dealer subsidiary. The Company's German subsidiary, ADAG, will be subject to similar net capital requirements under the German Banking Supervisory Act. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the Commission and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require the firm's liquidation. In addition, a change in the applicable net capital rules, the imposition of new rules or any unusually large charge against net capital could limit those operations of the Company that require the intensive use of capital, such as the financing of customer account balances, and also could restrict the Company's ability to withdraw capital from its brokerage subsidiaries, which in turn could limit the Company's ability to pay dividends, repay debt and repurchase shares of its outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect the ability of the Company to expand or even maintain its present levels of business, which could have a material adverse effect on the Company's business, financial condition and operating results. See "Description of Business -- Net Capital Requirements; Liquidity" for a discussion of the applicable net capital requirements in the U.S. and Germany.


BROAD DISCRETION IN THE USE OF PROCEEDS

     The Company expects to use the net proceeds primarily to fund its operations, planned expansion and for other general corporate purposes. Consequently, the Board and management of the Company will have broad discretion in allocating the net proceeds of the Offering, which creates uncertainty for shareholders and could adversely affect the Company's financial condition and future results of operations. See "Use of Proceeds."


NO ASSURANCE OF PUBLIC TRADING MARKET OR CONTINUED LISTING ON NASDAQ; POSSIBLE VOLATILITY OF STOCK PRICE



     Prior to the Offering, there has been no public market for the Common Stock. The Company has been approved for quotation of the Common Stock on the NASDAQ National Market under the trading symbol "AMDV." There can be no assurance that an active public market will develop or be sustained for the Common Stock. The initial public offering price will be determined through negotiations between the Company and the representative of the Underwriters and may not be indicative of the market price for the Common Stock after the completion of the Offering. The market price of the Common Stock after completion of the Offering could be subject to significant fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new services or products by the Company or its competitors, changes in financial estimates by securities analysts or other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock. There can be no assurance that purchasers of Common Stock will be able to resell their Common Stock at prices equal to or greater than the initial public offering price. See "Underwriting."


     Moreover, if for any reason, the Company's Common Stock is not eligible for continued listing on NASDAQ or another public trading market, purchasers of the Common Stock may have difficulty selling their securities should they desire to do so. Under newly adopted rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial quotation of securities on NASDAQ, a company, among other things, must have at least $18.0 million in net tangible assets, 1.1 million in public float shares, $18.0 million in market value of public float and a minimum bid price of $5.00 per share. For continued listing, a company, among other things, must have $4.0 million in net tangible assets, 750,000 in public float shares, $5.0 million in market value of public float and a minimum bid price of $1 per share. If the Company is unable to satisfy the requirements for quotation on NASDAQ, trading, if any, in the Common Stock could be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock offered hereby. The above-described rules may materially adversely affect the liquidity of the market of the Company's securities.

SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering, the Company will have approximately 8,551,295 shares of Common Stock outstanding out of a total of 20,000,000 shares of Common Stock authorized, after conversion of the previously outstanding 5,000,000 shares of Series A Preferred Stock into 1,666,611 shares of Common Stock, but assuming no exercise of the Representative's Warrants and excluding up to 260,000 shares of Common Stock that may be issued to cover over-allotments, if any. See "Underwriting." The shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), by persons other than "affiliates" of the Company within the meaning of Rule 144 promulgated under the Securities Act. The remaining shares of Common Stock outstanding will be "restricted" shares that may be sold in the public securities market without registration under the Securities Act to the extent permitted by Rule 144 (or Rule 145, as applicable) promulgated under the Securities Act or any exemption under the Securities Act. Of the 6,817,961 restricted shares which have been issued (including the 1,666,611 Converted Shares), 500,000 shares of Common Stock are currently eligible for sale under Rule 144 and 6,317,961 shares of Common Stock will be eligible for sale under Rule 144 beginning in March 1999, subject to the restriction on transfer of stock held by the Company's officers and directors. See "Underwriting." Additionally, the Company intends to file a registration statement on Form S-8 with respect to the shares of Common Stock issuable upon exercise of options under the 1998 Stock Option and Incentive Plan, which shares may thereafter be available for sale without restriction. See "Remuneration of Directors and Officers -- 1998 Stock Option and Incentive Plan."


     Shares of Common Stock not issued or reserved for issuance may be issued without any action or approval of the Company's shareholders. Any such issuance could be used as a means of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. Future sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market. See "Shares Eligible for Future Sale."

LITIGATION AND POTENTIAL SECURITIES LAWS LIABILITY

     Many aspects of the Company's business involve substantial risks of liability. An underwriter is exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel. In recent years there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages. The Company also will be subject to the risk of litigation from its other business activities, including litigation that may be without merit. As the Company intends actively to defend any such litigation, significant legal expenses could be incurred. An adverse resolution of any future lawsuits against the Company could materially adversely affect the Company's future operating results and financial condition.

DEPENDENCE ON CASH INFLOWS TO MUTUAL FUNDS


     A slowdown or reversal of cash inflows to mutual funds and other pooled investment vehicles could lead to lower underwriting and brokerage revenues for the Company since mutual funds purchase a significant portion of the securities offered in public offerings and traded in the secondary markets. Recent periods of heavy demand for new equity offerings has been driven in part by institutional investors, particularly large mutual funds, seeking to invest cash received from the public. The public may withdraw additional cash from mutual funds as a result of a decline in the market generally or as a result of a decline in mutual fund net asset values. To the extent that a decline in cash inflows into mutual funds or a decline in net asset values of these funds reduces demand by fund managers for initial public or secondary offerings, the Company's business and future results of operations could be materially adversely affected. Moreover, a slowdown in investment activity by mutual funds may have an adverse effect on the securities markets generally.


DEPENDENCE ON SYSTEMS AND THIRD PARTIES

     The Company's international investment management and broker-dealer operations will be highly dependent on third-party communications and information systems, including certain systems provided by clearing brokers. Any failure or interruption of the Company's future clearing broker or third party trading systems, could cause delays or other future problems in the Company's securities trading activities, which could have a material adverse effect on the Company's operating results. Such failures and interruptions may result from the inability of certain computing systems (including those of the Company's clearing broker, and other third party vendors) to recognize the year 2000. There can be no assurance that the year 2000 issue can be resolved prior to the upcoming change in the century. Although the Company may incur substantial costs, particularly costs resulting from charges by its third party service providers, in correcting year 2000 issues, such costs are not sufficiently certain to estimate at this time. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Year 2000 Compliance." In addition, there can be no assurance that such third party trading systems will not suffer any systems failure or interruption, including one caused by an earthquake, fire, or any other natural disaster, power or telecommunications failure, act of God or war, or that the Company's back-up procedures and capabilities in the event of any such failure or interruption will be adequate.

COMPETITION

     The investment management business is highly competitive. The Company will compete with a large number of investment management firms, commercial banks, insurance companies, broker-dealers and other financial services providers, which have greater resources, assets under management, administration capability and a better developed operating infrastructure. A large number of the Company's competitors also offer a broader range of investment products and services than the Company, and have better name recognition and a more extensive customer base as compared to the Company.


     The Company encounters significant competition in connection with the operation of its business in the U.S., and expects to encounter substantial competition for brokerage services and the distribution of U.S. mutual funds to its targeted potential clientele in its primary marketing area in Germany. These services are typically provided in Germany today through banks and savings institutions, which are not primarily engaged in providing these services to individual investors. Many competitors devote substantial resources to advertising and marketing their mutual funds, a practice that may adversely affect the ability of the Company's mutual funds and other new funds to grow. The Company's competitors in the U.S. include numerous enterprises with extensive experience in the financial services sector. These competitors may in the future be able to respond more quickly to new or changing opportunities, technologies and customer requirements than the Company and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. The Company expects that new competitors or alliances among competitors will emerge and may acquire significant market share. These competitive conditions may have a material adverse effect on the Company's revenues, profitability and ability to meet its business objectives. See "Description of Business -- Competition."

                                  THE COMPANY


GENERAL



     The Company, through its subsidiaries in the U.S. and Germany, develops and markets financial services and products to a new and growing market in Germany and the EU. The Company has developed proprietary technology, systems and software, which are designed to make the Company a true global on-line brokerage firm with multi-lingual access to leading stock exchanges and trading markets from one account. See "Risk Factors -- Dependence on Intellectual Property Rights." The Company's services can be accessed under the domain names "amdiv.de" and "eu-trade.de." In addition to earning commission revenues from securities trading transactions, the Company plans to sponsor and distribute mutual funds, underwrite and participate in selling group syndications of initial public offerings by EU and U.S. companies, and engage in other securities brokerage-related services.



ORGANIZATIONAL STRUCTURE



     The Company was incorporated in the State of Nevada on February 5, 1997. In December 1998, the Company changed its name to amdiv.com, inc. from American Diversified Holdings, Inc. The holding company's primary function is the management of its subsidiaries, ADAG, ADAM, ASI, ATEC, APUB, and other subsidiaries, which may be formed.


                                      LOGO


     ADAG: American Diversified AG, is a German corporation located in Berlin, Germany. ADAG will provide global on-line brokerage and financial services to retail and professional investors. ADAG will also underwrite and participate in the selling group of corporate securities of EU and U.S. companies. ADAG is a licensed distributor of financial products in Germany and is expected to receive a full banking license in Germany in the first quarter of 1999, which will enable it to engage in securities brokerage and underwriting activities. ADAG has applied for membership on the Frankfurt Stock Exchange located in Frankfurt, Germany. The registration process has been completed and ADAG's membership will become effective upon approval of ADAG's full banking license. ADAG has completed all technical preparations necessary to commence operations, including installation of network links to stock exchanges and trading markets.



     ADAM: American Diversified Asset Management, Inc., a Nevada corporation located in Los Angeles, California, was formed in October 1997, merged with James Buchanan Rea, Inc. ("JBRI") in March 1998, and succeeded to the business of JBRI as a registered investment adviser and licensed NASD broker/dealer, underwriter and distributor of mutual funds. ADAM serves as the advisor, underwriter and distributor for the American Diversified series funds, which includes the U.S. Global Value Fund and will include the American Diversified International Value Fund. The Company is in the process of separating its investment management and broker-dealer businesses by forming ASI (see below) to assume the broker-dealer and underwriting functions of ADAM, including the distribution of mutual funds. ADAM will remain as the investment advisor to the Funds and will continue to provide asset management services.



     ASI: amdiv securities, inc., a Nevada corporation located in Los Angeles, California, was formed in November 1998 to assume the broker-dealer and underwriter functions of ADAM. ADAM's broker-dealer registration is being transferred to ASI, which will also enter into a new distribution agreement with American Diversified Funds, Inc. for distribution of the Funds. ASI will be the broker for web-based brokerage trading and execution in the U.S. markets for securities transactions routed through ADAG from Germany and other EU countries. The Company intends to expand the broker-dealer operations of ASI and to establish a branch office in New York.

     ATEC: American Diversified Technologies, Inc., a Nevada corporation located in Los Angeles, California, was formed in November 1998, as a technology development subsidiary to hold the proprietary technology, systems and software of the Company and its subsidiaries. ATEC develops, owns and maintains the trading and back office systems and software for the on-line brokerage services provided under the trade names of EU TRADE(TM) and AMDIV.PRONET. See "Development of Products and Services -- Securities Brokerage Services."



     APUB: AMDIV Publications, GmbH, a German corporation located in Berlin, Germany, was formed in 1998 to publish financial books and magazines, primarily translations of financial publications from English to German. APUB has the German language rights for a number of books, including "The Electronic Day Trader," a best selling financial publication in the U.S., and owns the reprint rights for FORBES Global Business & Finance Magazine. APUB will act as a content provider for the Company's website.

                                USE OF PROCEEDS


     If all 1,733,334 shares of Common Stock offered by this Prospectus are sold, the Company will receive net proceeds of approximately $
(assuming the public offering price is $          , and assuming the
Underwriters' Over-Allotment Option is not exercised). If the Underwriters' Over-Allotment Option is exercised in full, the Company would receive
approximately an additional $          . Net proceeds are determined after
deduction of all commissions, discounts and expenses paid to the underwriters
(estimated to be $          , if the Underwriters' Over-Allotment Option is
exercised in full) and after all expenses of the Offering (estimated to be $242,000).



RESTRICTED PROCEEDS



     The Company has agreed with the Underwriters that $15,000,000 of the initial net proceeds of the Offering will be restricted (the "Restricted Proceeds") and will not be applied to the business purposes of the Company (except that up to $6,000,000 of the Restricted Proceeds may be applied to the Net Capital Lock-up account referenced below) until the earliest to occur of the following: (i) the date on which the Company has commenced its EU brokerage business (evidenced by the consummation of one transaction in one account), which date shall not be less than 90 days after the closing of this Offering, or
(ii) upon the Company having generated at least $5,000,000 in gross revenue from securities brokerage activities in Germany and other EU countries, as determined in accordance with Generally Accepted Accounting Principles as applied in the U.S. The Restricted Proceeds will be deposited into an escrow account established with City National Bank, Los Angeles (the "Escrow Agent") pursuant to an Escrow Agreement. The Escrow Agent will release up to $6,000,000 of the Restricted Proceeds upon receipt of an officer's certificate of the Company that such Restricted Proceeds will be deposited into the Net Capital Lock-up account referenced below. The Escrow Agent will release the balance of the Restricted Proceeds upon receipt of a written notice in the form required by the Escrow Agreement completed and executed by McGladery & Pullen, LLP, independent auditors to the Company, indicating that the requisite conditions have been satisfied. In any event, the Restricted Proceeds will be released to the Company one year after the closing of this Offering, or earlier, upon the consent of the Representative, and will be available for the business purpose of the Company.



     Pending the satisfaction of either of the conditions described above, the Escrow Agent will invest all amounts in escrow only in short-term, investment grade securities.



     The Company intends, in the following order of priority, to apply the net proceeds of this Offering to:



                                                                         PERCENTAGE OF
                                                               AMOUNT    NET PROCEEDS
                                                              --------   -------------
Marketing Activities........................................  $                    %
-- Advertising expenses, production of TV-Commercials and
   marketing programs to expand the Company's customer base
Net Capital Lock-up.........................................  $                    %
-- Funds to be deposited in a special account to satisfy the
   German net capital requirement
Capital Investments.........................................  $                    %
-- Expenditures for computer equipment and other technology, furniture and fixtures for the new office premises in
   Europe and the U.S.
Software Development........................................  $                    %
The remainder of the net proceeds will be used for the
development and acquisition of new forms of technology to be used in the Company's business and for other general
corporate purposes, which may include the acquisition of
complementary businesses and the increase of the Company's
net capital position. The Company does not currently have
any agreements with respect to any such acquisitions. Prior
to the application of the net proceeds to the Company as
described above, such funds will be invested in short-term
investment grade securities.................................  $                    %

     The amount and timing of working capital expenditures may vary significantly depending upon numerous factors, including the progress of the Company's development and marketing efforts, the timing and costs involved in obtaining regulatory approvals, competing technological and market developments, the costs associated with commercialization of the Company's services and products. See "Risk Factors -- Broad Discretion in the Use of Proceeds."



     The Company believes that its available cash and existing sources of funding, together with the proceeds of this Offering and interest earned thereon, will be adequate to maintain its current and planned operations through December 31, 2002. Thereafter, the Company may be required to obtain additional capital to continue operations. There can be no assurance of the availability or terms of any such additional capital financing. See "Risk Factors -- Need for Additional Capital."



     Until used, in the manner described above, the Company intends to invest the net proceeds of this Offering in interest-bearing, investment-grade securities. While the net proceeds are so invested, the interest earned by the Company on such proceeds will be limited by available market rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Plan of Operation."

                                    DILUTION


     As of August 31, 1998, there were 6,817,961 shares of Company Common Stock outstanding, with a net tangible book value per share of approximately $1.68 adjusted on a pro forma basis to reflect the 1:2 reverse split of the outstanding shares of the Company's Common Stock which was declared effective August 20, 1998, and the conversion of the 5,000,000 shares of the Series A preferred Stock into 1,666,611 shares of Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets less the Company's total liabilities, divided by the number of shares the Company's Common Stock outstanding.



     After giving effect to the sale of the 1,733,334 shares of Common Stock
under this Offering at a price of $     per share and the application of the net
proceeds therefrom, and after giving effect to the 1:2 reverse stock split effective August 20, 1998 and the conversion of the 5,000,000 shares of Series A Preferred Stock into 1,666,611 shares of Common Stock (assuming no exercise of the Underwriters' Over-Allotment Option, no exercise of the Representative's Warrants and no exercise of any options granted pursuant to the 1998 Stock Option and Incentive Plan) there would be a total of 8,551,295 shares of Company Common Stock outstanding with a net tangible book value of approximately $
per share. This would represent an immediate increase in pro forma net tangible
book value of $     per share to existing shareholders and an immediate dilution
of $     per share to new investors. Dilution is determined by subtracting net tangible book value per share after the Offering from the amount paid by new investors per share of Common Stock. The following table illustrates the per share dilution:



Initial public offering price per share.....................           $
     Pro forma net tangible book value per share as of
      August 31, 1998(1)....................................  $1.68
     Increase attributable to new investors.................  $
                                                              -----
Adjusted pro forma net tangible book value per share after
  this Offering.............................................           $
                                                                       -----
Dilution per share to new investors (assuming no exercise of the Underwriters' Over-Allotment Option, no exercise of
  the Representative's Warrants and no exercise of any
  options granted under the 1998 Stock Option and Incentive
  Plan).....................................................           $
                                                                       =====


---------------
(1) After giving effect to the conversion of the previously outstanding 5,000,000 shares of Series A Preferred Stock into 1,666,611 shares of Common Stock.


     The following table summarizes, on a pro forma basis, as of August 31, 1998, the difference between the existing shareholders and the new investors with respect to the number of shares of Common Stock (assuming no exercise of the Underwriters' Over-Allotment Option or the Representative's Warrants and no exercise of any options granted under the 1998 Stock Option and Incentive Plan) purchased from the Company, the total consideration paid and the average price per share:



                                        SHARES PURCHASED       TOTAL CONSIDERATION
                                      --------------------    ----------------------    AVERAGE PRICE
                                       NUMBER      PERCENT      AMOUNT       PERCENT      PER SHARE
                                      ---------    -------    -----------    -------    -------------
Existing shareholders...............  6,817,961(1)   79.7%    $16,586,931(2)       %        $2.43
New Investors.......................  1,733,334      20.3%    $                    %        $
          Total.....................  8,551,295     100.0%    $              $100.0%


---------------

(1) After giving effect to the conversion of the 5,000,000 outstanding shares of Series A Preferred Stock into the 1,666,611 Converted Shares, but assuming no exercise of any of the options granted pursuant to the 1998 Stock Option and Incentive Plan.



(2) Reflects the capital contributions of the existing holders of the Company's shares of Common Stock.

                                DIVIDEND POLICY


     Holders of shares of Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of the previously outstanding shares of Series A Preferred Stock were entitled to an annual cumulative preferential dividend of $.09 per share, when and as declared by the Board of Directors. On July 2, 1998, the Company declared dividends of $.045 per share on the Series A Preferred Stock. Before any dividends may be paid or declared with respect to the Common Stock, the Company is required to pay dividends which had accrued and have not been paid with respect to the Series A Preferred Stock for any period prior to the conversion of the Series A Preferred Stock. The Company does not expect to pay any dividends on the Common Stock in the foreseeable future. The Company intends to use all retained earnings, if any, for working capital and to finance the anticipated growth and expansion of its business enterprise.

                                 CAPITALIZATION

     The following table sets forth the Company's capitalization (i) as of August 31, 1998; and (ii) on a Pro Forma basis as adjusted to reflect the conversion of the 5,000,000 shares of Series A Preferred Stock into 1,666,611 shares of the Company's Common Stock and the receipt of net proceeds from the sale of 1,733,334 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated Offering expenses:


                                                                 AUGUST 31, 1998
                                                              ---------------------
                                                                         PRO FORMA
                                                              ACTUAL    AS ADJUSTED
                                                              -------   -----------
                                                                 (IN THOUSANDS)
Stockholders' equity:
  Preferred Stock, no par value, 10,000,000 shares
     authorized, of which 5,000,000 have been designated
     shares of Series A Preferred Stock, par value $1.00,
     and which have been issued and are outstanding; Pro
     Forma As Adjusted: 10,000,000 shares authorized; no
     shares issued and outstanding..........................  $ 4,726         -0-
  Common Stock, no par value, 20,000,000 shares authorized;
     5,151,350 shares issued and outstanding(1)(2); Pro
     Forma As Adjusted: 20,000,000 shares authorized;
     8,551,295 shares issued and outstanding................   12,237
                                                              -------     -------
  Deficit Accumulated during Development Stage..............   (4,884)     (4,884)
  Accumulated Other Comprehensive Income (Loss).............      (84)        (84)
          Total stockholders' equity........................  $11,995     $
                                                              =======     =======


---------------

(1) Assumes the sale of 1,733,334 in the Offering and that neither the Underwriters' Over-Allotment Option nor any of the Representative's Warrants are exercised. Excludes all options granted to officers, directors and employees of the Company pursuant to the 1998 Stock Option and Incentive Plan. See "Remuneration of Directors and Officers -- 1998 Stock Option and Incentive Plan."


(2) After giving effect to the 1:2 reverse stock split, effective August 20, 1998. Excludes the 1,666,611 Converted Shares issued upon the conversion of the Series A Preferred Stock.

                            DESCRIPTION OF BUSINESS
GENERAL


     The Company is a development stage enterprise formed to capitalize on the growing demand for financial services and products in Germany and other EU countries. The Company will provide financial services consisting mainly of full service securities brokerage, Internet discount brokerage, securities underwriting, mutual fund distribution and asset management services to individual and institutional investors in Germany and other EU countries, and the United States. The Company has developed proprietary technology, systems and software to provide retail and professional investors with a multi-lingual, multi-currency, non-intrusive, cost effective, and secure state-of-the-art electronic trading platform that will, usually within seconds, execute trades on leading European and U.S. stock exchanges and trading markets from a desktop terminal using one account from most locations throughout the world. See "Risk Factors -- Dependence on Intellectual Property Rights." In addition to on-line brokerage services available under the domain names "amdiv.de" and "eu-trade.de," the Company is developing a family of mutual funds and plans to underwrite and be a selling group participant in initial public offerings by EU and U.S. companies. The Company and its subsidiaries have assembled a staff of management, brokerage, asset management and marketing personnel, including former employees of major German banks. See "Risk Factors -- Dependence on Key Management and Principal Consultants."



     The Company's management believes that an international financial services group with management and offices in both Europe and the U.S. can attract a clientele of institutional investors, banks, businesses and individuals. The Company's business strategy is to provide individuals and small- to medium-sized European banks with direct access to American financial markets and an opportunity to invest in value-based mutual funds. The Company believes there is a new and growing market in Germany and the EU for on-line securities brokerage services and the distribution of U.S.-style investment products, as European investors discover that other financial products are available as an alternative to traditional savings account deposits in commercial banks. In addition, the planned transition to the EURO in January 1999, is expected to increase the demand for investments denominated in U.S. dollars.



     The Company and its subsidiaries intend to market their services and products in Europe through a systematic program of direct marketing to prospective customers and through referral sources such as banks, insurance providers, attorneys, accountants and, to a lesser extent, personal business contacts. Over the next two years, the Company's expansion plans include the formation of subsidiaries and commencement of financial services businesses in Vienna, Austria; Madrid, Spain; Dublin, Ireland; and Zurich, Switzerland. See "Risk Factors -- Management of Growth."


     The Company intends to finance its business expansion through sales of equity capital in Europe and the U.S. On March 31, 1998, the Company completed a $5,000,000 private placement of its Series A Preferred Stock at a price of $1 per share in Germany, in an offering that was exempt from U.S. securities laws under Regulation S. The 5,000,000 shares of Series A Preferred Stock were converted into 1,666,611 shares of Common Stock in October 1998. Since its inception in February 1997, the Company has sold approximately 4,500,000 (post 1:2 reverse split) shares of Common Stock for an aggregate consideration of approximately $11,600,000 in private transactions pursuant to applicable exemptions from registration under U.S. state and federal securities laws.


SECURITIES BROKERAGE AND RELATED SERVICES



     Through its German subsidiary, ADAG, the Company will begin providing securities brokerage services to individual investors and institutions in Europe through the Internet and ADAG's registered representatives after ADAG has received a full banking license in Germany, which is expected to occur in the first quarter of 1999. The Company will offer trade execution for stocks, mutual funds, options and bonds, as well as market data and research tools to investors in Europe. The Company's U.S. broker-dealer subsidiary will act as the introducing broker for all transactions involving U.S. securities that are executed through the Company in the U.S. The electronic infrastructure and primary systems necessary to operate the Company's securities brokerage business are currently in place and are substantially operational. In addition to executing trades, the

Company plans to engage in underwriting initial public offerings of small to medium-sized European companies, especially in Germany.



     The Company believes it has developed substantial name recognition through the aggressive advertisement of ADAG's services during the last six months. ADAG has received over 10,000 applications for new accounts during the last six months through the aggressive advertisement of its services in Germany, although ADAG does not intend to take orders or otherwise commence its brokerage business in Germany until it has received a full banking license. The Company cannot provide any assurance or guarantee that the regulatory approvals necessary for the Company to commence its planned securities brokerage business will be given in a timely manner or at all, nor can the Company assure the number of accounts that will be opened and maintained with it at any time or from time to time. See "Risk Factors -- Delay in Commencing Operations."



     The Company has developed a market segmentation approach to the planned delivery of brokerage and advisory services in Europe. ADAG will provide retail and institutional financial services under three distinct brand names, each of which will offer a range of services and commission rates designed to attract investors within specific demographic categories. See "-- Development of Products and Services." This branding strategy will allow ADAG to align the cost structures of its brokerage business with the level of services desired by its customers. By providing clearing and execution services, ADAG will be able to expand its customer base, provide synergies to its retail brokerage business, enhance mutual fund distribution and diversify its revenues.



     - EU TRADE(TM) will provide discount on-line securities brokerage services, research and investment analysis tools exclusively through the Internet using advanced electronic systems. EU TRADE(TM) also will provide European investors interested in the U.S. securities market with multi-lingual and multi-market and cross border on-line brokerage services, including toll-free telephone access from seven EU countries. This Internet-based system is targeted at European investors who seek an efficient trading platform and require less personal advice.



     - AMDIV.PRONET(TM) is a technologically advanced financial system that will provide ADAG's correspondent European brokerage firms and financial institutions with special terminals to access the major European and U.S. stock markets through the Company's integrated computer network. AMDIV.PRONET(TM) is expected to provide securities clearing and execution services to up to approximately 700 independent broker-dealers, depository institutions, registered investment advisers and financial planners in Germany. AMDIV.PRONET(TM) offers a direct "Dial-In" terminal based system, which is targeted at European registered representatives who service the retail customers of correspondent institutional clients.



     - AMERICAN DIVERSIFIED(R) will provide ADAG's high-net-worth customers with a full range of brokerage services, private asset management and mutual fund products, and is expected to engage in underwriting initial public offerings of fast growing smaller companies. AMERICAN DIVERSIFIED(TM) is targeted at high-net-worth customers who are willing to pay more for all of the benefits of a full service firm, including personal support, extensive research reports and complete product services.



INVESTMENT MANAGEMENT AND MUTUAL FUNDS



     Through its U.S. subsidiaries, ADAM and ASI, the Company is engaged in the management and distribution in the U.S. of the American Diversified Global Value Fund, a value based equity fund that is a series portfolio of American Diversified Funds, Inc., an open-end investment company registered under the Investment Company Act of 1940. The Company currently has a new mutual fund series portfolio in registration, the American Diversified International Value Fund, (collectively with the Global Value Fund, the "Funds"). The Funds are managed by ADAM, based on Benjamin Graham's "value investment" principles. Mr. Graham authored "Security Analysis" and "The Intelligent Investor," which are recognized texts on the fundamental value of common stocks. Mr. Graham and James Buchanan Rea, Sr. affiliated in the early 1970's and started a private limited partnership in 1976, which was organized as a mutual fund in 1982 and was subsequently renamed and became American Diversified Funds, Inc. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- ADAM's Historical Operations." Ladas &

Hulings, a leader in global value investing with over 25 years of experience, became sub-advisor to the Global Value Fund in April 1998 and provides day-to-day investment management (sub-advisory services) for the Funds.



     The Company is in the process of registering an umbrella fund, American Diversified Funds plc, in Ireland under the UCITS directive for distribution in the EU, which will offer three sub-fund portfolios: the Global Value, International Value, and SmallCap Value portfolios. Marketing and distribution services are expected to be provided in Germany and other EU countries through ADAG and contemplated alliances with medium-sized banks, broker-dealers and insurance agents. See "The Company -- Organizational Structure."



     The Company's U.S. subsidiary has hired additional executives and support staff in the areas of asset management and brokerage services and retained experts in the areas of technology, marketing, public relations, and management. New computer systems, office equipment, phone systems, and technology are being added to insure that efficient, cost effective, and customer oriented, investment products and services are available in both the U.S. and EU markets.


THE BUSINESS OPPORTUNITY


     The Company believes that there is a new and growing market in the EU for multi-lingual and cross-border financial services and products primarily due to the following factors: (i) the planned transition in 1999 to a single European currency, the EURO; (ii) implementation of regulatory reforms in Germany and other EU countries, which have removed substantial barriers to entry into the securities brokerage market; (iii) implementation of the UCITS directive in October 1989, which was designed to create a single EU mutual funds market and has expanded the range of available funds for distribution in Europe; (iv) the continuing growth of the mutual fund market; and (v) the Xetra(R) electronic trading system of the Frankfurt Stock Exchange, which has expanded the number of tradeable instruments and execution possibilities for electronic securities trading. The integration of other major European stock exchanges into this system and NASDAQ's reported interest in participating, creates the possibility of a Pan-European stock market for the future. Additionally, regulatory reforms in Germany and other EU countries have enabled smaller financial services companies to compete for investment dollars traditionally flowing to savings account deposits at commercial banks.



     The services offered by the Company are typically provided in Germany today through banks and savings institutions, which cater primarily to large institutional investors rather than to individuals. Management of the Company believes it has identified a niche market in Germany and the EU for providing discount securities brokerage services to individual and small institutional investors, including the marketing of U.S. mutual fund products. Brokerage services offered by German banks are targeted for large institutional customers, are expensive and do not address the needs of individual investors. German banks typically encourage private clients to maintain savings accounts, and bank personnel typically lack the incentives and expertise to provide individual customers with U.S. style investment services. The large U.S. investment firms operating in Germany typically prefer to market only to large institutional clients and require minimum account balances in the $1,000,000 range. On the investment banking side, there were approximately 31 public equity securities offerings in Germany during 1997, and 71 have been completed to date in 1998. The Company believes there is a strong and growing demand for investment banking and financial consulting services for emerging growth companies in Germany, from the early financing through the initial public offering stage.


     Management believes that an international financial services group with offices in both the United States and Europe can attract a diverse clientele, including institutional investors, banks and individuals. The Company is particularly focusing on Germany. The interest of German investors in foreign securities and equity investments is growing rapidly, as are the German capital markets. Germany's sole clearing organization, Deutsche Boerse Clearing has reported a rise in deposits of foreign securities from 53.4 billion German Marks to 100.8 billion German Marks, an increase of 47.4 billion German Marks (+88.8%) during the years 1996 to 1997. During the first six months of 1998, the deposits of foreign securities totaled 136.5 billion

German Marks. Management believes that these favorable conditions have created a strong demand for the implementation of advanced electronic trading systems with direct access to the worldwide equity markets.


SECURITIES INDUSTRY DEVELOPMENTS IN GERMANY



     Before January 1998, the German market for financial products was traditionally dominated by a group of large banks and insurance companies marketing savings-oriented investment vehicles to their depositors. Companies interested in expanding their asset base through capital investment or acquisitions have been generally required to fund the undertaking through cash flow generated from operations or bank loans.



     In an effort to harmonize financial services regulations within the EU, German policies were changed with the revision of existing banking laws (6. Novelle des KwGs) which became effective on January 1, 1998. These changes allowed for the unbundling of investment services in Germany and have brought small and medium-sized distributors of financial products under the regulation and supervision of the "Bundesaufsichtsamt fur das Kreditwesen (BaKred)," the authority that regulates the German banking industry.



     At the same time, the demand for equity financing in Germany has steadily grown after the initial public offering of Deutsche Telekom in 1996. The "Neuer Markt" was created in March 1997 on the Frankfurt Stock Exchange to provide a market for technologically innovative companies. The market growth potential in Germany is significant. Prior to opening the "Neuer Markt", only 10 to 20 companies annually registered on the established exchanges in Germany. Since March 1997 the number of initial public offerings has increased by approximately 230%. The Company believes that the market will continue to expand as more entrepreneurs realize the competitive advantage associated with a higher capital base.


     These developments brought about the advent of regulated brokerage and financial services firms, which provide financial advisory services and trade execution services at a lower price than the banking institutions. Although investors have been able to use discount brokerage services provided by subsidiaries of major banks, the Company believes that many investors will prefer to use the Internet discount brokerage services to be provided by the Company, which will offer faster execution and are expected to be more efficient and competitively priced as compared to traditional bank brokerage services.

     The unbundling of brokerage services from the banking industry has permitted investors to pick and choose among various financial service providers for specified services. As a result, firms have emerged which provide the services usually provided by banking institutions. Firms now specialize in providing investment advice, financial information, and financial planning services. Other firms specialize in providing underwriting services and discount securities brokerage.

     Consumers now have greater access to powerful, yet inexpensive technology and are becoming more comfortable with and proficient in the use of this technology. The use of this new technology to sort and deliver vast amounts of information, to facilitate inexpensive communication of data and for the completion of financial transactions has been growing at an accelerating rate. Specifically, the Internet has produced thousands of new cyber-investors every day, primarily through the World Wide Web.

     Investors are becoming more self-reliant and value conscious in the pursuit of their financial goals. Investors are increasingly willing to acquire the information and understanding of investment alternatives and have become increasingly sophisticated and knowledgeable about investing. Access to a broad range of financial information and advice has decreased the necessity for full-service brokers. These investors make their own decisions about their financial future and tend to seek greater value, often in the form of lower transaction costs. As a result, management believes the use of discount brokers and directly marketed no-load mutual funds has increased in Germany.


     Management believes the convergence of these trends is creating a new marketplace for financial services. It is also creating a "new investor," who is self-reliant, comfortable with the use of technology and value oriented. The Company seeks to be the leading provider of financial services in Germany, and eventually the EU, to this "new investor."

BUSINESS STRATEGIES



     The Company's ability to implement its business strategies successfully is dependent on obtaining a full banking license in Germany and approval for conducting expanded brokerage activities in the U.S., successfully establishing customer accounts, fully integrating its international systems and links to the major European and U.S. stock exchanges and trading markets, and a variety of other internal and external factors. See "Risk Factors." The Company is a development-stage enterprise and the success of the business strategies cannot be fully known until the Company has commenced full operations. There can be no assurance that the Company will successfully implement its business strategies or achieve its operational goals.



     The Company seeks to exploit the opportunities created primarily as a result of regulatory reforms and changing conditions in the financial services industry generally, and particularly in Germany and other EU countries, and to expand its market share by pursuing the following key strategies:



     - Market Distinct Brands. ADAG will market distinct brands with a range of services and commission rates designed to appeal to specific groups of investors within the financial services market. The Company believes that, by tailoring products and services for customers within specific demographic categories, ADAG can attract a broader range of investors seeking brokerage services at discount prices. ADAG will offer discount on-line brokerage services in Europe under the EU TRADE(TM) brand name, which has been created for European investors seeking simple and efficient execution services at the lowest possible transaction cost, and European investors who are comfortable with the Internet and prefer to trade exclusively through electronic communications in exchange for low-priced trade executions. EU TRADE(TM) is designed to be the first global on-line brokerage system and will provide European clients with access to multiple securities markets using a single account. The tradename AMERICAN DIVERSIFIED(R) has been created to designate ADAG's system that provides high-net-worth customers with a full range of brokerage services, private asset management and mutual fund products, and underwriting services. AMDIV.PRONET(TM) is the tradename of a technologically advanced financial system that will provide ADAG's correspondent European brokerage firms and financial institutions with special terminals to access the major European and U.S. stock exchanges and trading markets through the Company's integrated computer network. Through this market segmentation approach, management believes that the Company and its subsidiaries will be able to deliver products and services tailored to meet the specific needs of its customers in the most cost efficient manner. See "-- Development of Products and Services."



     - Create Technologically Innovative Solutions to Investor Needs. Since April 1997, the Company has worked on the development of its integrated electronic systems, which combine the Company's newly developed software with existing electronic services in the U.S. and Europe. EU TRADE(TM) and AMDIV.PRONET(TM) each comprise a single-source trading system for U.S. and European stocks, which offer immediate execution services. The "Dial-In" feature of AMDIV.PRONET(TM) provides institutional correspondents with a secure link to Europe's and the U.S.'s major stock markets using special terminals, which enable direct access through the Company's integrated computer network. The Company is actively pursuing additional technologies to service the rapidly evolving financial services industry. See "-- Development of Products and Services." The Company believes it has adequate protection for the proprietary technology it has developed under German law, but is developing confidentiality and non-competition agreements and other internal security measures to protect its developed technology in the U.S. and the other EU countries. See "-- Development of Products and Services" and "Risk Factors -- Dependence on Intellectual Property Rights."



     - Provide Transaction Value to Investors. The Company strives to offer investors transaction value by providing specified services at prices that are among the lowest in the discount brokerage industry. EU TRADE(TM) will be offered generally at a flat commission rate on Internet-only trades for equity orders having a market value of up to EURO 11,000. AMERICAN DIVERSIFIED(R) will provide investors with access to trained registered representatives and other customized services for a fee equal to .44% of the order volume, for each equity order. Through more efficient operations, synergies of strategic alliances, an increasing number of transactions and the use of advanced technology, the

       Company strives to minimize costs, which are designed to allow the Company to offer what it believes are some of the best transaction values in the industry. See "-- Development of Products and Services" and "-- Competition".



     - Expand Mutual Fund Products and Distribution. ADAM has been expanding its sponsorship and distribution of mutual funds by developing a new mutual fund series portfolio in the U.S., the International Value Fund. In addition, ADAM is in the process of registering an umbrella fund in Dublin, Ireland, under the UCITS directive for European distribution, which will offer three sub-fund portfolios: the Global Value, International Value and SmallCap Value portfolios. The Ireland-based funds will be distributed initially in Germany and thereafter in other EU countries through ADAG's distribution network and other channels in Europe.



     - Expand the Underwriting of Initial Public Offerings. ADAG will engage in underwriting initial public offerings for small and medium-sized EU companies that plan to be listed on either a leading European or U.S. stock exchange or trading market. ADAG has commenced due diligence review of a few companies in connection with proposed initial public offerings. ADAG intends to expand its underwriting business to take advantage of the increased demand for equity financing among small and medium-sized companies in the EU, commencing with activities in Germany. There were approximately 31 public equity securities offerings in Germany during 1997, and 71 have been completed to date in 1998. The Company believes there is a strong and growing demand for investment banking and financial consulting services for emerging growth companies in Germany, from the early financing through the initial public offering stage.


DEVELOPMENT OF PRODUCTS AND SERVICES

     The Company has developed a broad range of products and services designed to address specific consumer needs and the Company is actively pursuing opportunities to improve and increase the products and services offered to customers. The development of products and services by the Company and its subsidiaries will continue to require substantial capital expenditures. See "Use of Proceeds." The Company expenses all research and development costs as they are incurred. The Company regularly monitors the costs and projected benefits of its product and service developments to determine their continued viability. The Company does not believe that the failure of any of its products and services would have a material adverse effect on the Company's future business, financial condition or operating results. See "Risk Factors -- Rapidly Evolving Markets" and "Risk Factors -- Risks Associated with New Products and New Markets."


     Securities Brokerage Services



     ADAG will provide Internet-discount brokerage services in Europe under the brand name EU TRADE(TM) and traditional full-service brokerage services for its high-net-worth clients under the brand name AMERICAN DIVERSIFIED(R). See
"-- Servicemark Application." ADAG has also developed AMDIV.PRONET(TM), a brand of services for European brokerage firms, banking institutions and other institutional correspondents to access the major U.S. and European stock markets on special terminals through the Company's integrated computer network. Through this market segmentation approach, ADAG will offer a variable range of services and competitive rate structures designed to attract specific groups of individual and institutional investors in Europe.


                                      LOGO


     EU TRADE(TM) will provide discount brokerage services through a state-of-the-art trading platform utilizing technologically advanced processing and delivery systems for sophisticated on-line investors via the Internet. EU TRADE(TM) customers in Germany and other EU countries will be able to place trades, obtain quotes and review pertinent account information electronically using the Internet. EU TRADE's(TM) web site will allow customers to enter orders for stocks, mutual funds and options, to view their balances, positions, order status, quotes and transaction history and to use research provided by various data service providers. The research and market data available for EU TRADE(TM) customers will include historical and intra-day charts, company reports, earnings estimates, stock screening and general market information.



     EU TRADE(TM) will offer an advanced program trading feature, which will allow customers to create conditions under which orders will be placed and then have their personal computer monitor the market to automatically place the order. Customers will be able to design baskets of stocks to track and trade. Investors also will be able to place spread, straddle and buy/write orders using the EU TRADE(TM) features no other competing on-line-brokerage in Europe offers. In addition, the system will provide investors access to multiple news and research services. Customers will be able to access company highlights or detailed company reports and earnings estimates from a variety of data banks. A prototype system offering the above-described features is in the final stage of development and is undergoing testing at this time.



     In addition, EU TRADE(TM) will offer a wide range of third-party research services to assist its customers in selecting the best trading strategy. Stock research will include professional reports on over 20,000 listed companies on the major U.S. and European exchanges, qualitative and quantitative analyses on all major industry sectors and ranking tables, including performance ratios for large, middle and small cap stocks. EU TRADE's(TM) stock alerts will notify clients of earnings announcements, dividend reports, price changes of more than three percent and other significant events affecting investments.



     EU TRADE(TM) will cater to investors who are comfortable with the Internet and prefer to trade exclusively through electronic communications in exchange for low priced trade executions. Customer inquiries will be accepted via e-mail and representatives are required to respond within two hours, although responses usually are sent by return e-mail promptly. Although EU TRADE(TM) will maintain toll-free telephone numbers for customer inquiries, these inquiries will be limited to technical support and customer inquires during specified time intervals. EU TRADE(TM) expects to charge a commission of EURO 12.00 for equity orders having a market value of up to EURO 11,000. Management believes that EU TRADE(TM) will offer one of the lowest commission rates in the industry in Germany, especially on U.S. securities.



                                      LOGO



     AMDIV.PRONET(TM) will be a wholesale provider, in Germany and other EU countries, of discount brokerage and other financial services to independent broker-dealers, registered investment advisors and financial planners, including smaller banks, who serve their own retail customers. AMDIV.PRONET(TM) will act as the discount brokerage arm of correspondent institutional clients by providing their retail customers with access to equity and bond markets. ADAG will maintain a staff of registered representatives to service the retail customers of correspondent institutional clients using AMDIV.PRONET(TM).



     The Company will also provide traditional full-service securities brokerage and advisory services through its U.S., German and Irish subsidiaries under the AMERICAN DIVERSIFIED(TM) brand name. AMERICAN DIVERSIFIED(TM) has been designed to provide the benefits of a full service firm, including personal support, extensive research reports and complete product sets.



     The Company may, in the future, also engage in margin lending to customers collateralized by customers' securities, although it is not presently prepared to do so. Margin lending is subject to the margin rules of the Board of Governors of the Federal Reserve System, NASD margin requirements, as well as margin rules established by banking regulatory authorities in Germany. By permitting customers to purchase on margin, the Company will take the risk of a market decline that could reduce the value of the collateral held by the Company to below the customers' indebtedness before the collateral can be sold. Under applicable NASD rules, in the event of a decline in the market value of the securities in a margin account, the Company will be obligated to require the customer to deposit additional securities or cash in the account so that at all times the customer's equity in the account is at least 25% of the value of the securities in the account. Margin lending to customers is also expected to constitute a major portion of the basis on which net capital requirements of the Company are determined under the Net Capital Rule and the net capital rule established by the banking regulatory authorities in Germany. To the extent these activities expand, the Company's net capital requirements will increase. See "Risk
Factors -- Regulation" and "-- Effect of Net Capital Requirement." The Company does not plan to engage in any margin lending activities except in full compliance with the applicable requirements. Should it determine to do so, substantial additional capital will be required, the availability and terms of which cannot be assured. See "Use of Proceeds" and "Risk Factors -- Need for Additional Capital."



     Moreover, the continued development of the Company's products and services will continue to require substantial capital expenditures. See "Use of Proceeds."



     The following chart summarizes by brand these planned services and the average commission per trade that ADAG expects to charge its customers:



                                     AMERICAN DIVERSIFIED(R)   EU TRADE(TM)    AMDIV.PRONET(TM)
                                     -----------------------   ------------    ----------------
WAYS TO TRADE
  Internet.........................         --                 EURO 12.00*       EURO 10.00  *
  Personal terminal................     EURO 20.00                 --                --
  Professional Terminal............         --                     --            EURO 14.00  *
  Registered representative........    EURO 22.00**                --                --
PRODUCTS
  U.S.-Stocks......................          x                      x                x
  European-Stocks..................          x                      x                x
  Foreign-Stocks...................          x                      x                x
  Mutual funds.....................          x                      x                x
  Options..........................          x                      x                x
  Bonds............................          x                      x                x
  Foreign securities...............          x                      x                x
SERVICES OFFERED
  Live quotes......................        x***                    --                x
  10 Minute delayed quotes.........         --                      x                --
  Research tools...................        x***                     x                x
  Credit card......................          x                     --                --
  Debit card.......................         --                      x                --
  Check writing....................          x                     --                --
  News search......................        x***                     x                x
  Program investing................          x                      x                x
  Day trading......................        x***                     x                x


---------------

  * For equity orders having a market value of up to EURO 11,000.



 ** 0.20% of the market value or a minimum charge of EURO 22.00.


*** With personal terminal only.


     MUTUAL FUND PRODUCTS



     ADAM's mutual fund families in the U.S. will consist of value-oriented mutual funds, including:



     - American Diversified Global Value Fund



     - American Diversified International Value Fund*



     ADAM's mutual fund families established in Ireland for distribution in the EU will consist of value-oriented mutual funds, including:



     - American Diversified Global Value Fund*



     - American Diversified International Value Fund*



     - American Diversified SmallCap Value Fund*

---------------

* In registration.

     The Funds are managed by ADAM, based on Benjamin Graham's "value investment" principles. Mr. Graham authored "Security Analysis" and "The Intelligent Investor," which are recognized texts on the fundamental value of common stocks. Ladas & Hulings, a leader in value investing with over 25 years of experience, will serve as investment sub-advisor to the Funds and will provide their day-to-day management. Portfolios managed by Ladas & Hulings have been rated by Nelson's Information as among the "Top 20" Money Managers -- 10 year returns. There can be no assurance, however, as to the future performance of the Funds or any mutual funds managed by the Company or with a sub-advisor.



     A principal component of the Company's planned expansion involves marketing the Funds to institutional investors. The Company plans to develop a special class of institutional series or shares for distribution to institutional investors. As the Funds grow in size, the revenues and profitability of ADAM are expected to increase because ADAM's revenues and income will be based on the net assets of the Funds and with other mutual funds that it may manage in the future. Currently, the Funds are small, and their growth cannot be assured.


MARKETING


     The Company and its subsidiaries seek to increase their market share through direct-response advertising, advertising on their own and other Web sites, a public relations program and co-marketing programs. ADAG has recently completed an aggressive marketing campaign in Germany designed to bring brand name recognition to ADAG's product lines. The Company intends to increase significantly its spending on print, television, radio, direct mail, telemarketing and online advertising during the next fiscal year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Plan of Operation" and "Use of Proceeds." From time to time, the Company may choose to increase spending on advertising to target specific groups of investors or to decrease advertising expenditures in response to market conditions.



     ADAG's marketing focus in Germany is on advertising its discount brokerage services as a less expensive and more efficient way of initiating transactions, building awareness of the Company's product lines and the benefits of the Company's services. Print advertisements are placed in a broad range of the leading business, technology and financial publications, including HANDELSBLATT, WIRTSCHAFTSWOCHE, CAPITAL, FOCUS and in the financial section of major daily newspapers in Germany. ADAG also employs online advertising through Yahoo!, America Online, CompuServe and other popular Web sites such as, FOCUS-Online. ADAG's commercials are featured regularly on N-TV, Germany's leading channel for stock exchange reports and during business programs of other major television networks. ADAG also uses telemarketing and direct mail to advertise its products and services. ADAG's aggressive advertising program in Germany has significantly contributed to the increase in new account applications, which may be utilized by ADAG after it has commenced its broker-dealer operations. ADAM plans to expand the advertising of its mutual fund products in the U.S., and to build awareness of the Funds' value investment approach.


     At the Company's Web sites, prospective customers both in the U.S. and Europe will be able to obtain detailed information on the services offered by the Company and its subsidiaries, use an interactive demonstration system, request additional information and complete an account application online. Visitors to the Company's German Web site can obtain detailed information about the U.S.-equity markets, NASDAQ and all major European stock exchanges. The Company's programmers have developed a search engine which provides financial information from over 800 sources. See "Risk Factors -- Dependence on Intellectual Property Rights." Visitors to ADAM's U.S.-based Web site will be able to obtain performance information on the funds, request literature and prospectuses online, download reports and get basic information about ADAM's value investment approach. Based on the increased number of visits to the Company's Web sites, the Company believes that on-line advertising is a significant factor in increasing brand awareness and generating leads, as consumers increasingly look to the Internet as a key source of information and commercial activity.

     The Company also pursues public relations opportunities to build brand awareness, which has resulted in interview appearances on television and radio stations in Germany, profiles in the business section of a variety of daily national newspapers, and attendance at trade conferences for the brokerage industry in Germany. The Company also actively seeks speaking opportunities at industry conferences and events in Europe.

CUSTOMER SERVICE

     The Company and its subsidiaries strive to optimize the level of customer service provided to their clients by (i) expanding their use of technology to handle most typical inquiries generated in the course of customers' securities trading and related activities, (ii) ensuring adequate staffing with properly trained and motivated personnel in their customer service departments, enabling prompt response to customer inquiries and (iii) tailoring customer service to the particular expectations of the clients of each of their respective services.

     In order to optimize the level of service provided to European customers, ADAG has installed advanced call handling capabilities and provides 24 hours, 365-day live customer service through an 800-number. The new phone-systems provide automated answering, departmental call forwarding, information on expected wait times, summary market data while on hold and integrated voice-mail and response capabilities. The new telephone systems also allow linkage between the caller identification units and the customer database to provide customer service representatives with immediate access to customer's account data. It is expected that these telephone systems will increase call-handling efficiency and enhance the customers' experience when calling for service, particularly during periods of heavy market activity.

     The Company and its subsidiaries have also developed software and Web sites which provide basic information on how to use the Company's services. For those inquiries that cannot be answered through one of the Company's automated systems, customers are encouraged to use e-mail for matters that are not time sensitive. The Company's operating standards require a response within two hours of receipt of the e-mail for such matters; however, the Company strives to respond within 30 minutes of the original message. The Company also maintains electronic bulletin boards where customers and potential customers can ask questions and exchange information about the Company's services.

     The Company plans to monitor the level of overall customer satisfaction through use of customer response cards sent with trade confirmations or through periodic surveys. Written comments, e-mails and electronic postings by customers will be regularly reviewed by the Company's senior officers. The Company has established a policy to respond to all customer questions or complaints, regardless of their mode of transmission.

COMPETITION


     All aspects of the Company's investment management business are intensely competitive. The Company competes with U.S. brokerage firms which have affiliates in Germany and other EU countries and with German banking institutions which are authorized, under German law, to offer both traditional brokerage functions and investment advisory services. The Company encounters significant competition in connection with the operation of its business in the U.S. for its mutual fund products. The Company's competitors in the U.S. include numerous enterprises with extensive experience in the financial services sector. Therefore, the Company intends to use the bulk of its marketing resources to promote its investment products in Europe, where it expects initially to encounter only limited competition for its discount brokerage services and the distribution of mutual funds to its targeted potential clientele in Germany, its primary marketing area. The services offered by the Company are typically provided in Germany today through banks and savings institutions, which cater primarily to large institutional investors rather than to individuals. Management of the Company believes it has identified a niche market in Germany and the EU for providing discount securities brokerage services to individual and small institutional investors, including the marketing of U.S. mutual fund products. Brokerage services offered by German banks are targeted for large institutional customers, are expensive and do not address the needs of individual investors. German banks typically encourage private clients to maintain savings accounts, and bank personnel typically lack the incentives and expertise to provide individual customers with U.S. style investment services. The large U.S. investment firms operating in Germany typically prefer to market only to large institutional clients and require minimum account balances in the $1,000,000 range. On the investment banking side, there were approximately 31 public equity securities offerings in Germany during 1997, and 71 have been completed to date in 1998. The Company believes there is a strong and growing demand for investment banking and financial consulting services for emerging growth companies in Germany, from the early financing through the initial public offering stage.

     The Company expects competition to continue and intensify in the future. There are currently approximately ten discount brokerage firms in Germany, all of them wholly owned subsidiaries of German commercial banks. These discount brokerage firms include Comdirect Bank, ConSors Dicount Broker, Advance Bank, Brokerage24 and Direkt Anlage Bank. The Company also encounters competition from the established banks, which provide full-commission brokerage services as well as mutual fund sponsors and other organizations, some of which provide electronic services. Although these competitors are well established, they generally lack the ability to provide prospective customers with the desired capabilities in international securities trading. None of these competitors offer direct execution of U.S. securities after 5:30 P.M., when the German exchanges stop trading and, during the trading session, fast order execution for U.S. securities is limited to the stock of the U.S. companies listed on one of the German exchanges.


     The Company believes that providing investors with the ability to buy, sell and execute trades in U.S. securities until the close of the trading session in the U.S., 10 P.M. German time, will give the Company's Internet brokerage a significant advantage over all its competitors. This will give ADAG's on-line customers the ability for day trading in U.S. securities during the entire period from 8:30 A.M. to 10 P.M. German time.



     The Company believes that the principal competitive factors affecting the market for its discount brokerage services are price, customer service, quality and speed of trade execution, delivery platform capabilities, ease of use, graphical user interface, breadth of services and innovation. Firms compete on the elements of price, technology, financial strength and customer service. Based on management's experience, preliminary market research and the success the Company's marketing campaign has enjoyed to date, the Company believes that it can compete effectively with respect to each of these factors.


     In addition, factors affecting the Company's business expansion success include: 1) the abilities, performance records and reputations of its investment managers; and, 2) its ability to develop new investment products and implement marketing strategies in the U.S. and Europe. The marketability of the Company's investment products, primarily mutual funds, is also dependent, in part, on the relative attractiveness of their investment strategies and practices under prevailing market conditions. There are relatively few barriers to entry by new investment management firms or distributors of U.S. mutual funds in the EU markets. This lack of entry barriers may facilitate the introduction of new investment products by the Company, although it may also lead to increased competition from other securities firms.


     The general financial success of companies within the securities industry over the past several years has strengthened existing and emerging competitors. The Company believes that such success will continue to attract new competitors to the industry such as large U.S. discount brokers such as E*TRADE, Charles Schwab, AmeriTrade and similarly structured groups. Charles Schwab has already commenced operations in Great Britain and is monitoring the German and European markets closely. "E*TRADE" has signed a licensing agreement with E trade Central Europe, Inc, which is owned by two emerging German financial services firms. Commercial banking institutions and other financial institutions have become a competitive factor in the securities industry by offering their customers discounted financial services. While it is not possible to predict the type and extent of competitive services that the banking institutions and other newly emerging financial institutions ultimately may offer, the Company may be adversely affected by such competition.


     There can be no assurance that the Company will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company will not have a material adverse effect on the Company's business, financial condition and operating results. See "Risk
Factors -- Competition."

GOVERNMENT REGULATION

     The international investment management and broker-dealer operations are subject to extensive regulation, supervision and licensing under various U.S. federal and state laws and regulations and under the securities and corporate laws and regulations of the European countries under which it will market its financial services.

     ADAM's operations in the U.S. are subject to extensive regulation under U.S. federal and state securities laws. The Commission is the federal agency responsible for administering the federal securities laws in the U.S. In general, broker-dealers are required to register with the Commission under the Exchange Act. Under the Exchange Act, every registered broker-dealer that does business with the public is required to be a member of and is subject to the rules of the NASD. The NASD has established Rules of Fair Practice, which are subject to the Commission's approval, for all securities transactions among broker-dealers and private investors, trading rules for the over-the-counter markets, and operational rules for its member firms. The NASD conducts examinations of member firms, investigates possible violations of the federal securities laws and its own rules, and conducts disciplinary proceedings involving member firms and associated individuals. The NASD administers qualification testing for all securities principals and registered representatives for its own account and on behalf of the state securities authorities.

     In addition, broker-dealers are subject to extension regulations under state laws. A recent amendment to the federal securities laws prohibits the states from imposing substantive requirements on broker-dealers, which exceed those imposed under federal law. The recent amendment, however, does not preclude the states from imposing registration requirements on broker-dealers that operate within their jurisdiction or from sanctioning such broker-dealers for engaging in misconduct.


     ASI is being established to assume the broker-dealer and underwriting functions of ADAM. After the transfer is completed, ASI will be subject to regulation as a broker-dealer. ADAM will continue as a registered investment advisor under the Investment Advisers Act of 1940, as amended. ASI will also succeed to ADAM's broker-dealer registration in the State of California.


     ADAG, the Company's German subsidiary, is subject to regulation under German law and in the various EU jurisdictions it may operate under in the future. Germany recently revised its banking laws and for the first time, financial service providers and broker-dealers are subject to rules and regulation and supervision of the various regulatory agencies, mainly the Bundesaufsichtsamt fuer das Kreditwesen ("BaKred"), the body regulating the banking industries, as well as the Bundesaufsichtsamt fuer Wertpapierhandel ("BAWH"), the body regulating the securities transactions and stock exchanges and the Bundesbank, Germany's Central Bank. The revision of the banking law was adopted in October 1997 and became effective on January 1, 1998. ADAG currently has a license which permits it to engage in product distributions, underwriting and asset management activities. Due to the uncertainties regarding interpretation of the new laws, ADAG has filed an application with the "BaKred" to extend its current license to a full banking license. Upon approval of its full banking license, ADAG will commence operations as a fully licensed bank and brokerage firm. The Company cannot provide any assurance or guarantee that the regulatory approvals necessary for ADAG to commence its planned securities brokerage operations will be given in a timely manner or at all. See "Risk Factors -- Delay in Commencing Operations."

     All marketing activities by ADAG regulated by the BaKred, and all such marketing materials are required to be reviewed by the Company's compliance officer prior to release. If ADAG were to engage in soliciting orders or making investment recommendations, it would become subject to additional rules and regulations governing, among other things, the suitability of recommendations to customers and sales practices.

     ADAG will be engaged in clearing and settling transactions and maintaining customer accounts. In its capacity as a depository bank, ADAG has to be a member of the "Einlagensicherungsfond", the depository trust fund of the German Banking Association. There can be no assurance that ADAG will be accepted as a member in the future. As a depository bank, ADAG will be further required to comply with the rules of banking institutions, including rules relating to possession and control of customer funds and securities, margin lending and execution and settlement of transactions.

NET CAPITAL REQUIREMENTS; LIQUIDITY


     As a registered broker-dealer and member of the NASD, ADAM, the Company's U.S. subsidiary, is subject to the Net Capital Rule. The Net Capital Rule, which specifies minimum net capital requirements for registered brokers-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. As the planned successor to ADAM's broker-dealer functions, ASI will be subject to the same rules and requirements as a broker-dealer. ADAM is in compliance with applicable net capital requirements. Currently ADAM is required to maintain a minimum net capital of $5,000, although with the anticipated expansion of its broker-dealer activities, it will be required to maintain a minimum net capital of $100,000, or $250,000, if the business is further expanded to include margin lending and other activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- ADAM's Historical Operations."


     As a depository bank, ADAG will be subject to the net capital requirements of the "Kreditwesengesetz." The law presently requires a minimum net capital of 10 million German Marks (approximately $5.6 million), for the operations planned by ADAG. The BaKred can increase the net capital requirement at any time.

     In general, net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts"), which reflect the possibility of a decline in the market value of an asset prior to disposition.

     Failure to maintain the required net capital by either subsidiary may subject a firm to suspension or revocation of registration by the Commission or BaKred, and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require the firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a stockholder, employee or affiliate, if such payment would reduce the firm's net capital below a certain level. The Net Capital Rule also provides that the Commission may restrict for up to 20 business days any withdrawal of equity capital, or unsecured loans or advances to stockholders, employees or affiliates ("capital withdrawal") if such capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and it is determined that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer. In addition, the Net Capital Rule provides that the total outstanding principal amount of a broker-dealer's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of the outstanding principal amount of all subordinated indebtedness included in net capital, par or stated value of capital stock, paid in capital in excess of par, retained earnings and other capital accounts for a period in excess of 90 days.

     A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those operations of the Company that require the intensive use of capital, such as the financing of customer account balances, and also could restrict the Company's ability to withdraw capital from its brokerage subsidiaries, which in turn could limit the Company's ability to pay dividends, repay debt and repurchase shares of its outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect the ability of the Company to expand or even maintain its present levels of business, which could have a material adverse effect on the Company's business, financial condition and operating results. The Company's broker-dealer subsidiary is expected to maintain a minimum net capital well in excess of the present minimum net capital requirement.


     ADAM is a member of Securities Investor Protection Corporation ("SIPC"), which provides, in the event of the liquidation of a broker-dealer, protection for customers' accounts held by each of them of up to $500,000 for each customer account, subject to a limitation of $100,000 for claims for cash balances. ADAM's SIPC membership will be transferred to ASI.

EMPLOYEES

     As of August 31, 1998, the Company employed a total of 24 full-time associates, including management, and 12 part-time associates. The Company believes that its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. The Company believes that its relations with its employees are good.

     The Company's employment assessment process is a critical factor in identifying candidates whose abilities and potential create the opportunity to be a successful associate with the Company. The assessment process includes an in-person interview, a work-related behavioral trait profile, a cognitive reasoning assessment test, a telephone structured interview to measure communication skills, and a data entry "keyboarding" or computer skills test when appropriate. The Company believes based on its experience to date that its employment assessment process has a positive impact on the Company's success.

     The Company has approved a policy of paying cash bonuses to its management and non-management employees out of a pool based on a percentage of annual income. Bonuses are based upon the success of the Company and the individual job performance of the employee.

     The Company believes that the continuous training of its management, employees and part-time associates is a key factor for the Company's ability for rapid growth. The Company has established a training facility in Berlin and implemented a training schedule.

SYSTEMS

     The Company will use a variety of systems to support investors and the Company's correspondents. The Company currently is developing a sophisticated proprietary computer network that will link the various trading applications to the proprietary core system, the AMDIV Operating System ("AMDOS"). All of the customer trading applications will interface and feed data through standardized messaging and formatting into AMDOS. AMDOS will deliver quotes and information to the investor and route trades to the market. AMDOS will then update account balances and positions via multiple lines of communication. AMDOS also will support other operations such as clearing functions, account administration and record keeping.

     The Company's technology relies on a scalable computer system connected to the Internet backbone. To enhance the reliability of the system and integrity of data, the Company maintains multiple backup systems. A backup power supply supports the operations facility. Tape backups are made nightly to prevent a loss of data. See "Risk Factors -- Dependence on Computer Systems" and
"-- Dependence on Intellectual Property Rights."

     The Company's technology is supported by an internal staff of programmers, developers and operators 24 hours a day, seven days a week. The programming staff is supplemented by a team of quality control analysts, Web page developers, technical writers and design specialists who ensure the final product is user-friendly and dependable. In addition to supporting the systems, the staff continually enhances software and hardware and develops new services. Software is designed to be versatile and easily adaptable to new and emerging technologies.

     The secure transmission of confidential information over public networks is a critical element of the Company's operations. The Company relies on encryption and authentication technology, which is in part provided by outside sources, including public key cryptography technology provided by Veresign to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. See "Risk Factors -- Potential for Security Compromises."


     A major advantage is the Company's direct fiberoptic connections to the Internet through a main backbone of UUNET. ADAG is connected to the fiberoptic network COLT Telecom, one of Europe's most progressive providers of commercial fiberoptic networks. COLT Telecom is servicing the majority of the German banking industry and stock exchanges. ADAG has signed agreements to receive unlimited network capacity for its data and telecommunication needs on a scalable basis at competitive prices. The Company plans to connect the premises in Berlin and Los Angeles by a direct line by the end of 1998.

     All proprietary technology, systems and software of the Company and its subsidiary will be transferred to American Diversified Technologies, Inc., which is being established as a wholly-owned subsidiary of the Company in the U.S. The Company believes that it has adequate protection for its proprietary technology, systems and software under German law, but is developing confidentiality and non-competition agreements, and other internal security measures to further protect its proprietary interests. See "Risk Factors -- Dependence on Intellectual Property Rights."

SERVICEMARK APPLICATION


     The Company has registered "AMERICAN DIVERSIFIED" as a servicemark in the U.S. and in Germany, and has applied for, but not been issued, any registered servicemarks for its or "amdiv.net," "amdiv.pronet" and "eu-trade" service-names in Germany. ADAG is planning to register its trademarks in Germany and other European countries. No assurance can be given that the Company will be successful in obtaining these marks, or that the servicemarks, if obtained, will afford the Company any competitive advantages. ADAG owns the "AMERICAN DIVERSIFIED" trademark for Germany, which was registered on February 26, 1998 with the German Patent and Trademark Office in Munich, registration No. 39745648.


LEGAL PROCEEDINGS

     The Company is not a party to, nor is the Company's property the subject of any pending legal proceeding.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated financial statements have been prepared by the Company's management from its historical financial statements, which are contained elsewhere in this prospectus. The Unaudited Pro Forma Statement of Operations presented below reflects the Company's results of operations adjusted for the acquisition of James Buchanan Rea, Inc. ("JBRI") as of March 31, 1998, and the related issuance of common stock as described in the accompanying notes. The pro forma adjustments have been applied to the historical consolidated statement of operations for the fiscal year ended August 31, 1998, and the unaudited results of operations of JBRI for the seven months ended March 31, 1998, as if the acquisition occurred on September 1, 1997. The results of operations of JBRI for the five months ended August 31,1998, are included in the historical consolidated statement of operations. The acquisition has been accounted for using the purchase method of accounting. For purposes of the pro forma financial statements, the purchase price of JBRI has been allocated to the acquired net assets based on information currently available with regard to the values of such net assets. Final adjustments to recorded amounts may differ from the pro forma adjustments presented herein. The pro forma statements should be read in connection with the notes thereto.



                        AMDIV.COM, INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           YEAR ENDED AUGUST 31, 1998


                                                HISTORICAL     JBRI      PRO FORMA
                                                 AMDIV.COM    NOTE(1)   ADJUSTMENTS    PRO FORMA
                                                -----------   -------   -----------   -----------
Revenue.......................................  $    45,585   $95,678          --     $   141,263
                                                -----------   -------    --------     -----------
Expenses:
  Travel and entertainment....................      120,222        --          --         120,222
  Employee compensation and benefits..........    1,010,213    66,786          --       1,076,999
  Professional fees...........................      633,977     3,133          --         637,110
  Advertising and promotion...................    1,974,044     3,070          --       1,977,114
  Administrative..............................      727,196    20,762          --         747,958
  Other Operating Expenses....................      130,718        --          --         130,718
  Depreciation and amortization...............       88,004     2,071      31,065(2)      121,140
  Interest....................................       19,789        --          --          19,789
                                                -----------   -------    --------     -----------
                                                  4,704,163    95,822      31,065       4,831,050
                                                -----------   -------    --------     -----------
  Operating (loss)............................   (4,658,578)     (144)    (31,065)     (4,689,787)
  Nonoperating income.........................      139,589        --          --         139,589
                                                -----------   -------    --------     -----------
  (Loss) before income taxes..................   (4,518,989)     (144)    (31,065)     (4,550,198)
  Income taxes................................           --        --          --(3)           --
                                                -----------   -------    --------     -----------
  Net (loss)..................................  $(4,518,989)  $  (144)   $(31,065)    $(4,550,198)
                                                ===========   =======    ========     ===========
  Average common shares outstanding...........    5,085,838        --      69,271       5,155,109
                                                ===========   =======    ========     ===========
  Basis and diluted (loss) per common share...  $     (0.93)  $    --    $     --     $     (0.93)
                                                ===========   =======    ========     ===========

                        AMDIV.COM, INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated statement of operations for the year ended August 31, 1998 was prepared as if the acquisition had occurred on September 1, 1997.

     These pro forma financial statements are not necessarily indicative of the results of operations that might have occurred had the acquisition and financing taken place at the beginning of the period or as of August 31, 1998, or to project the Company's financial position or results of operations at any future date or for any future period.

     Adjustments were made as follows:

(1) Represents JBRI unaudited results of operations for the
    seven months ended March 31, 1998. JBRI results for the
    five months ended August 31, 1998 are included with the
    historical results......................................
(2) Record amortization of goodwill on a straight line basis over a period of 7 years for the seven months ended
    March 31, 1998 (amortization from March 31, 1998 through
    August 31, 1998 has been included with historical
    amounts)
     Amortization expense...................................  $31,065
                                                              -------
(3) The tax benefit for the pro forma adjustments has been
    offset by an equal increase in the valuation allowance
    for deferred taxes resulting in no income tax expense or
    benefit reflected in the purchase accounting
    adjustments.............................................

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

     The following discussion is based upon and should be read in conjunction with the Company's financial statements, including the notes thereto, and the cautionary statements regarding forward-looking statements.

     The Company was organized on February 5, 1997 as a provider of financial services in the United States and Europe. As a development-stage enterprise, the Company has devoted most of its resources since inception to raising capital and implementing the first stages of its business plan.

PLAN OF OPERATION

     The Company and its subsidiaries will offer financial services consisting mainly of full service securities brokerage, Internet discount brokerage, asset management, sponsoring and distributing mutual funds, underwriting and related financial services. The Company is a development stage enterprise and, has not generated any significant revenue from operations to date since its inception on February 5, 1997.


     The Company has financed its development activities through the sale of equity securities to its existing stockholders in private transactions. As of August 31, 1998, the Company had approximately $309,000 in cash to conduct operations. At the current expense rate, the Company anticipates that such funds, together with $11,621,000 received by the Company in October 1998 from the sale of the "Bearer Note" contributed by certain founding Shareholders, will be sufficient to continue operations until December 31, 1999. Thereafter, the Company will be dependent upon the receipt of additional capital to sustain operations. WITHOUT ADDITIONAL CAPITAL, THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF THE COMPANY TO ACHIEVE ITS BUSINESS PLAN. See "Interest of Management and Others in Certain Transactions."



     The Company intends to commence its financial services business in Germany and the EU in early 1999, and to continue on-going development of its products and services to the extent permitted by available financing. The Company and its subsidiaries do not anticipate any significant sale of equipment during the fiscal year ending August 31, 1999, but do expect to purchase technology and various equipment and technology for development purposes at an anticipated cost of $3.5 million.


     The Company has recently expanded staffing at both executive and employee levels and does not currently anticipate any additional significant changes in the number of employees or compensation payable to employees. See "Description of Business -- Employees" and "Directors, Executives and Significant Employees."

ADAM'S HISTORICAL OPERATIONS

     ADAM merged with and into James Buchanan Rea, Inc., a California corporation ("JBRI"), effective March 31, 1998, to acquire an existing mutual fund operation and establish a presence for the Company in the U.S. JBRI served as the investment advisor and distributor to the Rea-Graham Balanced Fund (renamed the American Diversified Global Value Fund; interchangeably, the "Fund"), a series mutual fund of American Diversified Funds, Inc. (formerly named the "Rea-Graham Funds, Inc."), a diversified open-end investment company registered under the Investment Company Act of 1940. ADAM has succeeded JBRI as a registered broker-dealer and registered investment advisor and the shareholders of the Fund have approved ADAM as investment advisor to the Fund.

     The Fund was originally organized as a private limited partnership in 1976. The Fund was subsequently incorporated in Maryland and on August 19, 1982, effected a public offering of its shares as an open end diversified investment company registered under the Investment Company Act of 1940. The Fund continued to operate as a separate series mutual fund of Rea-Graham Funds, Inc., which was succeeded by American Diversified Funds, Inc., following the merger.

     Pursuant to the revised investment advisory agreement, the Fund pays ADAM a monthly advisory fee equal on an annual basis to one percent of the first $20,000,000 of the Fund's net assets as of the close of business on the last business day of each calendar month during the Fund's fiscal year; reduced to 0.75% of such net assets in excess of $20,000,000 up to $100,000,000; 0.5% of such net assets in excess of $100,000,000 up to $200,000,000; and 0.45% of all such net assets in excess of $200,000,000. One half of such advisory fees earned by ADAM are paid to Ladas & Hulings under a sub-advisory agreement. See "Directors, Executive Officers and Significant Employees -- Principal Advisors."


     The Fund also pays ADAM a distribution fee payable monthly equal on an annual basis to .35% of the Fund's average daily net assets.

     The following discussion is based upon and should be read in conjunction with JBRI's financial statements for the period ended December 31, 1996 and December 31, 1997, and the Company's financial statements for the period ended August 31, 1998 together with the notes related thereto.

    JBRI'S OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 1996 COMPARED TO THE
     PERIOD ENDED DECEMBER 31, 1997

     Results of Operations. Revenues for fiscal year ended December 31, 1997 were $145,119 as compared to revenues of $166,059 for the fiscal year ended December 31, 1996, representing a cumulative decrease of approximately 12.6%. The decrease in revenues was primarily due to a reduction of advisory and distribution fees from the Fund, as the Fund's net assets declined from $11,377,574 to $10,154,957 during this period.

     Operating expenses consist of salary expenses, communications costs, occupancy and equipment rental expenses and other operating expenses. Operating expenses were $214,973 for the fiscal year ended December 31, 1997 as compared to operating expenses of $214,386 for the fiscal year ended December 31, 1996. However, operating expenses as a percentage of revenues increased approximately 19% to 148% for fiscal 1997 as compared to 129% for fiscal 1996, as a result of the decline in revenues due to the decline in the Fund's net assets.

     Net losses from operations for the fiscal year ended December 31, 1997 were $69,854 as compared to $48,327 for the prior fiscal year, representing an increase in net losses of approximately 44.5%. This increase in operating losses is directly attributable to the decrease in revenues resulting from the reduction in advisory and distribution fees generated during 1997, as the Fund's net assets declined.

     Liquidity and Capital Resources. As of December 31, 1997, JBRI had no outstanding long term obligations. Short term obligations consisted of dealer service fees payable, accounts payable and accrued expenses totaling $11,946. JBRI has historically funded operations through cash flows from operations.

     JBRI was subject to the net capital rule (Rule 15c3-l) promulgated under the 1934 Act, which prohibits a broker-dealer from engaging in securities transactions when its aggregate indebtedness exceeds 15 times its net capital, as those terms are defined in Rule 15c3-1. The net capital, required net capital and net capital ratio for JBRI as of December 31, 1997 and 1996 were as follows:

                                                            1997        1996
                                                         ----------    -------
Net Capital............................................  $   10,199    $58,920
Required Net Capital...................................  $    5,000    $ 5,000
Net Capital Ratio......................................   1.17 to 1    17 to 1
                                                         ==========    =======


     THE COMPANY'S OPERATIONS FOR THE FISCAL YEAR ENDED AUGUST 31, 1997 COMPARED TO THE FISCAL YEAR ENDED AUGUST 31, 1998



     Results of Operations. The Company was incorporated on February 5, 1997. Therefore, a comparison of the 1997 and 1998 fiscal years is not meaningful because fiscal 1997 was a partial year and the Company commenced the bulk of its development and marketing activities after recruiting certain key executives and personnel in fiscal 1998. For the fiscal year ended August 31, 1998, the Company reported operating revenue of $45,585, as compared to no operating revenue for the fiscal year ended August 31, 1997. The increase in revenue is substantially attributable to the merged operations of ADAM. ADAM reported revenues and operating expenses of $39,585 and $248,400, respectively during the year ended August 31, 1998. ADAG is still in the developmental stage and did not commence any significant business operations during the 1998 fiscal year.


     On May 29, 1998, the Company sold a bearer note originally contributed by certain founding shareholders to a group of unrelated investors for DM 20.2 million. In connection with the sale, the Company realized an economic gain of $1,517,000, which for U.S. accounting purposes was reported as an adjustment to the issuance price of share capital. See Note 2 of the Notes to Consolidated Financial Statements at F-9.



     The Company's total operating expenses for the fiscal year ended August 31, 1998, were $4,704,163, as compared to operating expenses of $139,527 for the fiscal year ended August 31, 1997. The increase was substantially attributable to an increase in advertising, promotion, employee compensation and benefits, professional fees and other expenses relating to the Company's ongoing development and expansion activities. The costs incurred for employee compensation and advertising increased from $20,841 and $7,220 during the fiscal year ended August 31, 1997, to $1,010,213 and $1,974,044 for the fiscal year ended August 31, 1998. Expenses for professional fees increased from $66,474 for the fiscal year ended August 31, 1997 to $633,977 for the fiscal year ended August 31, 1998. The increase in professional fees was substantially attributable to legal and accounting fees relating to the registration of the Company's Common Stock under the Exchange Act and the Company's proposed initial public offering. The Company's administrative expenses increased from $22,506 for the fiscal year ended August 31, 1997, to $727,196 for the fiscal year ended August 31, 1998.



     Liquidity and Capital Resources. Initial promotional costs associated with marketing efforts in Germany and costs associated with operating ADAG in Germany increased the Company's monthly cash requirements to approximately $160,000 during the fiscal year ended August 31, 1998 as opposed to, $20,000 during the fiscal year ended August 31, 1997. Cash inflows from the sale of 5,000,000 shares of Series A Preferred Stock sold during the period provided the working capital.



     ADAM is subject to the Net Capital Rule (Rule 15c3-1) promulgated under the Exchange Act, which prohibits a broker-dealer from engaging in securities transactions when its aggregate indebtedness exceeds 15 times its net capital, as those rules are defined in Rule 15c3-1. The net capital, required net capital and net capital ratio for ADAM as of August 31, 1998 were $110,461, $5,000, and
0.16 to 1, respectively.


YEAR 2000 COMPLIANCE


     The Company and its subsidiaries will rely upon a significant number of computer software programs and operating systems in conducting their operations, including systems and software utilized by third party service providers. The Company has reviewed its computer systems, including information technology ("IT") and non-IT systems, and has determined that they are in compliance with the requirements of the Year 2000. The Year 2000 problem, however, is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year to 00. Failure of any of the Company's third party service providers to adequately address this issue could result in a substantial interruption of the Company's normal plan of operation and business affairs, and could result in significant losses from operations. To the extent that the Company relies upon non-U.S. third party service providers who may be less capable or prepared than their U.S. counterparts to address and resolve the Year 2000 problem, the Company's operations may be subject to a greater level of risk with respect to Year 2000 compliance. Although the Company could incur substantial costs in connection with the failure of third party computing systems and software, such costs are not sufficiently certain to estimate at this time. The Company also has not developed any plan to address these contingencies. Consequently, no assurance can be given that the potential failure of third party systems will not increase the Company's operating costs or create uncertainties that may have an adverse effect on the Company's operating results or financial condition. See "Risk Factors -- Dependence on Third Party Systems."

                            DESCRIPTION OF PROPERTY

     The Company and its subsidiaries currently has three business offices under lease. The Company has a one-year lease expiring in March 1999, from CB Commercial, Inc., for office space located at 12100 Wilshire Boulevard, Suite 680, Los Angeles, California 90025, at $2,370 per month, which is the office space formerly occupied by JBRI. The Company recently sub-leased new office space from Froley Revy Investment Company, Inc., for a term of three years at $8,561 per month, and has moved its principal business address to the newly sub-leased premises located at 10900 Wilshire Boulevard, 9th floor, Los Angeles, California 90024. ADAG has entered into a five-year lease expiring January 2003 for office space in Berlin from 58 Grundstucksverwaltungsgesellschaft -- Bull and Liedtke, Hamburg, at $3,700 per month. All three premises are in good condition and are adequately insured. It is anticipated that the Company will enter into new office leases as additional subsidiaries are formed and the business activities of the Company and its subsidiaries are expanded into additional EU countries.

            DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

MANAGEMENT

     The Company is assembling an international team of managers and entrepreneurs with experience in the initial market area and a shared commitment to its future growth and success.


     Peter Hartmann, age 43, has been Chairman of the Board since February 5, 1997, and Executive Vice-President of International Development since March 31, 1998. From February 5, 1997 to March 31, 1998, Mr. Hartmann also served as the Company's President and CEO. Mr. Hartmann has over 20 years of experience with international business development and project management. Between 1992 and January 1997, Mr. Hartmann served as President and Chief Executive Officer of EMDC, an international consulting company specializing in project development with clients in Europe, Russia, Singapore and Vietnam. Although Mr. Hartmann has only limited experience in the financial services industry, he has extensive experience in the development of international companies and in mergers and acquisitions. He was engaged by the Company to structure and develop its business. Mr. Hartmann speaks five languages. Mr. Hartmann received his MBA degree from Glasgow College of Technology in Scotland.



     James Buchanan Rea Jr., age 43, has served as the Company's President and Chief Executive Officer since March 1998, and has been a Director since December 1997. Mr. Rea has over 20 years experience in the mutual fund industry, especially in financial, accounting and operating positions. Mr. Rea is President and Chief Executive Officer of ADAM, the Company's U.S. investment advisory and brokerage subsidiary. He served as President of JBRI, the predecessor of ADAM, since 1986. He is also Chairman of the Board of ADAM, and has managed Rea-Graham Funds, Inc. (renamed American Diversified Funds, Inc.) since 1986 as President, Chief Executive Officer and Chairman of the Board. From 1980 to November 1995 he was Vice President of James Buchanan Rea, Inc., the company founded by his father, Dr. James Buchanan Rea. He is a registered investment advisor and broker-dealer with the Commission, NASD, and State of California. Mr. Rea received his Bachelor of Science degree from the University of Southern California.



     Joel Epstein, age 38, has served as the Company's Executive Vice President, Chief Financial Officer and Treasurer since September 1998. Mr. Epstein has over 11 years of professional experience as a CPA. Since April 1995, Mr. Epstein has been providing financial consulting services for companies, including start-ups, in various industries. From 1987 to 1995, Mr. Epstein served as Senior Vice President and Chief Financial Officer of the Pilgrim Group, Inc., a mutual fund group. Prior to that time, Mr. Epstein was employed as an auditor with Peat Marwick Main & Co. in Los Angeles for over three years. Mr. Epstein received his Bachelor of Science degrees in Marketing and Accounting from California State University, Northridge in 1982 and 1984, respectively.



     T. Michael Graf, age 61, was appointed as the Company's Executive Vice President of Asset Management in September 1998. Mr. Graf has over 28 years of experience in portfolio management, new business development and client servicing. Mr. Graf has six years of experience managing an investment management organization. From 1986 to August 1998, Mr. Graf served as First Vice President of Schroder Capital Management, Inc. ("Schroder"). Schroder merged Wertheim Schroder Investment Services into Schroder Capital Management in July, 1995. Mr. Graf's primary responsibilities at Schroder included business development for endowments, foundations and high net worth individuals in the western half of the U.S. Mr. Graf was also responsible for servicing Schroder's institutional and individual clients on the west coast. Mr. Graf received his MBA degree from Harvard Business School in 1962 and his Bachelor of Science degree in Petroleum Engineering from Stanford University in 1960. Mr. Graf is a chartered investment counselor ("CIC") and a chartered financial analyst ("CFA").



     Roland Kuettner, age 44, has been a Director of the Company since December 1997. Mr. Kuettner is also Managing Director of American Diversified Emissionsberatungs GmbH (ADAG's German subsidiary) and previously served as the Company's Chief Financial Officer and Treasurer. Mr. Kuettner qualified as a CPA in 1983 and served with the accounting firm of Arthur Andersen & Co. in Toronto, Seattle and Berlin from 1980 to 1993. Mr. Kuettner moved to Germany in 1991 and has been practicing as an independent CPA since 1993. As a Manager in the Accounting and Audit Division of Arthur Andersen & Co., Mr. Kuettner gained extensive experience in dealing with matters affecting financial reporting and control.



     Thomas C. Corcovelos, age 47 has been a Director of the Company since November 1997. Mr. Corcovelos is a partner in the law firm of Corcovelos & Forry LLP in Manhattan Beach, California. Since 1985, Mr. Corcovelos has served as Corporate Counsel and Federal Securities Compliance Officer to JBRI, which was merged with and into ADAM, effective March 31, 1998. Mr. Corcovelos received his Bachelor of Science degree from Loyola University of Los Angeles in 1973, and his law degree from Boalt Hall School of Law, University of California at Berkeley in 1976.



     Thomas H. Fitzgerald, Jr., age 65, has been a Director of the Company since August 1998. Mr. Fitzgerald is President of T.H. Fitzgerald & Co., a Wall Street asset management firm, and a member of the American Finance Association. Mr. Fitzgerald is also an advisor to the management of the American Institution of Management and the Market Technician Association. For more than 18 years Mr. Fitzgerald published the "Money Market Directory," a world renowned reference book regarding investors and their portfolio managers.



     Arthur Gray, Jr., age 75, was appointed as an Advisory Director in October 1998. Mr. Gray is expected to be nominated for election to the Board after the Bylaws are amended to authorize an expansion of the Board. As an Advisory Director, Mr. Gray is invited to attend Board meetings, but is not a member of the Board. Since 1993, Mr. Gray has been a Managing Director of SG Cowen Investment Counselors in New York City. He currently serves as the Chairman of the Board of Seventh Generation, Inc., the President of Lerner-Gray Foundation and is a director of Genelabs Technology, Inc. Mr. Gray is an Honorary Trustee of the American Museum of Natural History, a Director of the Smithsonian Museum of Natural History and an Honorary Director of Pathways for Youth. Mr. Gray has extensive experience in the financial services sector. From 1984 to 1993, Mr. Gray served as the President and CEO of Dreyfus Personal Management. Mr. Gray attended the Massachusetts Institute of Technology for two years before entering military service in World War II.



     John Barrier, age 41, was appointed as the Company's Chief Technical Officer in October 1998. Mr. Barrier has over 24 years of experience in network engineering, software development and project planning and implementation. Prior to joining the Company, from 1996 to 1997, Mr. Barrier was the Vice President of Software and Technology with NTN Communications, Inc., a Carlsbad, California provider of Interactive programs, where he was responsible for the management of 50 Windows NT servers, all technology requirements for Hospitality and Online networks and the development of front-end and back-end software for AOL. In 1995 he was the lead network Administrator for Premis software in Houston where he developed the Quick Comp software for Texas Workers' Compensation, client database. From 1992 to 1995, Mr. Barrier was the Supervisor of Systems Engineering at King Khaled International Airport located in Riyadh, Saudi Arabia, where he was responsible for systems design, network interface and the development of Windows based hypertext help system. Mr. Barrier received his Bachelor of Science degree in Electrical Engineering Technology from Northern Arizona University. Mr. Barrier joined the Company on November 1, 1998.

     Messrs. Rea, Hartmann, Corcovelos, Epstein, Graf, Gray, Fitzgerald and Barrier reside in the U.S. Mr. Kuettner resides in Berlin, Germany.


PRINCIPAL ADVISORS


     Ladas & Hulings, Inc. ("Ladas & Hulings"), a registered investment advisor founded in 1970 and headquartered in Scottsdale, Arizona, with regional offices in Austin, Texas, and Palm Beach, Florida, has been investment sub-advisor to the Fund since April 1998. Ladas & Hulings is also expected to serve as investment sub-advisor to the new small-cap and international funds to be offered by ADAM in the future. Ladas & Hulings currently has approximately $270.0 million in assets under management, including $180.0 million in domestic managed accounts and $90.0 million in non-domestic managed accounts. Ladas & Hulings' investment style is substantially similar to that of the Company's, involving the use of fundamental investment analysis applied and adapted to the global equity markets.


     Mr. William R. Hulings, age 62, President and Chief Investment Officer of Ladas & Hulings, had over 25 years of experience in investment management. Mr. Hulings has Masters of Science and MBA degrees from the University of Southern California.


     Mr. Stanley Lanzet, age 54, was retained by the Company in July 1998 as its investment banking advisor and consultant in the Company's New York office. Mr. Lanzet is President and Chairman of Lanzet Global Securities Corp., an investment research firm founded in 1993 specializing in small and medium cap stocks and emerging market investing. Mr. Lanzet has been an investment analyst since 1967. From 1992 to mid-1993, Mr. Lanzet was a Managing Director/Principal of Bear Stearns and Co. and the Director of Research for Emerging Markets. Prior to joining Bear Stearns, Mr. Lanzet was a Senior Vice-President and the Associate Director of Research at Arnhold and S. Bleichroeder, Inc. from 1988 to 1992. Mr. Lanzet is a member of the New York Society of Security Analysts and holds a B.B.A. degree in Economics from the City College of New York and an M.B.A. in Investments from New York University.


ADAG'S EXECUTIVE TEAM

     ADAG's executive team includes a young group of experienced managers with an average age of 38 and 17 years practical experience in the banking sector. The German educational system provides graduates an opportunity to literally "learn on the job" with a potential employer after completing high school. The apprenticeship program, which leads to a Diploma in Commercial Banking, consists of theoretical and practical instruction over a 2 to 3 year period. The employer who is satisfied with a student's performance will generally offer that individual a full-time position after completion of his studies. ADAG's Board of Management consists of the following executives:


     Bernward J. Rohmann, age 47, was appointed as Chief Executive Officer (Vorstand) in November 1998. Mr. Rohmann has over 22 years of international experience in the banking industry, in leading positions with major financial institutions during the last 7 years. Mr. Rohmann studied at the Ruhr-University, Bochum, Germany where he graduated in 1975 with a degree as economist (Diplom Okonom). From 1987 through 1991, Mr. Rohmann was the Head of DM-Treasury Department at JP Morgan, Frankfurt where he also served as a member of the JP Morgan Investment Committee for pension funds. Between 1991 and 1992 he was the General Manager responsible for reorganizing the London Branch of Hessische Landesbank. From July 1992 through December 1993 Mr. Rohmann was a member of the Executive Management Board in charge of Capital Markets, Securities and the UBS Investment Division of Schweizerische Bankgesellschaft in Frankfurt. From February 1994 through December 1996 Mr. Rohmann was a member of the Executive Management Board in charge of Securities, Treasury, Controlling and DATA Processing of National Westminster Bank plc, in Frankfurt. Mr. Rohmann received a diploma for participating in the Advanced Management Program for Overseas Bankers of the Wharton School in Philadelphia. He joined the Company on September 1, 1998.



     Dernst-Henning Graf von Hardenberg, age 57, was appointed as Senior Executive in November 1998. Count von Hardenberg has more than 30 years of experience in banking and has held leading positions with major German banks. Count von Hardenberg began as an apprentice with Commerzbank AG, Hamburg in

1962, where he was assigned to the corporate credit department. In 1968, he joined IKB Deutsche Industriebank AG, Dusseldorf, and was promoted in 1973 to head the credit department of the bank's Berlin branch, of which he was appointed General Manager in 1981. Count von Hardenberg has also served on the Executive Management Board of Berliner Industriebank AG, Berlin. He was later appointed to the Executive Management Board of Deutsche Handelsbank AG, Berlin, where he was responsible for Corporate Lending and Treasury. Since 1994, Count von Hardenberg has been advising start-up companies on raising equity and on organizing their respective finance and controlling functions. He is also the Managing Partner of J. Strauss Verlag GmbH, Potsdam. He joined the Company on November 1, 1998.


MANAGEMENT COMMITTEES

     The Company expects to formally establish management committees in Germany and in the U.S. that institute policies and procedures regarding the Company's daily operations regarding risk, expense and operations. The committee in Germany will include Messrs. Rohmann, von Hardenberg, Kuettner, and assigned executives from each of the Company's subsidiaries. The committee in the U.S. will include James Buchanan Rea Jr., Joel Epstein, Michael Graf and Peter Hartmann. The committees provide oversight and assist the subsidiaries in achieving their goals. The committees may suggest the establishment of, or changes to, policies and procedures of the subsidiaries to strengthen controls in areas of risk, expense and operations. The committees, however, do not take the place of the decision-making authority vested in each of the subsidiaries.


LIMITATION OF DIRECTORS AND OFFICERS' LIABILITY AND INDEMNIFICATION



     The Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted under Nevada General Corporation Law. As allowed by Nevada Revised Statutes, the Articles of Incorporation and Bylaws of the Company provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, for acts or omissions that a director believes to be contrary the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which a director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, with respect to certain contracts in which a director has a material financial interest and for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     REMUNERATION OF DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     As a newly formed entity, the Company has no prior history of executive compensation. Mr. Rea received aggregate compensation of $91,765 during 1997, as President and Chief Executive Officer of JBRI.


     The following table sets forth information concerning the compensation received for the fiscal year ended August 31, 1998 for services to be rendered to the Company in all capacities by the Company's Chief Executive Officers and other highly compensated executive officers. The Company had no executive officers under employment during 1997.


                           SUMMARY COMPENSATION TABLE


                                                                                  LONG TERM COMPENSATION
                                                                             ---------------------------------
                                                                                     AWARDS
                                                 ANNUAL COMPENSATION         -----------------------   PAYOUTS
                                            ------------------------------   RESTRICTED   SECURITIES   -------
                                                              OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
             NAME AND                       SALARY    BONUS   COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
        PRINCIPAL POSITION           YEAR     ($)      ($)        ($)           ($)        SARS(#)       ($)         ($)
        ------------------           ----   -------   -----   ------------   ----------   ----------   -------   ------------
James B. Rea, Jr. .................  1998    76,667    -0-        -0-           -0-         35,000       -0-         -0-
Director, CEO and President(1)
Peter Hartmann.....................  1998   120,000    -0-        -0-           -0-            -0-       -0-         -0-
Chairman, Executive Vice
  President -- International
  Development(1)
Roland Kuettner....................  1998    66,667    -0-        -0-           -0-            -0-       -0-         -0-
Director(1)(2)


---------------
(1) See "Employment Agreements" below for a description of Mr. Rea's, and Mr. Hartmann's benefits entitlements. All other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive for such year.

(2) Mr. Kuettner was the Company's Chief Financial Officer and received compensation in that capacity during the fiscal year ended August 31, 1998 pursuant to an employment agreement. Mr. Kuettner has since resigned as the Company's Chief Financial Officer and is employed as Managing Director of American Diversified Emissionsberatungs GmbH, a subsidiary of ADAG in Germany. His employment agreement with the Company has been terminated.

     Directors of the Company who are also employees do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in connections with attending meetings of the Board of Directors or management committees. Non-employee directors are expected to be paid a fee of $1,000 per Board meeting attended, and reimbursement for expenses.

EMPLOYMENT AGREEMENTS


     Mr. Rea has a three-year employment agreement with ADAM and the Company to perform the duties of President and Chief Executive Officer of the Company and ADAM at an annual salary of $125,000 per year, and an annual discretionary benefits fund of $40,000, and the Company provides personal and family medical insurance coverage. Mr. Rea will also be the designated financial principal of ADAM (and of ASI). If Mr. Rea is terminated without cause or the employment agreement is not renewed, he would receive a severance payment equal to one-quarter of the average annual base salary during the term of his employment plus an amount equal to one-quarter of the highest annual bonus or profit-sharing received during his employment. The discretionary benefits includes life and disability insurance, business automobile expenses, and business-associated memberships and expenses. Any portion of the benefits fund not expended is paid as additional compensation. Mr. Rea is also entitled to participate in all employee plans and benefits that may be established for executive employees. Bonuses are expected to be determined in the future by the Board based upon an evaluation of performance against the Company's strategic business plan and operating budget. Mr. Rea's employment agreement also includes a buyout provision, pursuant to which Mr. Rea is entitled, at any time during the term of his employment agreement, to require the Company to repurchase all of his shares of the Company's Common Stock at a purchase price equal to the greater of the consideration paid for or the fair market of such shares, in the event that Mr. Rea is no longer employed with the Company, in the event of a change in control (as defined in the employment agreement) or sale of substantially all of the Company's assets, or at such time as the Company is no longer a registered broker-dealer. The buyout provision terminates in the event that the Company has effected a registered public offering of its Common Stock under the Securities Act in an amount of at least $5.0 million and there exists a public trading market for the Common Stock.

     The Company has also entered into an employment agreements with Mr. Hartmann. Mr. Hartmann's employment agreement provides for a thirty-month term commencing July 1, 1998, pursuant to which Mr. Hartmann has agreed to perform the duties of Chairman of the Board and Executive Vice President
-- International Development at an initial annual base salary of $180,000 and an annual discretionary benefits funds of $40,000, generally on the same terms as Mr. Rea's employment agreement described above, including severance and bonus provisions (but not including any buyout rights).

1998 STOCK OPTION AND INCENTIVE PLAN

     General. The Company's 1998 Stock Option and Incentive Plan (the "1998 Stock Option and Incentive Plan") provides for the Incentive Stock Options of ("ISO's") and Non-qualified Stock Options ("NQSO's").

     Purpose. The 1998 Stock Option and Incentive Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

     Administration. The 1998 Stock Option and Incentive Plan will be administered by a committee, established by the Board of Directors (the "Committee"), which will at all times be composed of "non-employee directors;" provided, however, that the Board of Directors may abolish the Committee at any time and revest administration of the 1998 Stock Option and Incentive Plan in the Board of Directors or a reconstituted Committee. No member of the Committee will vote on any matter affecting his or her own compensation.

     The value of one share of Common Stock, is determined as follows: (i) If the shares are traded on an exchange, the price at which Share traded at the close of business on the date of valuation; (ii) If the shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices quoted on the NASDAQ System at the close of business on the date of valuation; and (iii) If neither (i) or (ii) applies, the fair market value as determined by the Board or the Committee in good faith. Such determination will be conclusive and binding on all persons.

     Vesting of Options and Awards. The stock options and award granted under the 1998 Stock Option and Incentive Plan will vest as determined by the Committee or the Board of Directors.

     Eligible Persons. Officers and directors and employees of the Company and other persons expected to provide significant services to the Company are eligible to participate in the 1998 Stock Option and Incentive Plan. ISO's may be granted to the officers and key employees of the Company. NQSO's and other awards may be granted to the directors, officers, key employees, agents and consultants of the Company or any of its subsidiaries, provided that the Committee finds that the value of services rendered or to be rendered to the Company is at least equal to the value of the awards being granted.

     Under current law, ISO's may not be granted to any director of the Company who is not an employee, or to directors, officers and other employees of entities unrelated to the Company.

     Shares Subject to the Plan. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Option and Incentive Plan authorizes the grant of stock options to purchase up to 1,000,000 shares of the Company's Common Stock, provided that at no time shall options be granted to purchase an aggregate of more than five percent of the outstanding shares of the Company's Common Stock.

     Term of the Plan. Unless previously terminated by the Board of Directors, the 1998 Stock Option and Incentive Plan will terminate on May 26, 2008, and no options may be granted under the 1998 Stock Option and Incentive Plan thereafter, but existing options will remain in effect until the options are exercised or terminated by their terms.

     Term of Options. Each stock option must terminate no more than ten years from the date it is granted (or five years in the case of ISO's granted to an employee who is deemed to win an excess of ten percent of the combined voting power of the Company's outstanding equity stock). Stock options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

     Option Exercise. The exercise price of any stock option granted under the 1998 Stock Option and Incentive Plan is payable in full in cash, or its equivalent as determined by the Committee. The Company may make loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder and secured by a pledge of Common Stock with fair value at least equal to the principal of the promissory note, unless otherwise determined by the Committee.

     Amendment and Termination of Stock Option Plan. The Board of Directors may, without affecting any outstanding stock options, from time to time revise or amend the 1998 Stock Option and Incentive Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares subject to the 1998 Stock Option and Incentive Plan, modify the class of participants eligible to receive options granted under the 1998 Stock Option and Incentive Plan or extend the maximum option term under the 1998 Stock Option and Incentive Plan.

     Outstanding Options. The Company has granted options to acquire 100,000 shares of Common Stock pursuant to the 1998 Stock Option and Incentive Plan. Of these stock options, 40,000 have been granted to the two independent directors and will vest six months from the date on which the options were granted. All stock options granted pursuant to the 1998 Stock Option and Incentive Plan are exercisable at a price of $3.00 per share. The 1998 Stock Option and Incentive Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split or similar transaction, the Committee will appropriately adjust the number of shares of Common Stock subject to outstanding stock options and the total number of shares for which stock options may be granted under the Plan.

STOCK OPTION GRANTS

     The following table sets forth information concerning stock options granted to date in 1998 to each member of the Board of Directors and Executive Officers, the corporate secretary and an employee of ADAM.

INDIVIDUAL GRANTS


                                               PERCENT OF TOTAL OPTIONS   EXERCISE PRICE
                                                 GRANTED TO EMPLOYEES     OR BASE PRICE
                NAME                  GRANT       DURING THE YEAR(1)        ($/SHARE)       DATE
                ----                  ------   ------------------------   --------------   -------
James B. Rea, Jr. ..................  35,000              35%                 $3.00        6/17/08
Thomas H. Fitzgerald, Jr. ..........  20,000              20%                 $3.00        6/17/08
Thomas C. Corcovelos................  20,000              20%                 $3.00        6/17/08
Michael B. Jeffers..................  20,000              20%                 $3.00        6/17/08
Isabel Bautista.....................   5,000               5%                 $3.00        6/17/08

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

     The Company declared a 1:10 reverse stock split of its Common Stock, effective May 26, 1998. The Company recently declared another 1:2 reverse stock split of its Common Stock, effective August 20, 1998. All amounts of Common Stock outstanding reflected herein give effect to both reverse stock splits.


     Except as otherwise indicated, the following table sets forth certain information regarding the beneficial ownership of the Company's capital stock as of October 30, 1998, after giving effect to the conversion of the Series A Preferred Stock, by: (i) each of the Company's directors and officers, (ii) each person who beneficially owned more than five percent of the Company's capital stock, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of the Company's principal office located at 10900 Wilshire Boulevard, 9th Floor Los Angeles, California 90024.



                                                                                       PERCENTAGE
                                                                                      BENEFICIALLY
                                                                    SHARES              OWNED(1)
                                                              BENEFICIALLY OWNED   -------------------
                                                              ------------------    BEFORE     AFTER
                                                                    NUMBER         OFFERING   OFFERING
                                                              ------------------   --------   --------
Dr. Michael Klug............................................       489,500            7.2%      5.7%
  Pfalzburger Strasse 20, 10717 Berlin, Germany
Eureka Consulting, Inc......................................       422,000            6.2%      4.9%
  1350 E. Flamingo Road #742, Las Vegas, NV 89119
Prodevco, Inc...............................................       406,000            6.0%      4.7%
  7135 Pintale Drive, Carlsbad, CA 92009
Peter Hartmann..............................................       451,750            6.6%      5.3%
James Buchanan Rea, Jr......................................       156,250            2.3%      1.8%
Thomas Corcovelos...........................................        45,000              *         *
Ronald Kuettner.............................................        25,000              *         *
  Kurfurstendamm 15, Berlin, D-10719, Germany
Thomas H. Fitzgerald, Jr....................................        20,000              *         *
Bernward J. Rohmann.........................................        15,000              *         *
  Kurfurstendamm 15, Berlin, D-10719, Germany
Officers and Directors as a group (6 individuals)...........       713,000           10.3%      8.3%


---------------
 *  Less than one percent

(1) Beneficial ownership is determined in accordance with the applicable rules under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 6,817,961 shares of Common Stock outstanding prior to this Offering and 8,551,295 shares of Common Stock outstanding after this Offering (assuming the sale of all of the shares of Common Stock offered hereby), and conversion of the 5,000,000 shares of Series A Preferred Stock.

PREFERRED STOCK

     As of August 31, 1998, the Company had 5,000,000 shares of Series A Preferred Stock issued and outstanding, held by approximately 320 individual preferred shareholders. All of the Series A Preferred Stock was converted into 1,666,661 shares of Common Stock in October 1998.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     The merger of JBRI into ADAM was completed and became effective on March 31, 1998. On January 12, 1998, the shareholders of the Fund approved a new investment advisory agreement with ADAM. Under the terms of the merger, Mr. Rea received 2,375,000 shares (pre-reverse splits) of the Company's common stock at the closing in exchange for his 50,500 shares of JBRI stock, and the other JBRI shareholders received aggregate cash payments of $160,875 in consideration for their 49,500 shares of JBRI stock, at a value of $3.25 per share. The 2,375,000 shares of the Company's Common Stock issued in connection with the JBRI-ADAM Merger were converted into 118,750 shares, after giving effect to the Company's 1:10 reverse stock split, effective May 26, 1998, and the 1:2 reverse stock split, effective August 20, 1998. Mr. Rea acquired the Company shares without registration in reliance on the exemption provided by Section 4(2) under the Securities Act. Mr. Rea is a sophisticated investor knowledgeable in the securities business. He will continue to serve as President of ADAM, the successor to JBRI. The Company shares issued to Mr. Rea are "restricted securities" and may not be publicly resold except pursuant to a registration promulgated under the Securities Act, Rule 144 or other exemption under the Securities Act that may be applicable.


     On August 28, 1997, the Company issued 90,000,000 (pre-reverse splits) shares of Common Stock to American Diversified Corporation ("ADC"), a Delaware corporation controlled by certain founding shareholders of the Company, in exchange for its contribution of a "Bearer Note" issued by Immofin Grundstuecksverwaltungsgessellschaft Conradi & Hilger GbRmbH, a partnership consisting of Messrs. Klaus Conradi and Josef Hilger, two of the Company's founding shareholders. The shares issued to ADC were converted into 4,500,000 shares, after giving effect to the Company's 1:10 reverse stock split of the Common Stock, effective May 26, 1998, and 1:2 reverse stock split of the Common Stock, effective August 20, 1998. The shares previously held by ADC have since been transferred to various individual investors, pursuant to applicable exemptions from registration under U.S. state and federal securities laws. On May 28, 1998, the Company sold the Bearer Note to unrelated third parties for 20,200,000 Deutche Marks (approximately $11,584,186, including accrued interest). Cash proceeds from the sale of the Bearer Note were released from escrow and transferred to the Company's German bank account on October 12, 1998. (See Note 2 to "Consolidated Financial Statements," page F-9).


                           DESCRIPTION OF SECURITIES


     Upon the closing of this Offering, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, no par value, of which 8,551,295 will be outstanding after the closing of this Offering (assuming all of the shares offered hereby are sold, but assuming that the Underwriter's Over-Allotment Option is not exercised) and 10,000,000 shares of the Company's Preferred Stock, no par value, none of which will be outstanding. There is no public trading market for the Company's common or preferred stock and there is no assurance that a trading market will develop.


     The following is a brief description of the material terms of the Company's capital stock. This description does not purport to be complete and is subject in all respects to applicable Nevada law and to the provisions of the Company's Articles of Incorporation and Bylaws, copies of which are on file with the Commission are incorporated by reference herein.

GENERAL

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

COMMON STOCK

     Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Dividends on any outstanding shares of preferred stock may be required to be paid in full before payment of any dividends on the common stock. Upon liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

     Holders of common stock are entitled to one vote per share with respect to all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time. The Company's Articles of Incorporation and Bylaws contain no restrictions on the repurchase by the Company of shares of the common stock or preferred stock. All the outstanding shares of common stock are, and additional shares of common stock will be, when issued, validly issued, fully paid and nonassessable.


     Effective May 26, 1998, the Company declared a 1:10 reverse stock split of its Common Stock. The Company subsequently declared a 1:2 reverse stock split of its Common Stock, effective August 20, 1998. Based upon the number of shares outstanding as of the date of this Prospectus, and after giving effect to the sale of the Common Stock offered hereby and the conversion of the Series A Preferred Stock, there will be 8,551,295 shares of Common Stock outstanding (assuming no exercise of outstanding options, warrants or the Underwriter's Over-Allotment Option).


PREFERRED STOCK

     As of March 31, 1998, the Company sold 5,000,000 shares of Series A Preferred Stock, par value $1 per share, pursuant to a private placement conducted in Germany in reliance upon the exemption from U.S. securities laws under Regulation S. The Series A Preferred Stock was entitled to an annual cumulative preferential dividend of $.09 per share, when and as declared by the Board of Directors. All of the Series A Preferred Stock were converted into 1,666,611 Shares of Common Stock in October 1998, and there are no shares of Series A Preferred Stock currently outstanding. The Series A Preferred Stock ranked prior to the common stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The Company is required to pay dividends on the Series A Preferred Stock which had accrued and have not been paid for any period prior to the conversion the Series A Preferred Stock, before any dividends may be paid or declared with respect to the Common Stock.


     The Board of Directors is authorized to designate with respect to each series of preferred stock the number of shares in each such series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, if any, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of another class or series, and the voting rights, if any. As of the date hereof, there are no shares of Preferred Stock issued and outstanding. The Series A Preferred Stock is non-voting. Any series preferred stock issued will rank prior to the common stock as to dividends and as to distributions in the event or liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of common stock. The preferred stock will, when issued, be fully paid and nonassessable. Such provisions relating to the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company, including without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of the Company's Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering, the Company will have approximately 8,551,295 shares of Common Stock outstanding after giving effect to the conversion of the 5,000,000 shares of Series A Preferred stock and assuming the sale of all of the 1,733,334 shares offered hereby (but assuming no exercise of the Representative's Warrants or the Underwriters' Over-Allotment-Option). Of these shares the 1,733,334 shares sold to the public in this Offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares purchased by affiliates of the Company within the meaning of the Securities Act, which will be subject to the resale limitations of Rule 144. Of the remaining 6,817,916 shares, 5,151,350 shares are held by existing shareholders and were issued by the Company in private transactions in reliance upon one or more exemptions under the Securities Act and are "Restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act, and 1,666,611 shares were issued upon conversion of the previously outstanding 5,000,000 shares of Series A Preferred Stock, which were previously issued in a private placement completed as of March 31, 1998. See "Description of Capital Stock -- Preferred Stock." The holders of restricted shares generally will be entitled to sell these shares in the public securities market without registration under the Securities Act to the extent permitted by Rule 144 (or Rule 145, as applicable) or any exemption under the Securities Act. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months after such one year holding period, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of one percent of our then outstanding Common Stock or the average weekly trading volume during the four weeks prior to the proposed sale. In addition, sales under Rule 144 may be made only through unsolicited "broker's transactions" or to a "market maker" and are subject to various other conditions. The limitation on the number of shares which may be sold under Rule 144 and the "broker's transaction" requirement do not apply to restricted securities sold for the account of a person who is not and has not been the Company's "affiliate" (as that term is defined in the Act) during the three months prior to the proposed sale and who has beneficially owned the securities for at least two years. Of the 6,817,961 restricted shares, 500,000 shares of Common Stock are currently eligible for resale under Rule 144, and 6,317,961 shares of Common Stock will be eligible for resale under Rule 144 beginning in March 1999.



     In addition, the Company intends to file a registration statement on Form S-8 with respect to the shares of Common Stock issuable upon exercise of options under the 1998 Stock Option and Incentive Plan (the "Plan"). The Plan authorizes the issuance of options relating to up to 1,000,000 shares of Common Stock. Currently, there are options covering 100,000 shares of Common Stock that have been issued under the Plan which generally vest over three years. See "Remuneration of Directors and Officers -- 1998 Stock Option and Incentive Plan." Upon filing of such registration statement, the holders of such options may, subject to vesting requirements, exercise and sell their shares immediately without restriction, except affiliates who are subject to certain volume limitations and manner of sale requirements of Rule 144. Upon registration, such shares may be sold in the market without limitation. Sales of such shares may decrease the market price for the Company's Common Stock.


     Future sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market. See "Risk Factors -- Shares Eligible for Future Sale."

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Nutmeg Securities, Ltd. is acting as representative (the "Representative"), has severally agreed to purchase, the number of shares of Common Stock set forth opposite the name of each such Underwriter named below.



                        UNDERWRITER                           NUMBER OF SHARES
                        -----------                           ----------------
Nutmeg Securities, Ltd......................................

                                                                  --------
          Total.............................................
                                                                  ========



     The Underwriting Agreement provides that the obligations of the Underwriters thereunder to pay for and accept delivery of the shares are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations is such that they are committed to purchase and pay for all of the above shares of Common Stock offered hereby (other than those covered by the Underwriters' Over-Allotment Option described below) if any are purchased. The Underwriters propose to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus.



     The Company has been advised by the Representative that the Underwriters propose to offer the Common Stock in part to the public at the Price to Public set forth on the cover page of this Prospectus, and in part to certain securities dealers (who may include Underwriters) at such price less a
concession not in excess of $     per share, and that the Underwriters and such
securities dealers may reallow to certain other dealers, a discount not in excess of $ per share under the Price to Public. After commencement of this Offering, the Price to Public, concessions to certain securities dealers and the discount to other dealers may be changed by the Representative.



     The Company granted to the Underwriters an option, exercisable during the 45-day period after the date of the closing of this Offering, to purchase up to 260,000 additional shares of Common Stock at a purchase price per share equal to the Price to Public less the underwriting discount set forth on the cover page of this Prospectus. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the shares of Common Stock offered hereby (the "Underwriters' Over-Allotment Option").



     The Company has also agreed to issue to the Representative warrants (the "Representative's Warrants") to purchase the number of shares of the Company's Common Stock equal to ten percent of the total number of shares of Common Stock placed by and sold through the Underwriters in this Offering at a price per share equal to 20% over the Price to Public. The Representative's Warrants will be exercisable for a period of five years commencing one year after the effective date of this Offering and will contain certain demand and "piggyback" registration rights with respect to the Common Stock issuable upon the exercise of the Representative's Warrants. The Warrants are not transferable (except to members of the syndicate and their affiliates). The exercise price and the number of shares issuable upon exercise may, under certain circumstances, be subject to adjustment pursuant to antidillution provisions.



     The Company has agreed to allow the Underwriters a discount equal to eight percent of the Price to Public of the shares of Common Stock. Additionally, the Company will pay the Representative, following the closing of this Offering, a non-accountable expense allowance equal to three percent of the aggregate proceeds from the sale of Common Stock offered hereby, less any applicable deposits. Additionally, the Company and all of its shareholders owning at least five percent of the Company's Common Stock immediately prior to the closing of this Offering have granted to the Representative a right of first refusal to act as lead manager, placement agent or investment banker, with respect to any proposed underwritten public or private offering of the Company's securities of at least $10,000,000, or any merger, acquisition, or disposition of the Company's assets and any fairness opinions or valuations, which may be consummated within the 24-month period commencing on the date of this Prospectus.



     The Company has further agreed to indemnify the Underwriters against certain liabilities, losses and expenses that may be incurred in connection with the Offering, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof. The Company also has agreed to reimburse the Underwriters for certain out-of-pocket expenses incurred in connection with the Offering.



     The Underwriters have advised the Company that they do not intend to confirm sales to accounts over which they exercise discretionary authority.



     The Company's officers, directors and holders of five percent or more of the Company's Common Stock have agreed not to, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any such shares for a period of twenty-four months after the date of the closing of this Offering.



     Prior to the Offering, there has not been a public trading market for the Common Stock. The public offering price of the Common Stock and the terms of the Representatives' Warrants (including the exercise price) have been determined by arms-length negotiation between the Company and the Representative. The initial public offering price of the Common Stock does not necessarily bear any relationship to the Company's assets, book value, net worth or other established criteria of value. Among the factors considered by the Company and the Representative in pricing the Common Stock were the results of operations, the current financial condition and future prospects of the Company, the experience of management, the amount of ownership to be retained by present shareholders, the general condition of the economy and the securities markets, and the demand for similar securities of companies considered comparable to the Company.



     The Price to Public set forth on the cover page of this Prospectus should not necessarily be considered an indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors and no assurance can be given that a public market for the Common Stock will develop after the close of the Offering, or if a public market in fact develops, that such public market will be sustained, or that the Common Stock can be resold at the Price to Public of the Common Stock or any other price at any time after the closing of this Offering.



     The Representative, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and "passive" market making in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transaction permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. In "passive" market making, market makers in the Common Stock who are Underwriters or prospective Underwriters may, subject to certain limitations, make bids for or purchases of the Common Stock until the time, if any, at which a stabilizing bid is made. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the NASDAQ National Market or otherwise and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS


     The validity of the Common Stock offered hereby and certain tax matters will be passed on by Jeffers, Wilson, Shaff & Falk, LLP, Irvine, California. Mr. Michael B. Jeffers, a partner at Jeffers, Wilson, Shaff & Falk, LLP, serves as the Company's Corporate Secretary and has been granted options to purchase 20,000 shares of Common Stock. See "Remuneration of Directors and
Officers -- Individual Grants." Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, NY. Counsel for the Company and counsel for the Underwriters will rely, as to matters of German law, on the law firm of Wessing & Berenberg - Gossler in Frankfurt, Germany.


                                    EXPERTS


     The financial statements of the Company and JBRI included in this Prospectus have been audited by McGladrey and Pullen, LLP, independent auditors, as stated in their reports appearing in this Prospectus. Such financial statements have been included in reliance upon the reports of McGladrey & Pullen, LLP, and upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus, filed as part of the Registration Statement, omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company has previously filed with the Commission, a registration statement on Form 10-SB under the Exchange Act, which was declared effective on March 2, 1998. As of the effective date of the Company's registration statement on Form 10-SB, the Company became a "reporting company" under the Exchange Act. The Company is a "small business issuer" and has filed reports pursuant to the Exchange Act or forms applicable to small business issues.

     Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy, information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES


                                                              PAGE
                                                              ----
Independent Auditor's Report................................   F-2
Consolidated Balance Sheets.................................   F-3
Consolidated Statements of Operations.......................   F-4
Consolidated Statements of Stockholders' Equity.............   F-5
Consolidated Statements of Cash Flows.......................   F-6
Notes to Financial Statements...............................   F-7


                            JAMES BUCHANAN REA, INC.


Independent Auditor's Report................................          F-13
Balance Sheets as of December 31, 1997 and 1996.............          F-14
Statements of Operations For the Years Ended December 31,
  1997 and 1996.............................................          F-15
Statements of Changes in Stockholders' Equity for the Years
  ended December 31, 1997 and 1996..........................          F-16
Statements of Cash Flows For the Years Ended December 31,
  1997 and 1996.............................................          F-17
Notes to Financial Statements...............................          F-18

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
American Diversified Holdings, Inc.
Los Angeles, California

     We have audited the accompanying consolidated balance sheets of American Diversified Holdings, Inc. and subsidiaries as of August 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended August 31, 1998 and the periods from February 5, 1997 (inception) to August 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Diversified Holdings, Inc. and subsidiaries as of August 31, 1998 and 1997, and the result of their operations and their cash flows for the periods indicated in conformity with generally accepted accounting principles.

                                          McGLADREY & PULLEN, LLP

New York, New York
October 16, 1998, except for
Note 10 as to which the date

is December 3, 1998

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              AUGUST 31,    AUGUST 31,
                                                                 1998          1997
                                                              -----------   ----------
Cash and cash equivalents...................................  $   309,053   $   2,264
Cash held in escrow (Note 2)................................   11,621,493          --
Fees receivable.............................................        9,682          --
Capital stock subscriptions receivable (Note 6).............           --     117,000
Marketable equity securities (cost $308,282)................      281,117          --
VAT receivable (Note 9).....................................      350,358          --
Prepaid expenses and other..................................      139,378       4,220
Deferred offering costs.....................................       72,847          --
Other.......................................................       60,243          --
Goodwill, net of accumulated amortization of $21,636........      351,143          --
Equipment, net of accumulated depreciation of $88,004 1998;
  1997 -0-..................................................      249,292      14,320
                                                              -----------   ---------
                                                              $13,444,606   $ 137,804
                                                              ===========   =========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Accounts payable and accrued expenses..................  $   975,220   $  63,577
     Note payable (Note 3)..................................      387,597          --
     Other..................................................       86,439          --
                                                              -----------   ---------
          Total liabilities.................................    1,449,256      63,577
                                                              ===========   =========
Stockholders' Equity (Note 6 and 7):
     Preferred stock, 10,000,000 shares authorized:
          Series A 9% convertible redeemable cumulative
            preferred stock, $1.00 par value; 5,000,000
            shares designated:
          Issued and outstanding, 5,000,000 and no shares,
            respectively; preference in liquidation
            $5,000,000......................................    4,725,766          --
          Subscribed for but not paid for and not issued,
            162,495 shares..................................           --     150,545
     Common stock, no par value; 20,000,000 shares
      authorized; issued and outstanding 5,151,350 and
      10,000,000 shares, respectively (1997 prior to reverse
      stock splits).........................................   12,236,710      96,754
     Unpaid subscriptions as of December 22, 1997...........           --     (33,545)
     Deficit accumulated during the development stage.......   (4,883,516)   (139,527)
     Accumulated other comprehensive income (loss)..........      (83,610)         --
                                                              -----------   ---------
          Total stockholders' equity........................   11,995,350      74,227
                                                              -----------   ---------
                                                              $13,444,606   $ 137,804
                                                              ===========   =========

                See Notes to Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       PERIOD FROM                   PERIOD FROM
                                                       FEBRUARY 5,                   FEBRUARY 5,
                                                          1997                          1997
                                                       (INCEPTION)                   (INCEPTION)
                                                           TO         YEAR ENDED         TO
                                                       AUGUST 31,     AUGUST 31,     AUGUST 31,
                                                          1998           1998           1997
                                                       -----------    -----------    -----------
Revenue..............................................  $    45,585    $    45,585     $      --
                                                       -----------    -----------     ---------
Expenses (Note 3):
  Advertising and promotion..........................    1,981,264      1,974,044         7,220
  Employee compensation and benefits.................    1,031,054      1,010,213        20,841
  Administrative.....................................      749,702        727,196        22,506
  Professional fees..................................      700,451        633,977        66,474
  Travel and entertainment...........................      142,708        120,222        22,486
  Depreciation.......................................       88,004         88,004            --
  Rent...............................................       70,284         70,284            --
  Amortization.......................................       21,636         21,636            --
  Interest...........................................       19,789         19,789            --
  Other..............................................       19,037         19,037            --
  Communication......................................       19,761         19,761            --
                                                       -----------    -----------     ---------
                                                         4,843,690      4,704,163       139,527
                                                       -----------    -----------     ---------
  Operating (loss)...................................   (4,798,105)    (4,658,578)     (139,527)
                                                       -----------    -----------     ---------
Nonoperating income (loss):
  Realized (loss) on sale of equity securities.......      (12,583)       (12,583)           --
  Gain on foreign currency transactions..............      148,149        148,149            --
  Interest income....................................        4,023          4,023            --
                                                       -----------    -----------     ---------
          (Loss) before income taxes.................   (4,658,516)    (4,518,989)     (139,527)
Income taxes (Note 7)................................           --             --            --
                                                       -----------    -----------     ---------
          Net (loss).................................  $(4,658,516)   $(4,518,989)    $(139,527)
                                                       ===========    ===========     =========
Average common shares outstanding....................    3,421,170      5,085,838       500,000
                                                       ===========    ===========     =========
Basic and diluted (loss) per common share............  $     (1.43)   $     (0.93)    $   (0.28)
                                                       ===========    ===========     =========

                See Notes to Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   PERIOD FROM FEBRUARY 5, 1997 (INCEPTION) TO AUGUST 31, 1997 AND YEAR ENDED
                                AUGUST 31, 1998

                                        SERIES A 9%
                                  CONVERTIBLE CUMULATIVE                                                (DEFICIT)
                                      PREFERRED STOCK             COMMON STOCK          ACCUMULATED    ACCUMULATED
                                  -----------------------   ------------------------       OTHER       DURING THE
                                  NUMBER OF                 NUMBER OF                  COMPREHENSIVE   DEVELOPMENT      UNPAID
                                    SHARES       AMOUNT       SHARES       AMOUNT         INCOME          STAGE      SUBSCRIPTIONS
                                  ----------   ----------   ----------   -----------   -------------   -----------   -------------
Balance February 5, 1997, date
  of incepcion..................               $       --                $        --    $        --    $        --    $        --
Comprehensive income (loss):
  Net loss......................                                                                          (139,527)
Stock Issued:
Common Stock:
  For cash at $.01/share........                             4,750,000        47,795
  For legal and other services
    at $.01/share...............                             5,250,000        48,959
Preferred Stock:
  For cash at $1.00 share paid
    by December 22, 1997........    126,287       117,000
  Unpaid for at December 22,
    1997........................     36,208        33,545                                                                 (33,545)
                                  ----------   ----------   ----------   -----------    -----------    -----------    -----------
Balance, August 31, 1997........    162,495       150,545   10,000,000        96,754                      (139,527)       (33,545)
Comprehensive income (loss):
      Translation (loss)........                                             (56,445)
      Unrealized (loss) on
        securities..............                                             (27,165)
      Net (loss)................                                                         (4,518,989)
Common Stock:
  1 for 10 reverse stock
    split.......................               (9,000,000)
  1 for 2 reverse stock split...                 (500,000)
  Stock Issued:
      For cash at $2.19/share...                                 7,100        15,550
      In exchange for note
        receivable from
        affiliate at
        $2.17/share.............                             4,500,000     9,773,260
      Interest on note
        receivable..............                                             165,446
        Sale of note
          receivable............                                           1,517,100
      For legal and other
        services at
        $2.20/share.............                                25,500        56,100
      In exchange for shares of
        JBRI....................                               118,750       237,500
    Stock option compensation...                                             375,000
Preferred stock:
  For cash and securities at
    $1.00/share, net of offering
    cost of $262,284............  4,837,505     4,575,221                                                                  33,545
  Dividends paid $.045/share....                                                                          (225,000)
                                  ----------   ----------   ----------   -----------    -----------    -----------    -----------
Balance, August 31, 1998........  5,000,000    $4,725,766    5,151,350   $12,236,710    $   (83,610)   $(4,883,516)   $        --
                                  ==========   ==========   ==========   ===========    ===========    ===========    ===========


                                     NOTES         TOTAL
                                  RECEIVABLE      COMPRE-
                                     FROM         HENSIVE
                                  STOCKHOLDER   INCOME(LOSS)      TOTAL
                                  -----------   ------------   -----------
Balance February 5, 1997, date
  of incepcion..................  $        --   $        --    $        --
Comprehensive income (loss):
  Net loss......................                $  (139,527)      (139,527)
                                                ===========
Stock Issued:
Common Stock:
  For cash at $.01/share........                                    47,795
  For legal and other services
    at $.01/share...............                                    48,959
Preferred Stock:
  For cash at $1.00 share paid
    by December 22, 1997........
  Unpaid for at December 22,
    1997........................                                   117,000
                                  -----------                  -----------
Balance, August 31, 1997........           --                       74,227
Comprehensive income (loss):
      Translation (loss)........                $   (56,445)       (56,445)
      Unrealized (loss) on
        securities..............                    (27,165)       (27,165)
      Net (loss)................                 (4,518,989)    (4,518,989)
                                                -----------
                                                $(4,602,599)
                                                ===========
Common Stock:
  1 for 10 reverse stock
    split.......................
  1 for 2 reverse stock split...
  Stock Issued:
      For cash at $2.19/share...                                    15,550
      In exchange for note
        receivable from
        affiliate at
        $2.17/share.............   (9,773,260)
      Interest on note
        receivable..............     (165,446)
        Sale of note
          receivable............    9,938,706                   11,455,806
      For legal and other
        services at
        $2.20/share.............                                    56,100
      In exchange for shares of
        JBRI....................                                   237,500
    Stock option compensation...                                   375,000
Preferred stock:
  For cash and securities at
    $1.00/share, net of offering
    cost of $262,284............                                 4,608,766
  Dividends paid $.045/share....                                  (225,000)
                                  -----------                  -----------
Balance, August 31, 1998........  $        --                  $11,995,350
                                  ===========                  ===========


                See Notes to Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       PERIOD FROM                      PERIOD FROM
                                                       FEBRUARY 5,                      FEBRUARY 5,
                                                           1997                             1997
                                                      (INCEPTION) TO    YEAR ENDED     (INCEPTION) TO
                                                        AUGUST 31,      AUGUST 31,       AUGUST 31,
                                                           1998            1998             1997
                                                      --------------    -----------    --------------
Cash Flows from Operating Activities
Net (loss)..........................................   $(4,658,516)     $(4,518,989)     $(139,527)
Adjustments to reconcile net (loss) to net cash
  (used in) operating activities:
  Noncash expense, professional fees................       105,059           56,100         48,959
  Stock option compensation.........................       375,000          375,000             --
  Loss on sale of securities........................        12,583           12,583             --
  (Gain) on foreign currency translation............      (148,149)        (148,149)            --
  Depreciation and amortization.....................       110,528          110,528             --
  Effect of changes in foreign currency.............       (56,445)         (56,445)            --
Change in assets and liabilities:
  Increase in receivables...........................      (377,578)        (377,578)            --
  Increase in prepaid expenses and other............      (267,422)        (263,202)        (4,220)
  Increase in accounts payable, accrued expenses and
     other..........................................     1,038,708          975,131         63,577
                                                       -----------      -----------      ---------
Net cash (used in) operating activities.............    (3,866,232)      (3,835,021)       (31,211)
                                                       -----------      -----------      ---------
Cash Flows from Investing Activities
  Purchase of equipment.............................      (338,184)        (323,864)       (14,320)
  Purchase of J.B. Rea, Inc., net of cash
     acquired.......................................      (146,973)        (146,973)            --
  Purchase of marketable equity securities..........      (500,865)        (500,865)            --
  Proceeds from sales of marketable equity
     securities.....................................       180,000          180,000             --
                                                       -----------      -----------      ---------
Net cash (used in) investing activities.............      (806,022)        (791,702)       (14,320)
                                                       -----------      -----------      ---------
Cash Flows from Financing Activities
  Proceeds from issuance of preferred stock.........     4,725,766        4,725,766             --
  Dividends paid on preferred stock.................      (195,401)        (195,401)            --
  Proceeds from issuance of common stock............        63,345           15,550         47,795
  Increase in note payable..........................       387,597          387,597             --
                                                       -----------      -----------      ---------
Net cash provided by financing activities...........     4,981,307        4,933,512         47,795
                                                       -----------      -----------      ---------
Increase in cash and cash equivalents...............       309,053          306,789          2,264
Cash and cash equivalents
Beginning...........................................            --            2,264             --
                                                       -----------      -----------      ---------
Ending..............................................   $   309,053      $   309,053      $   2,264
                                                       ===========      ===========      =========
Supplemental schedule of noncash financing
  activities
  Issuance of 288,000, 25,500 and 262,500 common
     shares in exchange for services rendered.......   $   105,059      $    56,100      $  48,959
                                                       ===========      ===========      =========
  Issuance of 4,500,000 common shares in exchange
     for notes receivable...........................   $ 9,938,706      $ 9,938,706      $      --
                                                       ===========      ===========      =========
  Issuance of 118,750 common shares in connection
     with the acquisition of JB Rea, Inc............   $   237,500      $   237,500      $      --
                                                       ===========      ===========      =========
  Capital contribution associated with sale of note
     receivable to unrelated investors..............   $ 1,517,100      $ 1,517,000      $      --
                                                       ===========      ===========      =========


                 See Notes to Consolidated Financial Statements

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Nature of business: American Diversified Holdings, Inc. (the "Company") was organized on February 5, 1997 as a provider of financial services in the United States and Europe. As a development-stage enterprise, the Company has devoted most of its resources since inception to raising capital and implementing the first stages of its business plan. The Company, through its subsidiaries, plans to provide financial services and distribute financial service products to individual and institutional investors in the United States, Germany and the European Union countries. The Company's fiscal year ends on the last day of each August.

     The Company has established four wholly-owned subsidiaries:

                                                             PLANNED OPERATION
                                                             -----------------
American Diversified AG ("ADAG")               Provider of financial services in Germany
American Diversified Asset Management, Inc.    Investment adviser/distributor to planned
  ("ADAM")                                     mutual funds
American Diversified Publications GmbH         Will report on technological and financial
  ("AMDIV")                                    developments
American Diversified Emissionsberatungs GmbH   Will provide consulting support for
  ("AMEG")                                     enterprises considering a public offering
                                               valued in the U.S. or German marketplace


     Effective March 31, 1998, ADAM merged with James Buchanan Rea Inc.("JBRI"), the investment advisor and distributor of the Rea-Graham Balanced Fund (the "Fund"), subsequently renamed American Diversified Global Value Fund. The merger was recorded as a purchase transaction which resulted in the exchange of 118,750 shares of the Company's common stock valued at $237,500 and cash of $160,875 for the common stock of JBRI. Goodwill of $372,779 was recorded upon completion of the acquisition, which represents the excess of the purchase price over the fair value of the net assets acquired. The pro forma effects on operations as though the transaction occurred on February 5, 1997 (inception) are not presented herein as the effects are immaterial.


     A summary of the Company's significant accounting policies follows:

     Principles of consolidation: The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

     Cash and cash equivalents: Cash equivalents include highly liquid debt instruments which have a maturity of three months or less from the date of purchase and other highly liquid investments which are readily convertible into cash. Cash equivalents are stated at cost which approximates market value.

     Goodwill: Goodwill is being amortized over seven years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, as measured by the recoverability from projected future cash flows from the acquired business.

     Equipment: Equipment is recorded at cost and includes expenditures for major improvements. Depreciation is determined using accelerated methods based on five to ten year estimated useful lives. The equipment was placed in service during fiscal 1998.


     Foreign currency transactions: The Company has agreed to fund any cash flow deficits incurred by ADAG, its European subsidiary until such time that ADAG generates sales revenue. The Company's functional currency is the U.S. dollar. ADAG's functional currency is the Deutsche Mark (DM). Assets and liabilities of the Company's foreign subsidiary are translated at exchange rates in effect at the balance sheet date and the resulting adjustments are recorded as a translation adjustment in stockholders' equity. The results

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

of operations of the Company's foreign subsidiary are translated using the average exchange rates during the period.

     Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Fair value of financial instruments and credit risk: The fair value of cash and cash equivalents, cash held in escrow and capital stock subscriptions receivable approximates carrying amounts because of the short term nature of those instruments. The fair value of marketable equity securities is based on quoted market prices. The carrying amount of the Company's debt approximates fair value based on the short-term nature of the debt and rates available for similar borrowings. A portion of the Company's cash and all of its cash held in escrow is held in DM in German banks. The Company is exposed to the risk of foreign exchange rate fluctuations and credit risk. The Company manages its credit risk by limiting its deposits to banks with the highest credit ratings.

     Marketable equity securities: Marketable equity securities consist of an investment in the Fund, an open-end mutual fund, and is considered available-for-sale. Such securities are carried at their current net asset value with any unrealized gains or losses reported as other comprehensive income in stockholders' equity. Realized gains and losses are recorded on the identified cost method.

     Advertising: The Company expenses the costs of advertising as incurred.

     Loss per common share: The basic loss per common share is computed in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, Earning Per Share, and is based on the net loss from operations and the weighted average number of shares of common stock outstanding during the period. Common shares issuable upon conversion of preferred stock have not been included in the computation because their inclusion would have had an antidilutive effect (reduced the loss per common share).

     Information about the computation of the basic loss per share follows:

                                                             WEIGHTED
                                                 INCOME       AVERAGE     (LOSS)
                                                 (LOSS)       SHARES     PER SHARE
                                               -----------   ---------   ---------
1998
Net (loss)...................................  $(4,518,989)
Less: preferred stock dividends..............     (225,000)
                                               -----------   ---------    ------
                                               $(4,743,989)  5,085,838    $(0.93)
                                               ===========   =========    ======
1997
Net (loss)...................................  $  (139,527)    500,000    $(0.28)
                                               ===========   =========    ======
From inception through 1998
Net (loss)...................................  $(4,658,516)
Less: preferred stock dividends..............     (225,000)
                                               -----------   ---------    ------
                                               $(4,883,516)  3,421,170    $(1.43)
                                               ===========   =========    ======

     Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

     Recent accounting pronouncements: In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. This statement requires companies to classify items of other comprehensive income, such as unrealized gains and losses on available-for-sale securities, by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company adopted this statement in its fiscal year ended August 31, 1998.

     In June 1997, the FASB also issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 established standards for reporting information about operating and geographic segments and is effective for financial statements issued for fiscal years beginning after December 15, 1997. The Company has determined that there will be no significant changes to the Company's disclosures pursuant to the adoption of SFAS No 131.

NOTE 2. CASH HELD IN ESCROW


     In connection with the Company's founding, a group of stockholders contributed their ownership of a "Bearer Note" secured by a first mortgage on certain real property in Berlin, Germany. The 4% note, with a face amount 17.5 million Deutsche Marks (DM), was due on December 31, 1999. For U.S. accounting purposes the capital contribution (valued at $9,773,260) and the accumulated interest thereon were reported as common stock issued and the note receivable from stockholders was reflected as a reduction of stockholders' equity until such time the note and accumulated interest are converted to cash.


     On May 29, 1998, the note was sold, on a non-recourse basis, to a group of unrelated investors for DM 20.2 million resulting in an economic gain of $1,517,000. For U.S. accounting purposes the gain was reported as an adjustment to the issuance price of share capital. The transaction was handled through escrow agents in Berlin. On October 12, 1998 all of the cash held in escrow (DM 20,366,667) was released and transferred to the Company's German bank account.

NOTE 3. LINE OF CREDIT

     ADAG has an unsecured line of credit of DM 300,000 which bears interest at 8.75%. During August 1998, ADAG's bank permitted a level of short-term borrowings of DM 686,000, more than 100% above the contractually established limit of DM 300,000, with the portion above the limit bearing interest at 12.75%. Subsequent to August 31, 1998, ADAG reduced its outstanding line of credit within contractual limits. Interest paid on short-term borrowings during the year ended August 31, 1998 was approximately $20,000.

NOTE 4. RELATED PARTY TRANSACTIONS

     Legal and other services provided by the Company's stockholders and reported as operating expenses in the accompanying financial statements totaled $56,100 during the year ended August 31, 1998 and $48,959 in the period ended August 31, 1997.

     ADAM is the investment advisor to the Fund. Under the investment advisory agreement, ADAM receives a monthly fee of 1/12 of 1% of the first $20,000,000 of the Fund's net assets on the last business day of the month, 1/12 of .75% of the next $80,000,000, 1/12 of .5% of the next $100,000,000, and 1/12 of .45% of monthly net assets in excess of $200,000,000. ADAM also receives a distribution fee charged against the assets of the Fund and equal on an annual basis to .35% of the Fund's average daily net assets.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     ADAM has agreed to reimburse the Fund's expenses, including waiving its fees to the extent the Fund's expenses exceed, on an annual basis, 1.88% of the Fund's average daily net assets. In connection with this undertaking the Company waived fees of $18,608 during the period ended August 31, 1998.

NOTE 5. LEASE COMMITMENT

     During fiscal 1998, the Company and its subsidiaries operated in facilities primarily under short-term lease arrangements. The Company's current long-term lease requires monthly payments of approximately $3,700, plus utilities and VAT and expires in 2002. Future minimum lease commitments are as follows:

1999......................................................  $ 44,000
2000......................................................    44,000
2001......................................................    44,000
2002......................................................    15,000
                                                            --------
                                                            $147,000
                                                            ========

     Subsequent to August 31, 1998, the Company entered into a long-term lease for additional space in Los Angeles, California. The lease requires annual minimum payments of approximately $103,000 through December 2001. The Company is currently in negotiating the terms of a long-term lease for larger office facilities in Berlin.

NOTE 6. PREFERRED STOCK

     The Company's Board of Directors has authorized the issuance of 5,000,000 shares of Series A 9% cumulative convertible redeemable preferred stock. The cumulative dividends accrue daily and are payable semi-annually, when and as declared, at an annual rate of $.09 per share commencing January 1, 1998. No dividends can be paid on the common stock until any accrued, but not yet declared dividends on the preferred stock have been paid. The Company may at its option, and subject to certain notification provisions, redeem all or a portion of the preferred stock at the price of $1.00 per share, plus any accrued and unpaid dividends. The stockholders do not have the right to demand redemption of the preferred stock. Each share is convertible at the option of the holder into common stock at the rate of three preferred shares for one share of common stock (see Note 10).

     In addition, each share of preferred stock shall be automatically converted into shares of common stock at a conversion price equal to the initial issue price of the preferred shares, subject to certain adjustments, immediately upon the closing of a sale of the Company's common stock in a public offering under the Securities Act of 1933 that results in net proceeds to the Company of at least $10,000,000.

     During 1998, the Company completed its sale of preferred stock in Germany under Regulation S, guidelines established under the Securities Act of 1933 for Securities offerings made outside of the United States. The Offering was registered with the ABundesaufsichtsamt fuer Wertpapier handel, the German governmental agency which regulates German securities transactions. As of August 31, 1997, the Company received subscriptions for 162,495 preferred shares. As of July 31, 1998, all preferred stock subscriptions were collected.

NOTE 7. COMMON STOCK

     In September 1997, the Company issued 4,500,000 shares (giving effect to all stock splits and reverse stock splits, see below) of its common stock in exchange for a note receivable (see Note 2) from an affiliate of one of the Company's stockholders.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In November 1997, the Company's Board of Directors approved a ten-for-one stock split which increased the number of authorized voting and non-voting shares to 110,000,000, and increased issued and outstanding shares to 10 million at August 31, 1997.

     On May 26, 1998, the Board of Directors approved a one-for-ten reverse stock split which decreased the number of the outstanding shares. On this date the Company also amended their articles of incorporation to change the number of authorized common stock to 20,000,000 and preferred shares to 10,000,000. On August 20, 1998, the Board approved a second reverse stock split of one-for-two. All fiscal 1998 transactions in the Company's common stock and the loss per common share for all the periods presented have been adjusted to give effect to the stock split and reverse stock splits.

     The total common stock on the balance sheet as of August 31, 1998 and 1997, respectively, includes $2,057,546 and $-0- of additional paid-in capital resulting from transactions not directly related to issuances of common stock.


NOTE 8. STOCK OPTION PLAN


     On May 26, 1998 the Board of Directors approved the 1998 Stock Option and Incentive Plan (the "Plan") which authorizes the granting of options to employees and directors to purchase an aggregate of up to 1,000,000 shares, but not more than 5% of the outstanding shares of the Company's common stock. The Plan authorizes the Board of Directors, or a committee of the Board of Directors, to grant Incentive Stock Options ("ISOs") as defined under section 422 of the Internal Revenue Code of 1986, as amended, options not so qualified ("NQSOs"), Dividend Equivalent Rights ("DERs"), Stock Appreciation Rights ("SARs"), and Phantom Stock Rights ("PSRs").

     Options become exercisable six months after the date granted and expire ten years after the date granted. During the year ended August 31, 1998, there were 100,000 options granted to buy common shares at an average exercise price of $3.00. These are the only options outstanding as of August 31, 1998 and none of the options are exercisable until December 17, 1998.

     The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, only the intrinsic value of options granted has been recognized as compensation cost. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in 1998 consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated in the table below. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model:

                                                                  PERIOD
                                                              FROM INCEPTION
                                                                  THROUGH          YEAR ENDED
                                                              AUGUST 31, 1998    AUGUST 31, 1998
                                                              ---------------    ---------------
Net (loss) -- as reported...................................    $(4,658,516)       $(4,518,989)
Net (loss) -- pro forma.....................................     (4,711,016)        (4,571,489)
Basic and diluted (loss) per share -- as reported...........          (1.29)             (0.93)
Basic and diluted (loss) per share -- pro forma.............          (1.30)             (0.94)
Assumptions:
  Dividend yield............................................             --%                --%
  Expected volatility.......................................             --%                --%
  Risk-free interest rate...................................           5.50%              5.50%
  Expected lives............................................        7 years            7 years
The fair value of options granted during 1998 was $10.26 per share

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9. INCOME AND VALUE ADDED TAXES

     The Company has approximately $4,000,000 of federal and state operating loss carryforwards, which may be utilized to offset future taxable income. The federal operating loss carryforwards expire in 2018 and the state operating loss carryforwards expire in 2003. The tax benefit recognized for the net operating losses have been offset by an equal increase in the valuation allowance for deferred taxes resulting in no income tax expense or benefit reflected in the accompanying statement of operations and no income tax expense or benefit has been allocated to the components of comprehensive income or loss.

     The Company's operations in Germany have not yet generated taxable income and therefore are not yet subject to income taxes. The Company's German subsidiaries are subject to value added taxes ("VAT")on certain services, supplies and equipment. The Company also will collect VAT on certain services that it performs, e.g. consulting services. At August 31,1998 the Company had refundable VAT of $350,358.

NOTE 10. SUBSEQUENT EVENTS


     As of October 30, 1998 substantially all holders of the Company's preferred stock had elected to convert their shares of preferred stock into common stock at the stated rate of three preferred shares for one share of common stock. The conversion had the effect of increasing the Company's outstanding shares of common stock to approximately 6,818,000 shares.



     On November 30, 1998, the Company signed a letter of intent with Nutmeg Securities, Ltd., (the "Managing Underwriter") which outlines plans for the Company's Initial Public Offering. Subject to terms and certain conditions set forth in an underwriting agreement with the Company, the Managing Underwriter will form a syndicate of underwriters to sell 1,733,334 of the Company's common shares on a firm commitment basis for resale to the public. In addition to a selling commission of 8% on the shares sold by the Managing Underwriter and an expense allowance, the letter of intent provides for the Managing Underwriter to receive warrants, exercisable for 5 years, to purchase up to 10% of the number of shares of common stock sold in the Offering at an exercise price of 120% of the issue price per share.



     On December 3, 1998, the Company changed its name to amdiv.com, inc.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
James Buchanan Rea, Inc.
Los Angeles, California

     We have audited the accompanying balance sheets of James Buchanan Rea, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James Buchanan Rea, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ MCGLADREY & PULLEN, LLP

                                          --------------------------------------

                                          McGladrey & Pullen, LLP


New York, New York
March 16, 1998, except
for the last paragraph
of Note 9 as to which the
date is March 31, 1998

                            JAMES BUCHANAN REA, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                1997         1996
                                                              ---------    --------
Cash and cash equivalents...................................  $  11,336    $ 60,838
Accounts receivable:
  Investment advisory fees..................................      8,462      12,043
  Distribution fees.........................................      2,951       3,363
  Other.....................................................      2,539
Prepaid expenses............................................      2,136       2,527
Property and equipment, net (Note 2)........................     45,344      48,495
Deposits....................................................      1,687       1,387
                                                              ---------    --------
                                                              $  74,455    $128,653
                                                              =========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued expenses.....................  $   7,744    $  5,233
  Dealer service fees payable...............................      4,202       5,057
                                                              ---------    --------
                                                                 11,946      10,290
                                                              ---------    --------
  Stockholders' Equity (Note 6):
     Common stock, no par value; authorized, issued and
      outstanding
       100,000 shares.......................................      7,500       7,500
     Additional paid-in capital.............................    198,735     184,735
     Accumulated deficit....................................   (143,726)    (73,872)
                                                              ---------    --------
                                                                 62,509     118,363
                                                              ---------    --------
                                                              $  74,455    $128,653
                                                              =========    ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997        1996
                                                              --------    --------
Revenue:
  Commissions (Note 4)......................................  $    304    $    590
  Advisory fees (Note 4)....................................   104,109     119,035
  Distribution fees (Note 4)................................    36,647      42,582
  Interest..................................................     1,059       3,852
  Other.....................................................     3,000
                                                              --------    --------
                                                               145,119     166,059
Expenses (Note 4):
  Employee compensation and benefits........................   112,455     114,662
  Communications............................................     2,921       1,613
  Occupancy and equipment rental............................    15,323      16,385
  Taxes other than income taxes.............................       800       1,195
  Other operating expenses..................................    83,474      80,531
                                                              --------    --------
                                                               214,973     214,386
                                                              --------    --------
     (Loss) before income taxes.............................   (69,854)    (48,327)
                                                              --------    --------
Federal and state income taxes (Note 7)
     Net (loss).............................................  $(69,854)   $(48,327)
                                                              ========    ========
Weighted average number of common shares outstanding........   100,000     100,000
                                                              ========    ========
Net (loss) per common share.................................  $  (0.70)   $  (0.48)
                                                              ========    ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                          ADDITIONAL                      TOTAL
                                                COMMON     PAID-IN      ACCUMULATED    STOCKHOLDERS
                                                STOCK      CAPITAL        DEFICIT         EQUITY
                                                ------    ----------    -----------    ------------
Balance, December 31, 1995....................  $7,500     $184,735      $ (25,545)      $166,690
  Net (loss)..................................                             (48,327)       (48,327)
                                                ------     --------      ---------       --------
Balance, December 31, 1996....................  $7,500     $184,735      $ (73,872)      $118,363
  Additional contributions....................               14,000                        14,000
  Net (loss)..................................                             (69,854)       (69,854)
                                                ------     --------      ---------       --------
Balance, December 31, 1997....................  $7,500     $198,735      $(143,726)      $ 62,509
                                                ======     ========      =========       ========


                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997        1996
                                                              --------    --------
Cash Flows from Operating Activities:
  Net (loss)................................................  $(69,854)   $(48,327)
  Adjustments to reconcile net (loss) to net cash (used in)
     operating activities:
     Depreciation and amortization..........................     3,550       3,496
  Change in assets and liabilities:
     Decrease in receivables................................     3,993       2,155
     Increase in prepaids and other assets..................    (2,448)      1,065
     Increase (decrease) in accounts payable and accrued
      expenses..............................................     2,511         610
     Decrease in dealer service fees payable................      (855)     (1,276)
                                                              --------    --------
  Net cash (used in) operating activities...................   (63,103)    (42,277)
                                                              --------    --------
Cash Flows from Investing Activities
  Purchase of property and equipment........................      (399)
                                                              --------    --------
Cash Flows from Financing Activities
  Contribution of capital...................................    14,000          --
                                                              --------    --------
  (Decrease) in cash and cash equivalents...................   (49,502)    (42,277)
Cash and Cash Equivalents
  Beginning.................................................    60,838     103,115
                                                              --------    --------
  Ending....................................................  $ 11,336    $ 60,838
                                                              ========    ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     James Buchanan Rea, Inc. (the "Company") is engaged as the investment advisor and principal underwriter of the Rea-Graham Funds, Inc. (the "Fund"). The Company also conducts business as an authorized dealer in Fund shares.

     The Company operates under the provisions of Paragraph (k)(2)(ii) of Rule 15c3-3 of the Commission and, accordingly, is exempt from the remaining provisions of that Rule.

SIGNIFICANT ACCOUNTING POLICIES

     Securities Transactions: Securities transactions and related commission income and expense are recorded on a trade date basis.

     Revenue Recognition: Advisory fees and distribution fees are recognized as earned.

     Cash Equivalents: Cash equivalents include debt instruments which have a maturity of three months or less from the date of purchase and other highly liquid investments which are readily convertible into cash. Cash equivalents are stated at cost which approximates market value.

     Property and Equipment: Property and equipment are stated at cost and include expenditures for additions and major improvements. Depreciation is determined principally by the double-declining-balance method and is based on the following estimated useful lives:

                                                                LIFE
                                                              IN YEARS
                                                              --------
Automobiles.................................................     5
Capital improvements to executive office....................   5 - 31
Furniture and equipment.....................................    5 - 7

     Fair Value of Financial Instruments: The fair value of cash and cash equivalents approximate the carrying amount because of the short maturity of those instruments.

     Net Loss per Common Share: The net loss per common share is based on the net loss from operations and the weighted average number of shares of common stock outstanding during each year.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

NOTE 2. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 and 1996 is summarized as follows:

                                                   1997        1996
                                                 --------    --------
Automobiles....................................  $           $  7,525
Capital improvements to executive office.......    66,925      66,925
Furniture and equipment........................    29,371      28,972
                                                 --------    --------
                                                   96,296     103,422
Less accumulated depreciation..................   (50,952)    (54,927)
                                                 --------    --------
                                                 $ 45,344    $ 48,495
                                                 ========    ========

                            JAMES BUCHANAN REA, INC.

NOTE 3. PROFIT SHARING PLAN

     The Company participates in an employee profit sharing plan which covers all full-time employees. Annual contributions to the profit sharing plan are determined by the Board of Directors. No contributions were made to the profit sharing plan for 1997 and 1996.

NOTE 4. RELATED PARTY TRANSACTIONS

     The Company is retained as the investment advisor to the Fund. Under the terms of the agreement, the Company receives a monthly fee of 1/12 of 1% of the first $20,000,000 of the Fund's net assets on the last business day of the month, 1/12 of .75% of the next $80,000,000, 1/12 of .5% of the next
$100,000,000, and 1/12 of .45% of net assets in excess of $200,000,000.

     The Company shares office space, personnel and other administrative costs with the Fund. Total administrative expenses allocated to the Fund for the years ended December 31, 1997 and 1996 aggregated $31,233 and $30,004, respectively.

     On February 28, 1990, the shareholders of the Fund approved a Plan of Distribution for the Fund (the Plan). The Plan provides that the Fund will pay monthly to the Company a distribution fee charged against the assets of the Fund and equal on an annual basis to .35% of the Fund's average daily net assets, commencing on April 1, 1990. Distribution fees received for the years ended December 31, 1997 and 1996 were $36,647 and $42,582, respectively. Included in other operating expenses is $17,309 and $22,269 representing trail commissions passed on to other dealers in 1997 and 1996, respectively.

     As principal underwriter and authorized dealer in Fund shares, the Company received commissions of $304 and $590, during 1997 and 1996, respectively.

NOTE 5. TOTAL RENTAL EXPENSE

     Total rent expense, exclusive of Fund allocated expenses (Note 4) and net of sublease rental income of $14,119 in 1995, amounted to $9,133 and $9,380 for the years ended December 31, 1997 and 1996, respectively.

NOTE 6. NET CAPITAL

     The Company is subject to the net capital rule of the Commission. This rule prohibits a broker-dealer from engaging in securities transactions when its aggregate indebtedness exceeds 15 times its net capital as those terms are defined in the Rule 15c3-1. Rule 15c3-1 also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed ten to one.

     The Company's net capital, required net capital, and net capital ratio as of December 31, 1997 and 1996 were as follows:

                                                    1997        1996
                                                 ----------    -------
Net Capital....................................  $   10,199    $58,920
                                                 ----------    -------
Required net capital...........................  $    5,000    $ 5,000
                                                 ----------    -------
Net capital ratio..............................   1.17 to 1    17 to 1
                                                 ==========    =======

NOTE 7. INCOME TAXES

     The Company has approximately $195,000 and $181,000 of federal and state operating loss carryforwards, respectively, which may be utilized to offset future taxable income as of December 31, 1997. The federal operating loss carryforwards expire from years 2009 to 2012 and the state operating loss carryforwards

                            JAMES BUCHANAN REA, INC.

from years 1999 to 2002. For the years ended December 31, 1997 and 1996, tax benefits recognized for net operating losses were offset by equal increase in the valuation allowance for deferred taxes resulting in no income tax expense or benefit reflected on the Statements of Operations.

NOTE 8. OFF-BALANCE-SHEET RISK

     As discussed in Note 1, the Company's customers' securities transactions are introduced on a fully disclosed basis with its clearing broker-dealer. The clearing broker-dealer carries all accounts of the Company's customers and is responsible for execution, collection and payment of funds, and receipt and delivery of securities, relative to customer transactions. Off-balance-sheet risk exists due to the possibility that customers may be unable to fulfill their contractual commitments, in which case the clearing broker-dealer may charge to the Company any losses it incurs. The Company seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and to ensure that customer transactions are executed properly by the clearing broker-dealer.

NOTE 9. PENDING MERGER

     On November 24, 1997, the Company entered into an agreement to merge with American Diversified Asset Management, Inc. (American Diversified) with American Diversified to be the survivor of the merger. The merger will be affected by an exchange of 2,375,000 shares of common stock of American Diversified and cash of $160,875 for the common stock of the Company. The cash proceeds will be utilized to retire the stock of the minority shareholders of the Company. The merger was approved by the shareholders of the Fund on January 12, 1998.

     On March 31, 1998, the Company's merger into American Diversified Holdings, Inc. became effective.

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    6
The Company...........................   15
Use of Proceeds.......................   17
Dilution..............................   19
Dividend Policy.......................   20
Capitalization........................   21
Description of Business...............   22
Unaudited Pro Form Consolidated
  Financial Statements................   37
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation........................   39
Description of Property...............   42
Directors, Executive Officers and
  Significant Employees...............   42
Remuneration of Directors and
  Officers............................   46
Security Ownership of Management and
  Certain Securityholders.............   49
Interest of Management and Others in
  Certain Transactions................   50
Description of Securities.............   50
Shares Eligible for Future Sale.......   52
Underwriting..........................   53
Legal Matters.........................   55
Experts...............................   55
Additional Information................   55
Index to Consolidated Financial
  Statements..........................  F-1


                            ------------------------

NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOSE NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                1,733,334 SHARES
                          COMMON STOCK (NO PAR VALUE)

                                      LOGO

                                  ------------
                                   PROSPECTUS
                                  ------------


                            Nutmeg Securities, Ltd.


                               December   , 1998
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted under Nevada General Corporation Law. As allowed by Nevada Revised Statutes, the Articles of Incorporation and Bylaws of the Company provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, for acts or omissions that a director believes to be contrary the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which a director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, with respect to certain contracts in which a director has a material financial interest and for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Commission.


Filing Fee -- Securities and Exchange Commission............  $ 15,061.00
Exchange Listing Fee........................................    70,000.00
Fees and Expenses of Accountants............................    75,000.00
Fees and Expenses of Counsel................................   200,000.00
Printing and Engraving Expenses.............................   100,000.00
Blue Sky Fees and Expenses..................................    10,000.00
Transfer Agent Fees.........................................     4,000.00
Miscellaneous Expenses......................................    20,000.00
                                                              -----------
          Total.............................................  $494,061.00
                                                              ===========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     See "Interest of Management and Others in Certain Transactions" above, for a description of the Company's common stock issued in the JBRI-ADAM merger.

     See "Description of Security -- Preferred Stock," for a discussion of the 5,000,000 private placement of Series A Preferred Stock to approximately 384 shareholders, which was completed on March 31, 1998.

     Mr. Peter Hartmann contributed $22,979 in cash and the remainder in services for the 2,375,000 shares of Common Stock issued to him as of March 1997. The 2,375,000 shares issued to Mr. Hartmann have been converted into 118,750 shares of Common Stock following a 1:10 reverse stock split of the Common Stock, effective May 26, 1998, and a 1:2 reverse stock split of the Common Stock, effective August 20, 1998. See "Description of
Securities -- Common Stock" and "Security Ownership of Management and Certain Securityholders."

ITEM 27. EXHIBITS

     (a) The following exhibits to this Registration Statement are filed herewith:


    EXHIBIT
    NUMBER                                DESCRIPTION
    -------                               -----------
    1.1      --   Form of Underwriting Agreement*
    1.2      --   Form of Warrant Agreement (filed as part of Exhibit 1.1)*
    2.1      --   Plan and Agreement of Merger and Reorganization among JBRI,
                  ADAM, the Company and certain shareholders of JBRI**
    3.1      --   Articles of Incorporation**
    3.1.1    --   Amendment to Articles of Incorporation dated April 1, 1997**
    3.1.2    --   Amendment to Articles of Incorporation dated November 20,
                  1997**
    3.1.3    --   Amendment to Articles of Incorporation dated January 12,
                  1998**
    3.1.4    --   Certificate of Designation re: Series A Preferred Stock,
                  dated February 5, 1998**
    3.1.5    --   Amendment to Articles of Incorporation dated May 29, 1998.**
    3.1.6    --   Amendment to Articles of Incorporation dated October 5,
                  1998.**
    3.1.7    --   Amendment to Articles of Incorporation dated December 3,
                  1998**
    3.2      --   Bylaws of the registrant**
    4.1      --   Specimen of Common Stock of Registrant**
    4.2      --   Specimen of Series A Preferred Stock of Registrant**
    5.1      --   Opinion of Jeffers, Wilson, Shaff & Falk, LLP**
    10.1     --   Form of Investment Advisory Agreement of ADAM with
                  Rea-Graham Balanced Fund, Inc.**
    10.2     --   Form of Investment Sub-Advisory Agreement of ADAM with Ladas
                  & Hulings, Inc.**
    10.3     --   Employment Agreement among Registrant, ADAM and James B.
                  Rea, Jr.**
    10.5     --   Employment Agreement between Registrant and Peter Hartmann**
    10.6     --   1998 Stock Option and Incentive Plan adopted as of May 26,
                  1998**
    10.7     --   Escrow Agreement among Registrant, Nutmeg Securities, Ltd., and City National Bank*
    21.1     --   Subsidiaries**
    23.1     --   Consent of McGladrey & Pullen, LLP*
    23.2     --   Consent of Jeffers, Wilson, Shaff & Falk, LLP (filed as part of Exhibit 5)**
    24.1     --   Power of Attorney (included in the signature page)**
    27.1     --   Financial Data Schedules**


---------------

 * Being filed herewith



** Previously Filed


     (b) All financial statement schedules that might otherwise be required to be filed as a party of this Registration Statement have been omitted because the required information is shown in the financial statements or notes thereto, the amounts involved are not significant, or the schedules are not applicable.

ITEM 28. UNDERTAKINGS

     The undersigned small business issues hereby undertakes:

          (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2) The undersigned registrant hereby undertakes that:

             (i) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
        (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii) For the purpose of determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in registration statement and that the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on December 9, 1998.



                                          amdiv.com, inc.


                                          By:  /s/ JAMES BUCHANAN REA, JR.
                                            ------------------------------------
                                                  James Buchanan Rea, Jr.,
                                               President and Chief Executive
                                                           Officer

     In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates stated.


                       NAME                                       TITLE                     DATE
                       ----                                       -----                     ----

                /s/ PETER HARTMANN                   Chairman of the Board and Vice   December 9, 1998
---------------------------------------------------    President of International
                  Peter Hartmann                               Development

            /s/ JAMES BUCHANAN REA, JR.               Director, President and Chief   December 9, 1998
---------------------------------------------------         Executive Officer
              James Buchanan Rea, Jr.

                         *                             Chief Financial Officer and    December 9, 1998
---------------------------------------------------             Treasurer
                  Roland Kuettner

                         *                                      Director              December 9, 1998
---------------------------------------------------
                 Thomas Corcovelos

                         *                                      Director              December 9, 1998
---------------------------------------------------
             Thomas H. Fitzgerald, Jr.

          *By /s/ JAMES BUCHANAN REA, JR.
  -----------------------------------------------
              James Buchanan Rea, Jr.
                As Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
 1.1     --   Form of Underwriting Agreement*
 1.2     --   Form of Warrant Agreement (filed as part of Exhibit 1.1)*
 2.1     --   Plan and Agreement of Merger and Reorganization among JBRI,
              ADAM, the Company and certain shareholders of JBRI**
 3.1     --   Articles of Incorporation**
 3.1.1   --   Amendment to Articles of Incorporation dated April 1, 1997**
 3.1.2   --   Amendment to Articles of Incorporation dated November 20,
              1997**
 3.1.3   --   Amendment to Articles of Incorporation dated January 12,
              1998**
 3.1.4   --   Certificate of Designation re: Series A Preferred Stock,
              dated February 5, 1998**
 3.1.5   --   Amendment to Articles of Incorporation dated May 29, 1998.**
 3.1.6   --   Amendment to Articles of Incorporation dated October 5,
              1998.**
 3.1.7   --   Amendment to Articles of Incorporation dated December 3,
              1998**
 3.2     --   Bylaws of the registrant**
 4.1     --   Specimen of Common Stock of Registrant**
 4.2     --   Specimen of Series A Preferred Stock of Registrant**
 5.1     --   Opinion of Jeffers, Wilson, Shaff & Falk, LLP**
10.1     --   Form of Investment Advisory Agreement of ADAM with
              Rea-Graham Balanced Fund, Inc.**
10.2     --   Form of Investment Sub-Advisory Agreement of ADAM with Ladas
              & Hulings, Inc.**
10.3     --   Employment Agreement among Registrant, ADAM and James B.
              Rea, Jr.**
10.5     --   Employment Agreement between Registrant and Peter Hartmann**
10.6     --   1998 Stock Option and Incentive Plan adopted as of May 26,
              1998**
10.7     --   Escrow Agreement among Registrant, Nutmeg Securities, Ltd., and City National Bank*
21.1     --   Subsidiaries**
23.1     --   Consent of McGladrey & Pullen, LLP*
23.2     --   Consent of Jeffers, Wilson, Shaff & Falk, LLP (filed as part of Exhibit 5)**
24.1     --   Power of Attorney (included in the signature page)**
27.1     --   Financial Data Schedules**


---------------

 * Being filed herewith



** Previously Filed